                                 PUBLIC ACCOUNTS

                            For the Fiscal Year Ended
                                 March 31, 2004



                           2003/2004

                                                         [BRITISH COLUMBIA LOGO]

                                                             MINISTRY OF FINANCE
                                               Office of the Comptroller General


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NATIONAL LIBRARY OF CANADA CATALOGUING IN PUBLICATION
                         DATA

British Columbia. Office of the Comptroller General.
   Public accounts for the year ended . . . -2000/2001-

   Annual.
   Report year ends Mar. 31.
   Continues: British Columbia. Ministry of Finance. Public accounts. ISSN 1187-8657.
   ISSN 1499-1659 = Public accounts-British Columbia.
Office of the Comptroller General

   1. British Columbia-Appropriations and
   expenditures-Periodicals. 2. Revenue-British
   Columbia-Periodicals.
   3. Finance, Public-British Columbia-Periodicals. I. British
   Columbia. Ministry of Finance. 2. Title.

HJ13.B74            352.4'09711'05            C2001-960204-9

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                                                                   JUNE 29, 2004
                                                      VICTORIA, BRITISH COLUMBIA

LIEUTENANT GOVERNOR OF THE PROVINCE OF BRITISH COLUMBIA

       MAY IT PLEASE YOUR HONOUR:

         The undersigned has the honour to present the Public Accounts of the Government of the Province of British Columbia for the fiscal year ended March 31, 2004.

                                        GARY COLLINS
                                          MINISTER OF FINANCE

       MINISTRY OF FINANCE
        VICTORIA, BRITISH COLUMBIA






HONOURABLE GARY COLLINS
MINISTER OF FINANCE

         I have the honour to submit here with the Public Accounts of the Government of the Province of British Columbia for the fiscal year ended March 31, 2004.

         Respectfully submitted,

                                        ARN VAN IERSEL
                                          COMPTROLLER GENERAL

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


BRITISH COLUMBIA'S PUBLIC ACCOUNTS

SETTING THE COURSE

The Public Accounts are one of the major accountability documents for the Provincial Government. They demonstrate accountability to the citizens of British Columbia by providing actual audited financial information in a consistent, timely and understandable format. They further allow the reader to see how government performed relative to its fiscal plan for the year, as laid out in the Budget and Estimates of revenue and expenditure. Finally, they report on the financial state of the Province in terms of its assets, liabilities and net debt.

The proper focus of the Public Accounts is the Summary Financial Statements that represent the consolidated financial results and financial position for all those organizations that make up the government reporting entity. These statements provide an aggregate over view of how the Province and its various organizations performed against the financial plan. Supplementary information is also provided through the Consolidated Revenue Fund Extracts (available on the internet) that compare actual to planned spending on an appropriation basis, which represents another significant accountability of ministries back to the Legislative Assembly.

The Province continues to improve the Public Accounts in terms of their usefulness to readers. A new front section has been developed for Fiscal 2003/04, that provides a summary of the fiscal year. It further provides explanations of revenue, expense, assets and liabilities that tie into both the 2003/04 budget and the 2003/04 financial statements. This section is intended to make the Public Accounts more understandable and continues our effort to better integrate all our major financial accountability documents. Our intention is to further improve this section of the Public Accounts in the coming years by adding comparative data for prior years so that readers can better identify trends. The Public Sector Accounting Board also has a project to develop segmented financial reporting that will provide information on the major components of government. They intend this initiative to address some current concerns that the government entity has become so large and has lost some of its meaningfulness in terms of describing the government's major responsibilities, for example, health and education.

The 2003/04 Public Accounts are themselves, a transition document given that the government reporting entity, that is, those organizations considered to be part of government, has already been expanded in the 2004/05 budget, to include schools, universities, colleges, and health authorities (SUCH sector). However, since these Public Accounts are a report against the 2003/04 Budget that did not include the SUCH sector, they do not yet officially include these organizations. As has been the case for the past eight years, however, the projected impact of including SUCH sector is shown in the supplementary material (see page 83-86). Recognizing that as of 2004/05 and beyond, the Public Accounts will be based on the larger government reporting entity, we have provided some additional information on the impact of SUCH sector. Consistent with recent experience, adding in the SUCH sector would have improved our bottom line, as acknowledged by the auditor general, by $337 million.

As the 2003/04 Public Accounts are still based on the old reporting entity and do not officially in clude the SUCH sector, the statements again include a reservation by the Auditor General in keeping with the past number of years. As of 2004/05, with the expanded entity being included in the budget, we expect this reservation will disappear. The government has agreed to include the SUCH sector effective 2004/05, based on our legal requirement to follow Generally Accepted Accounting Principles (GAAP). British Columbia, therefore, leads the country in terms of the organizations it includes in its reporting entity. We have stated, however, that with respect to universities, we will monitor the practices of other senior governments to determine if universities truly should be considered part of government in the long term.

Besides the SUCH sector, there have been other changes to the reporting entity for 2003/04. New organizations have been added, while others have been deleted, and some have changed status. Major changes include the conversion of BC Ferries into a new authority model, the transfer of the Pacific National Exhibition to the Municipality of Vancouver, and the starting of operations for the Forestry Innovation Investment Ltd and the Vancouver Convention Center Expansion Project.

There is a complete listing of the reporting entity for government on pages 67-68. For British Columbia Ferry Corporation, page 47, (As sets Held for Resale, Note 11), provides further information. Also, page 65, (Significant Events, Note 34), provides information regarding the BC Rail transaction anticipated to close in 2004/05. This information is provided to show the impact of the BC Rail transaction on the Summary Financial Statements.

Accounting policies are reviewed each year for continued relevance and consistency with GAAP. Since we are required by law to be GAAP compliant, we have to adjust our policies accordingly. For fiscal 2003/04 there were no accounting policy changes, how ever deferred foreign exchange gains or losses on debt are now included in the reported debt numbers rather than appearing as a deferred revenue or deferred expense.

Policy and format changes are made in consultation with the independent Accounting Policy Advisory Committee created under the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT in 2001. This Committee has advised government on the requirements to be fully compliant with GAAP by the legislated date of April 1, 2004. Based on progress to date, we are on track to meet this requirement.

British Columbia remains a leader in budgeting and financial reporting based on the comparability of its Estimates and Public Accounts, with its focus on "One Bottom Line"; that is, the Summary Financial Statements of the Province including ministries, Crown corporations and other agencies. While we continue to go through significant change, we remain dedicated to improving both the budgeting and reporting of the Province.

Again, I thank the Select Standing Committee on Public Accounts of the Legislative Assembly, government ministries, Crown corporations and agencies, and the Office of the Auditor General for their guidance and support in preparing the 2003/04 Public Accounts. The efforts of all participants were critical in maintaining an early release date comparable with the best practitioners in Canada.

Comments or questions regarding the Public Accounts documents are very much appreciated and can be directed to me by mail at PO Box 9413 STN PROV GOVT, Victoria BC V8W 9V1, e-mail at arn.vaniersel@gems8.gov.bc.ca or by telephone at 250-387-6692 or fax at 250-356-2001.

                                            ARN VAN IERSEL
                                              COMPTROLLER GENERAL

CONTENTS
--------------------------------------------------------------------------------
OVERVIEW (UNAUDITED)

   PUBLIC ACCOUNTS CONTENT................................................     9
   FINANCIAL STATEMENT DISCUSSION AND ANALYSIS............................    10
   SUMMARY ACCOUNTS' SURPLUS (DEFICIT)....................................    11
   CHANGES FROM 2003/04 BUDGET............................................    12
   CHANGES IN ACTUAL RESULTS FROM 2003 TO 2004............................    12
   TOTAL PROVINCIAL DEBT..................................................    13
   ECONOMIC HIGHLIGHTS....................................................    13
   REVENUE BY SOURCE......................................................    14
   REVENUE BY CATEGORY....................................................    15
   EXPENSE BY FUNCTION....................................................    16
   EXPENSE BY FUNCTION-CHART..............................................    17
   EXPENSE BY MAJOR ACCOUNTABILITY........................................    17
   FINANCIAL ASSETS.......................................................    18
   LIABILITIES............................................................    19
   FINANCIAL STATEMENT DEBT...............................................    19
   TOTAL PROVINCIAL DEBT..................................................    19
   CREDIT RATING-CHART....................................................    20
   NON-FINANCIAL ASSETS...................................................    20
   NET LIABILITIES AND ACCUMULATED DEFICIT................................    21
   SUM MARY ACCOUNTS' STAFF UTILIZATION...................................    21
   IMPACT OF SUCH.........................................................    22

SUMMARY FINANCIAL STATEMENTS

   REPORT OF THE AUDITOR GENERAL OF BRITISH COLUMBIA......................    25
   STATEMENT OF RESPONSIBILITY FOR THE SUMMARY
     FINANCIAL STATEMENTS OF THE GOVERNMENT OF THE
     PROVINCE OF BRITISH COLUMBIA.........................................    29
   STATEMENT OF FINANCIAL POSITION........................................    31
   STATEMENT OF OPERATIONS................................................    32
   STATEMENT OF CHANGE IN NET LIABILITIES.................................    33
   STATEMENT OF CHANGES IN CASH AND TEMPORARY INVESTMENTS.................    34
   NOTES TO SUMMARY FINANCIAL STATEMENTS..................................    36
   REPORTING ENTITY.......................................................    67
   STATEMENT OF FINANCIAL POSITION BY SECTOR..............................    69
   STATEMENT OF OPERATIONS BY SECTOR......................................    71
   STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS
     AND AGENCIES SUMMARY OF FINANCIAL POSITION...........................    73
   STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS
     AND AGENCIES SUMMARY OF RESULTS OF OPERARTIONS
     AND STATEMENT OF EQUITY..............................................    74
   STATEMENT OF TANGIBLE CAPITAL ASSETS...................................    75
   STATEMENT OF GUARANTEED DEBT...........................................    76

SUPPLEMENTARY INFORMATION (UNAUDITED)

   ADJUSTED NET INCOME OF CROWN CORPORATIONS AND AGENCIES.................    81
   IMPACT OF SUCH SECTOR ON THE SUMMARY FINANCIAL
     STATEMENTS' STATEMENT OF FINANCIAL POSITION..........................    83
   IMPACT OF SUCH SECTOR ON THE SUMMARY FINANCIAL
     STATEMENTS' STATEMENT OF OPERATIONS..................................    85
   SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH
     SECTOR STATEMENT OF FINANCIAL POSITION BY SECTOR.....................    87
   SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH
     SECTOR STATEMENT OF OPERATIONS BY SECTOR.............................    89

CONSOLIDATED REVENUE FUND EXTRACTS
(UNAUDITED)

   OPERATING RESULT.......................................................    93
   SCHEDULE OF NET REVENUE BY SOURCE......................................    94
   SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO
     ACTUAL EXPENSES......................................................    96
   SCHEDULE OF FINANCING TRANSACTION DISBURSEMENTS........................    98
   SCHEDULE OF INFORMATION REQUIRED UNDER SECTION
     9(2)(D)(II), (III) AND (IV) OF THE BUDGET TRANSPARENCY
     AND ACCOUNTABILITY ACT...............................................    99

PROVINCIAL DEBT SUMMARY

   OVERVIEW OF PROVINCIAL DEBT (UNAUDITED)................................   103
   PROVINCIAL DEBT (UNAUDITED)............................................   104
   CHANGE IN PROVINCIAL DEBT (UNAUDITED)..................................   105
   RECONCILIATION OF SUMMARY FINANCIAL STATEMENTS
     (SURPLUS) DEFICIT TO CHANGE IN TAXPAYER-SUPPORTED
     DEBT AND TOTAL DEBT (UNAUDITED)......................................   106
   RECONCILIATION OF TOTAL DEBT TO THE SUMMARY
     FINANCIAL STATEMENTS DEBT (UNAUDITED)................................   106
   CHANGE IN PROVINCIAL DEBT, COMPARISON TO BUDGET
     (UNAUDITED)..........................................................   107

CONTENTS--CONTINUED
--------------------------------------------------------------------------------
INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT
    AS A PER CENTAGE OF GROSS DOMESTIC PRODUCT (UNAUDITED)................   108
INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED
    DEBT PER CAPITA (UNAUDITED)...........................................   109
REPORT OF THE AUDITOR GENERAL OF BRITISH COLUMBIA
   ON THE SUMMARY OF PROVINCIAL DEBT, KEY INDICATORS OF PROVINCIAL
   DEBT, AND SUMMARY OF PERFORMANCE MEASURES..............................   111
SUMMARY OF PROVINCIAL DEBT................................................   113
KEY INDICATORS OF PROVINCIAL DEBT.........................................   115
SUMMARY OF PERFORMANCE MEASURES...........................................   116
DEFINITIONS...............................................................   117

                         PROVINCE OF BRITISH COLUMBIA                          9
                           PUBLIC ACCOUNTS 2003/04

PUBLIC ACCOUNTS CONTENT

      FINANCIAL STATEMENT DISCUSSION AND ANALYSIS (FINANCIAL
HIGHLIGHTS)--provides a written commentary on the Summary Financial Statements plus additional information on the financial performance of the government.

      SUMMARY FINANCIAL STATEMENTS--these audited statements have been prepared to disclose the financial impact of the government's activities. They aggregate the Consolidated Revenue Fund and taxpayer-supported Crown corporations and agencies (government organizations) and self-supported Crown corporations and agencies (government enterprises).

      SUPPLEMENTARY INFORMATION (UNAUDITED)--this section provides supplementary schedules containing detailed information on the results of those Crown corporations and agencies that are part of the government reporting entity.

      Additional information is also included on the impact of including schools, universities, colleges and institutes, and health care authorities in the government reporting entity. Currently, they are not considered part of the government reporting entity because each is part of a province-wide program, is locally based and has an initial accountability to a local board. These organizations will be included in 2004/05.

      CONSOLIDATED REVENUE FUND EXTRACTS (UNAUDITED)--the Consolidated Revenue Fund (CRF) reflects the core operations of the province as represented by the operations of government ministries and legislative offices. Its statements are included in an abridged form. The CRF Extracts include a summary of the CRF operating result, a schedule of net revenue by source, a schedule of expenses, a schedule of financing transactions, and a schedule of write-off, remission and forgiveness, as required by statute.

      PROVINCIAL DEBT SUMMARY--presents schedules and statements that provide further details on provincial debt and reconcile the Summary Financial Statements to the province's total debt. Also included are the audited Summary of Provincial Debt, Key Indicators of Provincial Debt and Summary of Performance Measures.

      This publication is available on the Internet at: www.fin.gov.bc.ca

ADDITIONAL INFORMATION AVAILABLE

      The following information is available only on the Internet at: www.fin.gov.bc.ca

      CONSOLIDATED REVENUE FUND SUPPLEMENTARY SCHEDULES--this section contains schedules that provide details of financial activities of the province's Consolidated Revenue Fund, including details of expenses by ministerial appropriations, including an analysis of statutory appropriations, Special Accounts and Special Funds, and financing transactions.

      CONSOLIDATED REVENUE FUND DETAILED SCHEDULES OF PAYMENTS--this section contains detailed schedules of salaries, wages, travel expenses, grants and other payments.

      FINANCIAL STATEMENTS OF GOVERNMENT ORGANIZATIONS AND ENTERPRISES--this section contains links to the audited financial statements of those Crown corporations and agencies that are included in the government reporting entity.

      SEGREGATED FUNDS AND TRUST FUNDS FINANCIAL STATEMENTS--this section contains the audited financial statements of the pension, superannuation and long-term disability funds administered by the province. A summary of financial information for trust funds is also included in this section.

      SUMMARIES OF FINANCIAL STATEMENTS OF CORPORATIONS AND AGENCIES TO WHICH THE FINANCIAL INFORMATION ACT APPLIES--this section contains summaries of the financial statements of corporations, associations, boards, commissions, societies and public bodies required to report under the FINANCIAL INFORMATION ACT (R.S.B.C. 1996, chap. 140, sec. 2).

10                       PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

FINANCIAL STATEMENT DISCUSSION AND ANALYSIS REPORT

      The focus of the province's financial reporting is the Summary Financial Statements that consolidate the operating and financial results of the province's Crown corporations and agencies with the Consolidated Revenue Fund. These are general-purpose statements designed to meet, to the extent possible, the information needs of a variety of users.

      The Public Accounts are prepared in accordance with the FINANCIAL ADMINISTRATION ACT and the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT (BTAA).

      The BTAA was amended in 2001 with the passing of Bill 5. Under section 20 of that Bill, the government has mandated that "all accounting policies and practices applicable to documents required to be made public under this Act for the government reporting entity must conform to generally accepted accounting principles (GAAP)." This move to fully comply with GAAP must be completed effective with the 2004/05 fiscal year.

       For senior governments, GAAP is generally considered to be the recommendations and guidelines of the Public Sector Accounting Board (PSAB) of The Canadian Institute of Chartered Accountants. While the province generally follows the recommendations of PSAB, there are two areas that have been or will be reviewed in the move to full GAAP reporting:

      i) school districts, universities, colleges and institutes, and health authorities (SUCH sector) were examined to determine whether or not they belong in the government reporting entity (GRE). These organizations will be included in the GRE in 2004/05.

      ii) prepaid capital advances, currently used to capitalize grants to entities outside the GRE for tangible capital assets, will be reviewed to determine if they are still required once the move to fully comply with GAAP is complete.

      An Accounting Policy Advisory Committee has been established as an independent body and is assisting the province in addressing these two issues.

      The Public Accounts are printed in one volume and include the Overview, the Summary Financial Statements, Supplementary Information, the Consolidated Revenue Fund Extracts and the Provincial Debt Summary. Additional information is available to the public on the Internet at: www.fin.gov.bc.ca.

                           PROVINCE OF BRITISH COLUMBIA                       11
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

FINANCIAL HIGHLIGHTS

       The information contained within the Financial Highlights is taken from the Summary Financial Statements on pages 31 to 77. The bud get figures are from pages 3 to 5 of the ESTIMATES--FISCAL YEAR ENDED MARCH 31, 2004.

       Despite significant revenue and expenditure shocks in 2003/04, the province ended the year with a deficit of $1,339 million, an improvement of $961 million compared with the budgeted $2,300 million deficit and an improvement of $1,860 million compared with the prior year.

                       SUMMARY ACCOUNTS' SURPLUS (DEFICIT)

                                                                            In Millions                 Variance

                                                                                                         2003/04
                                                                  2003/04     2003/04       2002/031    Actual     2003/04
                                                                  Budget      Actual        Actual     to Budget   vs 02/03
                                                                  ----------------------------------------------------------
TAXPAYER-SUPPORTED PROGRAMS AND AGENCIES                             $          $              $           $           $
   Revenue(2)...............................................       24,619      24,793        22,887      174         1,906
   Expense(2)...............................................      (27,800)    (27,891)      (27,577)     (91)         (314)
                                                                  ----------------------------------------------------------
TAXPAYER-SUPPORTED BALANCE                                         (3,181)     (3,098)       (4,690)      83         1,592
   Self-supported Crown corporation net earnings............        1,381       1,881         1,766      500           115
                                                                  ----------------------------------------------------------
SURPLUS (DEFICIT) BEFORE UNUSUAL ITEMS                             (1,800)     (1,217)       (2,924)     583         1,707
   Results of discontinued operations.......................                                   (106)                   106
   Restructuring exit expense...............................                     (122)         (169)    (122)           47
   Forecast allowance.......................................         (500)                               500
                                                                  ----------------------------------------------------------
SURPLUS (DEFICIT) FOR THE YEAR                                     (2,300)     (1,339)       (3,199)      961        1,860
                                                                  ----------------------------------------------------------
                                                                  ----------------------------------------------------------

       (1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

       (2)2003/04 Budget excluded $319 million in additional CHST funds from the federal government that were not known at the time of the Budget, but were included in the Supply Act passed on May 29, 2003.

       Improvements in taxation and energy revenues and self-supported Crown corporation operating results helped to offset unanticipated events, such as reduced Equalization revenues and the costs of forest fires, floods and Bovine Spongiform Encephalopathy (BSE). At the same time, lower debt service costs and ministry savings created additional fiscal room to accommodate priority initiatives, including the acceleration of $72 million of the government's commitment to support the 2010 Olympic and Paralympic Winter Games.

       During the 2003/04 fiscal year, the Legislative Assembly approved four Supplementary Estimates totalling $837 million. The Supplementary Estimate authorized the spending of $319 million in federal health accord funding received. The Supplementary Estimates provided information and authorization to support spending of $446 million in additional expenses related to disaster costs, $72 million in accelerated funding for the 2010 Olympics, and $274,000 in additional expenses for the Information and Privacy Commissioner.

12                         PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

                           CHANGES FROM 2003/04 BUDGET

                                                                                                       In Millions
                                                                                         Revenues      Expenses       Deficit
                                                                                         --------      --------       -------
                                                                                             $             $             $
BUDGET (BEFORE FORECAST ALLOWANCE)                                                       26,000        27,800         (1,800)
Forecast Allowance..............................................................                                        (500)
                                                                                                                      -------
SURPLUS (DEFICIT) PER BUDGET                                                                                          (2,300)
Increase in taxation revenue....................................................            467                          467
Decrease in equalization funding................................................         (1,005)                      (1,005)
Increase in Canada Health and Social Transfer...................................            281                          281
Increase in energy revenue......................................................            332                          332
Increase in self-supported Crown corporation net earnings.......................            500                          500
Increase in other revenue.......................................................             99                           99
(Decrease) in debt interest expense.............................................                         (341)           341
Increase in forest fires, floods, and BSE costs.................................                          410           (410)
Increase in other spending......................................................                          144           (144)
Decrease in forecast allowance..................................................                                         500
                                                                                          ------       ------         -------
                                                                                            674           213            961
                                                                                          ------       ------         -------
ACTUAL RESULTS                                                                            26,674       28,013         (1,339)
                                                                                          ------       ------         -------
                                                                                          ------       ------         -------


                  CHANGES IN ACTUAL RESULTS FROM 2003 TO 2004

                                                                                                       In Millions
                                                                                         Revenues      Expenses       Deficit
                                                                                         --------      --------       -------
                                                                                             $             $             $
2002/03(1) SURPLUS (DEFICIT)                                                              24,653       27,852         (3,199)
Increase in taxation revenue (see page 14)......................................           1,531                       1,531
Increase in natural resources revenue (see page 14).............................             372                         372
In crease in other revenue (see page 14)........................................             235                         235
Increase in self-supported Crown corporation net earnings (see page 14).........             115                         115
(Decrease) in federal contributions (see page 14)...............................            (232)                       (232)
Increase in health expenses (see page 16).......................................                          221           (221)
(Decrease) in social services expense (see page 16).............................                         (280)           280
Increase in other expense.......................................................                          220           (220)
                                                                                          ------       ------         -------
Subtotal of changes in actual results...........................................           2,021          161          1,860
                                                                                          ------       ------         -------
2003/04 SURPLUS (DEFICIT)                                                                 26,674       28,013         (1,339)
                                                                                          ------       ------
2002/03(1) ACCUMULATED SURPLUS (DEFICIT)                                                                              (8,015)
                                                                                                                      -------
2003/04 ACCUMULATED SURPLUS (DEFICIT)                                                                                 (9,354)
                                                                                                                      -------
                                                                                                                      -------

-----------
(1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

                           PROVINCE OF BRITISH COLUMBIA                       13
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

       Fiscal 2003/04 also marks the final year of the government's three-year restructuring initiative for government ministries. Over the three-year period, actual ministry restructuring costs totalled $574 million. Crown corporations restructuring costs over the same period were $309 million.

       Debt reported on the financial statements at the end of 2003/04 was $36,938 million, up $814 million from 2002/03. As noted in the table below, total provincial debt was $399 million higher than the amount reported in the province's financial statements due to differences in how debt guarantees and non-guaranteed debt are reported for accounting purposes.

                              TOTAL PROVINCIAL DEBT

                                                                                    In Millions                 Variance

                                                                                                             2003/04
                                                                          2003/04      2003/04   2002/03(1)   Actual     2003/04
                                                                           Budget       Actual     Actual    to Budget   vs 02/03
                                                                           ------       ------     ------    ----------  --------
                                                                              $            $          $         $           $
Financial statement debt..........................................        40,527       36,938     36,124      (3,589)       814
Third party guarantees and non-guaranteed debt....................           439          399        415         (40)       (16)
                                                                           ------       ------     ------    ----------  --------
TOTAL PROVINCIAL DEBT                                                     40,966       37,337     36,539      (3,629)       798
                                                                           ------       ------     ------    ----------  --------
                                                                           ------       ------     ------    ----------  --------

-----------
(1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

       A more comprehensive overview of provincial debt, including key debt indicators is located on pages 103 to 116.

ECONOMIC HIGHLIGHTS

       British Columbia's economy grew by 2.2% in calendar 2003, tying for fourth highest among provinces, according to preliminary results from Statistics Canada. The estimated 2.2% growth last year exceeded the national average of 1.7%. Economic growth in British Columbia was fueled by a strong housing market and robust job creation in 2003. Employment grew 2.5% last year with just over 50,000 jobs created, almost all of them full-time. Housing starts posted growth of 21% in calendar 2003 and non-residential construction also saw a pick-up in growth to 6.1%.

[Graphic]

14                         PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

STRONG AND STABLE CREDIT

       British Columbia continues to maintain a strong and stable credit rating, most notably evidenced by the recent upgrade to the province's credit rating outlook by two of the three credit rating agencies. (See page 19 for details.)

FINANCIAL PERFORMANCE

REVENUE

       For the 2003/04 fiscal year, revenue totalled $26,674 million, $674 million higher than budget and $2,021 million higher than 2002/03.

                                REVENUE BY SOURCE

                                                                              In Millions                     Variance

                                                                                                          2003/04
                                                                      2003/04     2003/04    2002/03(1)    Actual     2003/04
                                                                       Budget      Actual      Actual     to Budget   vs 02/03
                                                                      -------     -------    ----------   ---------   --------
                                                                         $           $            $           $           $
Taxation...........................................................   13,341      13,808     12,277          467      1,531
Contributions from Federal Government(2)...........................    3,992       3,346      3,578         (646)      (232)
Natural Resources..................................................    3,396       3,653      3,281          257        372
Fees and Licences..................................................    2,262       2,427      2,283          165        144
Net earnings of self-supported Crown Corporations..................    1,381       1,881      1,766          500        115
Miscellaneous......................................................      900         977        829           77        148
Investment Earnings................................................      728         582        639         (146)       (57)
                                                                      -------     -------    ----------   ---------   --------
TOTAL REVENUE......................................................   26,000      26,674     24,653           674     2,021
                                                                      -------     -------    ----------   ---------   --------
                                                                      -------     -------    ----------   ---------   --------

------------
       (1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

       (2)2003/04 Bud get excluded $319 million in additional CHST funds from the federal government that were not known at the time of the Budget, but were included in the SUPPLY ACT passed on May 29, 2003.


       The main reasons for the difference between budget and actuals were higher self-supported Crown corporation net earnings and higher taxation and natural resource revenues, partially off set by lower federal transfer payments.

       Taxation revenues, which comprise over 50% of all revenues, were $467 million higher than budget and $1,531 million higher than 2002/03, reflecting personal income tax and property transfer tax improvements.

                           PROVINCE OF BRITISH COLUMBIA                       15
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

       Contributions from the federal government were $646 million lower than budget and $232 million lower than 2002/03 since reduced equalization entitlements for 2003/04 and prior years were only partially offset by higher revenues for Canada Health and Social Transfer (CHST) and federal government relief for forest fire costs. Equalization revenue was $1,005 million below budget reflecting a $499 million lower entitlement in respect of 2003/04 and a negative $506 million prior year adjustment mainly for 2002/03. CHST revenue was up $281 million from budget mainly due to the Health Accord funding and federal contributions for forest fire relief totalled $121 million. Relative to 2002/03, equalization revenue was $873 million lower and CHST revenue was up $438 million. The year-over-year change in CHST revenue reflects the Health Accord funding, the higher entitlement for prior years and an increased base in 2003/04.

       Natural resource revenues were $257 million higher than budget and $372 million higher than 2002/03, reflecting higher energy revenues, mainly due to the record natural gas and petroleum drilling rights sold in September 2003. These gains were partially offset during the year by lower natural gas revenues resulting from lower production and lower forest revenues due to the effects of a higher Canadian dollar and lower coastal harvest volumes.

       Net earnings of self-supported Crown corporations were $500 million higher than budget and $115 million higher than 2002/03. The change from budget was primarily due to improved reservoir levels, lower than expected energy and interest costs for the British Columbia Hydro and Power Authority (BC Hydro), and higher premium revenue and reduced operating costs for the Insurance Corporation of British Columbia (ICBC). The improvement over the 2002/03 fiscal year was due to increased sales and reduced costs for the Liquor Distribution Branch, increased BC Lotteries' revenues, and higher premium revenues from ICBC. These in creases were partially offset by lower income from BC Hydro due to an increase in electricity purchases to meet domestic demand and a provision for the Vancouver Island Generation Project/Georgia Strait Crossing Pipeline costs.

Primary sources of provincial revenue are outlined in the chart below.

                  REVENUE BY CATEGORY FOR FISCAL YEAR 2003/04

                                   [GRAPHIC]

16                         PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

EXPENSE

       In 2003/04, provincial expenses totalled $28,013 million, $213 million higher than budget and $161 million higher than 2002/03.

                               EXPENSE BY FUNCTION

                                                                                In Millions                  Variance

                                                                                                           2003/04
                                                                        2003/04   2003/04    2002/03(1)    Actual        2003/04
                                                                         Budget    Actual      Actual     to Budget      vs 02/03
                                                                        -------   -------    ----------   ---------      --------
                                                                           $         $            $           $             $
Health(2)....................................................           10,718    10,945    10,724           227            221
Education....................................................            6,936     6,899     6,898           (37)             1
Social Services..............................................            2,856     2,871     3,151            15           (280)
Interest(3)..................................................            1,792     1,451     1,493          (341)           (42)
Protection of Persons and Property...........................            1,428     1,565     1,422           137            143
Transportation...............................................            1,354     1,267     1,150           (87)           117
Natural resources and economic development...................            1,127     1,496     1,533           369            (37)
Other........................................................            1,123       906       667          (217)           239
General Government...........................................              466       491       539            25            (48)
                                                                        -------   -------    ----------   ---------      --------
TOTAL OPERATING EXPENSE......................................           27,800    27,891    27,577            91            314
Results of discontinued operations...........................                                  106                         (106)
Restructuring exit expense...................................                        122       169           122            (47)
                                                                        -------   -------    ----------   ---------      --------
TOTAL EXPENSE................................................           27,800    28,013    27,852           213            161
                                                                        -------   -------    ----------   ---------      --------
                                                                        -------   -------    ----------   ---------      --------

------------
       (1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

       (2)2003/04 Budget for Health excluded $319 million in additional CHST funds from the federal government that were not known at the time of the budget, but were included in the Supply Act passed on May 29, 2003.

       (3)Interest expense does not include interest relating to prepaid capital advances. These interest costs are recorded in the related health, education and transportation functions. SEE Note 29 on page 63 for more details.


       Health spending was $227 million higher than budget and $221 million higher than 2002/03, primarily due to additional federal funding arising from the federal/provincial Health Accord.

       Social services spending was $15 million higher than budget and $280 million lower than 2002/03. The decrease from the prior year was primarily due to an overall reduction in case loads and other program costs.

       Interest expense was $341 million less than budget and $42 million less than 2002/03 as a result of lower interest rates, reduced debt balances compared to budget and a stronger Canadian dollar.

       Natural resources and economic development spending was $369 million higher than budget and $37 million lower than 2002/03. The change from budget was primarily due to unanticipated forest fire suppression, BSE, and flood related costs. The decrease from the prior year mainly reflected the effect of a one-time provision of $275 million made in 2002/03 for forestry revitalization offset by the additional disaster costs in 2003/04.

       Other spending was $217 million lower than budget and $239 million higher than 2002/03. The difference between actual and budget was due to lower than expected spending by taxpayer-supported Crown corporations. The 2003/04 to 2002/03 actual variance related to the accelerated spending associated with the 2010 Olympics.

                           PROVINCE OF BRITISH COLUMBIA                       17
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

       In accordance with Generally Accepted Accounting Principles (GAAP) for senior governments and Public Sector Accounting Board (PSAB), provincial expenses are reported on a functional basis in the Public Accounts. Under functional reporting, expenses are grouped and classified according to their principle purpose using a modified version of the Statistics Canada account classification system. Primary expense functions are outlined in the chart below:

                   EXPENSE BY FUNCTION FOR FISCAL YEAR 2003/04

                                   [GRAPHIC]

MINISTRY, PROGRAM AND AGENCY REPORTING

       While functional reporting allows for greater comparability across jurisdictions, it is not considered the primary tool for managing results as the level of aggregation does not provide specific information about the operational objectives and major activities of the reporting entity. Reporting by entity provides management and the public additional information regarding the allocation of resources and related costs of the different operational activities of government. For example, Health Services shows an expense of $10,453 million while the Health Function in the above table shows an expense of $10,945 million. The difference results from the Health Function including the Health Services Ministry, taxpayer-supported Crown corporations and agencies and other ministries' programs that are related to health function spending.


                         EXPENSE BY MAJOR ACCOUNTABILITY

                                                                       In Millions                    Variance

                                                                                                 2003/04
                                                               2003/04   2003/04   2002/03(1)     Actual     2003/04
                                                                Budget    Actual     Actual     to Budget    vs 02/03
                                                                ------    ------     ------     ----------   --------
                                                                   $         $          $            $           $
Health Services..........................................      10,209    10,453     10,206          244         247
Education................................................       4,860     4,787      4,807          (73)        (20)
Advanced Education.......................................       1,899     1,897      1,897           (2)
Management of Public Funds and Debt......................         926       738        711         (188)         27
Other Ministries and Programs............................       6,950     7,235      7,346          285        (111)
Government restructuring (All ministries)................         190       168        212          (22)        (44)
                                                                ------    ------     ------     ----------   --------
CONSOLIDATED REVENUE FUND EXPENSE........................      25,034    25,278     25,179          244          99
Less: Grants/internal transfers..........................      (1,087)   (1,128)    (1,155)         (41)         27
Add: Recoveries..........................................       1,615     1,733      1,670          118          63
Other taxpayer supported entities (net of accounting
   adjustments)..........................................       2,238     2,130       2,158        (108)        (28)
                                                                ------    ------     ------     ----------   --------
TOTAL EXPENSE............................................      27,800    28,013     27,852          213         161
                                                                ------    ------     ------     ----------   --------
                                                                ------    ------     ------     ----------   --------

-------------
       (1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

18                         PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

Major variances in the Expense by Major Accountability are:

     o Health Services was $244 million higher than budget and $247 million higher than 2002/03, due primarily to additional federal contributions for health care. A Supplementary Estimate to authorize the spending of the federal contribution was approved in May 2003. After taking into account the Supplementary Estimate, health care spending was $75 million below budget.
     o Other ministries and program spending was $285 million higher than budget and $111 million lower than 2002/03. The change from budget primarily reflects the additional costs associated with forest fire suppression, BSE, and flood related costs partially offset by lower spending in other areas.
     o Management of Public Funds and Debt (interest) was $188 million lower than budget due to government interest savings arising from lower interest rates, reduced debt balances and a stronger Canadian dollar.
     o Other taxpayer-supported entity spending was a $108 million lower than budget and $28 million lower than 2002/03, primarily due to delays in the implementation of Ministry of Children and Family governance authorities.

       Further details on ministry, program and agency spending can be found in the 2004 British Columbia Financial and Economic Review available in July 2004, at: www.fin.gov.bc.ca/pubs

FINANCIAL ASSETS

       Financial assets as at March 31, 2004 totalled $15,810 million, $269 million lower than budget and $1,439 million higher than 2002/03. The increase compared to 2002/03 is primarily due to a $344 million increase in BC Hydro loans receivable, a $399 million increase in ICBC equity and a $428 million loan receivable from British Columbia Ferry Services Inc.

                                FINANCIAL ASSETS

                                                                                 In Millions                      Variance

                                                                                                               2003/04
                                                                           2003/04     2003/04     2002/03(1)  Actual     2003/04
                                                                            Budget      Actual      Actual    to Budget   vs 02/03
                                                                            ------      ------      ------    ---------   --------
                                                                               $           $           $          $          $
Accounts receivable.................................................         2,539       2,542       2,380          3        162
Equity in self-supported Crown Corporations and Agencies............         2,594       2,989       2,629        395        360
Loans for purchases of assets recoverable from agencies.............         8,270       7,602       7,336       (668)       266
Other financial assets..............................................         2,676       2,677       2,026          1        651
                                                                            ------      ------      ------    ---------   --------
TOTAL FINANCIAL ASSETS..............................................        16,079      15,810      14,371       (269)     1,439
                                                                            ------      ------      ------    ---------   --------
                                                                            ------      ------      ------    ---------   --------

--------------
       (1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

                           PROVINCE OF BRITISH COLUMBIA                       19
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

       As at March 31, 2004, the province's equity investment in self-supported Crown corporations was $2,989 million. In 2003/04, these organizations provided government with $1,881 million in net income.

       More than 90% of the $7,602 million in recoverable capital loans represents loans to BC Hydro toward the acquisition of power generation and distribution assets. The change from budget is primarily due to lower than anticipated borrowing requirements for BC Hydro.

      Other financial assets include cash and cash equivalents, temporary investments, inventory, and loans receivable.

LIABILITIES

       Total liabilities were $2,250 million lower than budget and $2,285 million higher than 2002/03.

                                   LIABILITIES

                                                            In Millions                      Variance

                                                                                          2003/04
                                                2003/04         2003/04     2002/03(1)     Actual    2003/04
                                                 Budget         Actual        Actual     to Budget   vs 02/03
                                                 ------         ------        ------     ---------   --------
                                                   $              $             $             $         $
Taxpayer-supported Debt..................       31,871          29,431      28,899       (2,440)        532
Self-supported Debt......................        8,156           7,507       7,225         (649)        282
Forecast Allowance.......................          500                                     (500)
                                                 ------         ------        ------     ---------   --------
TOTAL FINANCIAL STATEMENT DEBT...........       40,527          36,938      36,124       (3,589)        814
Accounts Payable.........................        3,790           3,543       3,353         (247)        190
Other Liabilities........................          941           2,527       1,246        1,586       1,281
                                                 ------         ------        ------     ---------   --------
TOTAL LIABILITIES........................       45,258          43,008      40,723       (2,250)      2,285
                                                 ------         ------        ------     ---------   --------
                                                 ------         ------        ------     ---------   --------

-------------
       (1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

FINANCIAL STATEMENT DEBT

       Total financial statement debt was $3,589 million lower than budget, but $814 million higher than 2002/03. Primary reasons for the change from budget included lower than forecast debt balances at the end of the 2002/03 fiscal year, improved government operating results and reduced capital spending requirements.

OTHER LIABILITIES

       Other liabilities were $1,586 million higher than budget and $1,281 million higher than 2002/03. Of this difference, $733 million related to the increase for the repayable Equalization advance from the federal government and an increase of $390 million in deferred revenue related to the federal trusts for CHST.

TOTAL PROVINCIAL DEBT

       When reporting to rating agencies, the province adds to its financial statement debt, all debt guarantees and the debt directly incurred by the self-supported Crown corporations. This balance is referred to as the total provincial debt.

       Total provincial debt at March 31, 2003/04, was $37,337 million, which is $3,629 million less than budget and $798 million higher than 2002/03.

       In April 2004, two of the three rating agencies up graded the province's credit rating outlook to positive from stable. The Moody's Investors Service Inc., presents the outlook for the province at Aa2 (Positive) and Standard and Poor's outlook for the province is at AA-(Positive). The outlook from Dominion Bond Rating Service (DBRS) remains unchanged at AA (low).

20                         PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

                            CREDIT RATINGS JUNE 2004


                                                       RATING AGENCY(1)
PROVINCE                      MOODY'S INVESTORS        STANDARD AND POOR'S        DOMINION BOND
                              SERVICES INC.                                       RATING SERVICE
------------------------------------------------------------------------------------------------
British Columbia              Aa2                      AA-                        AA(low)
Alberta                       Aaa                      AAA                        AAA
Saskatchewan                  Aa3                      AA-                        A
Manitoba                      Aa2                      AA-                        A (high)
Ontario                       Aa2                      AA                         AA
Quebec                        A1                       A+                         A
New Brunswick                 Aa3                      AA-                        A
Nova Scotia                   A3                       A-                         BBB(high)
Prince Edward Island          A2                       Not rated                  A(low)
Newfoundland                  A3                       A-                         BBB
Canada                        Aaa                      AAA                        AAA


       (1)The rating agencies as sign letter ratings to borrowers. The major categories, in descending order of credit quality are: AAA/Aaa; AA/Aa; A; BBB /Baa; BB/Ba; and B. The "1", "2", "3" "high", "low", and "-" modifiers show relative standing within the major categories. For example, AA+ exceeds AA

       A more comprehensive overview of provincial debt, including key debt indicators is located on pages 103-116 of this publication.

NON-FINANCIAL ASSETS

       At March 31, 2004, non-financial assets totalled $17,844 million, representing a $507 million decrease from budget and a $493 million decrease from the previous year. The decreases were a result of lower than anticipated capital requirements in ministries and the health and education sectors.

                              NON-FINANCIAL ASSETS

                                                                 In Millions                  Variance

                                                                                           2003/04
                                                        2003/04     2003/04   2002/03(1)    Actual      2003/04
                                                        Budget       Actual     Actual     to Budget    vs 02/03
                                                        ------       ------     ------     ----------   --------
                                                           $            $          $           $            $
Tangible Capital Assets.............................    10,735      10,482     10,381         (253)        101
Prepaid Capital Advances............................     7,313       7,136      7,108         (177)         28
Prepaid Program Costs...............................        98          82        107          (16)        (25)
Non-financial assets held for resale................                              593                     (593)
Other Assets........................................       205         144        148          (61)         (4)
                                                        ------       ------     ------     ----------   --------
TOTAL NON-FINANCIAL ASSETS..........................    18,351      17,844     18,337         (507)       (493)
                                                        ------       ------     ------     ----------   --------
                                                        ------       ------     ------     ----------   --------

-------------
       (1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

       Non-financial assets typically represent resources that government can use in the future to provide services. The majority of the province's non-financial assets reflect capital asset related expenditures and take the form of either tangible capital assets or prepaid capital advances. Prepaid capital advances represent the government's claim on provincially funded assets acquired by external entities in the health, education and transportation sectors.

                           PROVINCE OF BRITISH COLUMBIA                       21
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

NET LIABILITIES AND ACCUMULATED DEFICIT

       In accordance with GAAP, the government's statement of financial position is presented on a net debt or net liabilities basis. Net liabilities represents the difference between a government's financial assets and its liabilities and is often used as a measure of the future revenues required to pay for past transactions and events. The accumulated deficit represents the sum of prior years' operating results.

                     NET LIABILITIES AND ACCUMULATED DEFICIT

                                              In Millions                        Variance

                                                                             2003/04
                                         2003/04    2003/04    2002/03(1)     Actual    2003/04
                                         Budget      Actual      Actual     to Budget   vs 02/03
                                         ------      ------      ------     ----------  --------
                                           $           $           $            $          $
Financial Assets....................     16,079     15,810        14,371        (269)     1,439
Less: Liabilities...................    (45,258)   (43,008)      (40,723)      2,250     (2,285)
                                         ------      ------      ------     ----------  --------
NET LIABILITIES.....................    (29,179)   (27,198)      (26,352)      1,981       (846)
Less: Non-financial Assets..........     18,351     17,844        18,337        (507)      (493)
                                         ------      ------      ------     ----------  --------
ACCUMULATED DEFICIT.................    (10,828)    (9,354)       (8,015)      1,474     (1,339)
                                         ------      ------      ------     ----------  --------
                                         ------      ------      ------     ----------  --------

-------------
       (1)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

 SUMMARY ACCOUNTS' STAFF UTILIZATION FOR THE FISCAL YEAR ENDED MARCH 31, 2004(1)

   The table below provides a summary of full-time equivalent (FTE)employment.

                                                                                                                  Variance

                                                                                                              2003/04
                                                                           2003/04   2003/04    2002/03(2)     Actual     2003/04
                                                                            Budget    Actual      Actual      to Budget   vs 02/03
                                                                            ------    ------     ------       ---------   --------
Consolidated Revenue Fund(3).........................................      29,049    28,684     29,751          (365)      (1,067)
Taxpayer-supported Crown corporations and agencies(4,5)..............       5,270     4,570      7,747          (700)      (3,177)
Regional authorities(6)..............................................         150                               (150)
                                                                            ------    ------     ------       ---------   --------
TOTAL STAFF UTILIZATION..............................................      34,469    33,254     37,498        (1,215)      (4,244)
                                                                            ------    ------     ------       ---------   --------
                                                                            ------    ------     ------       ---------   --------

       (1)Staff utilization is the full time equivalent of the number of persons employed in the fiscal year whose salaries are paid by taxpayer-supported entities within the Summary Accounts.

       (2)The 2002/03 figures have been restated to conform with the presentation of the 2003/04 Public Accounts.

       (3)See the Consolidated Revenue Fund Schedules at www.fin.gov.bc.ca. for details.

       (4)See financial statements of Crown corporations and agencies at www.fin.gov.bc.ca for details of amounts included in this total.

       (5)The 2003/04 Budget includes an estimate for Canadian Blood Services. This organization is not included in the Public Accounts figures.

       (6)In 2003/04, the government reporting entity was expanded to include the Ministry of Children and Family Development governance authorities.

22                         PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                              FINANCIAL HIGHLIGHTS

       The FTE reductions for the CRF against 2003/04 budget and 2002/03 actuals reflect the government's three-year restructuring and workforce adjustment initiative, offset by 150 FTEs not transferred to regional authorities in 2003/04.

       The difference between budgeted utilization for taxpayer-supported Crown corporations and actual utilization was 700 employees. This difference included an estimate of 545 employees for Canadian Blood Services while no actual utilization was available for this entity at year end and there were also 82 fewer employees than budgeted for in the Legal Services Society. No employees were transferred to regional authorities in 2003/04 although 150 employees were budgeted to be transferred.

       The major change between 2003/04 and 2002/03 (4,244 employees) was the transfer of the British Columbia Ferry Corporation in the 2003/04 fiscal year, to an organization outside of the government reporting entity. This accounted for 3,345 employees.

MOVE TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

       Although the province is not required to include the schools, universities, colleges and health authorities (SUCH sector) in its financial statements until fiscal 2004/05, the 2003/04 Public Accounts does provide an impact statement as if these entities were included. This information has been included in the Public Accounts since fiscal year end 1997/98.

       The following table outlines the financial impact to government had the SUCH sector organizations been included under Generally Accepted Accounting Principles for the 2003/04 fiscal year.

                              IMPACT OF SUCH SECTOR

                                                   In Millions

                                         Before       After          Impact
                                        Inclusion    Inclusion         of
                                        of SUCH      of SUCH          SUCH
                                        ---------    ---------       ------
                                           $            $              $
Revenue(1).........................      26,674       28,974          2,300
Expenses(1)........................      28,013       29,976          1,963
                                        ---------    ---------       ------
ANNUAL DEFICIT                           (1,339)      (1,002)           337
                                        ---------    ---------       ------
                                        ---------    ---------       ------

Financial Assets...................      15,810       19,540          3,730
Less: Liabilities..................     (43,008)     (46,900)        (3,892)
                                        ---------    ---------       ------
NET LIABILITIES                         (27,198)     (27,360)          (162)
Less: Non-financial Assets.........      17,844       22,617          4,773
                                        ---------    ---------       ------
ACCUMULATED DEFICIT                     (9,354)      (4,743)          4,611
                                        ---------    ---------       ------
                                        ---------    ---------       ------


       (1)Changes to accounting adjustments resulting from the impact of the SUCH sector.

       Further details on the impact of the SUCH sector are available on pages 83 to 90 of this publication.

-------------------------------------------------------------------------------

                          SUMMARY FINANCIAL STATEMENTS

                          PROVINCE OF BRITISH COLUMBIA




                           FOR THE FISCAL YEAR ENDED
                                MARCH 31, 2004

-------------------------------------------------------------------------------

                           [BRITISH COLUMBIA LOGO]

[Graphic]                Report of the Auditor General
                              of British Columbia


                                     ON THE

                          SUMMARY FINANCIAL STATEMENTS

              OF THE GOVERNMENT OF THE PROVINCE OF BRITISH COLUMBIA

TO THE LEGISLATIVE ASSEMBLY
  OF THE PROVINCE OF BRITISH COLUMBIA

I have audited the summary financial statements of the Government of the Province of British Columbia consisting of the statement of financial position as at March 31, 2004, and the statements of operations, change in net liabilities, and changes in cash and temporary investments for the year then ended. These financial statements are the responsibility of the Government. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Government, as well as evaluating the overall financial statement presentation.

RESERVATION

As explained in note 1(c) to these financial statements, the Government's stated accounting policies contain exceptions to generally accepted accounting principles (GAAP) for senior governments, as recommended by The Canadian Institute of Chartered Accountants, related to schools, universities, colleges and institutes, and health care organizations. Had GAAP been followed as at March 31, 2004, it would be expected that financial assets increase by $3.7 billion ($3.4 billion at March 31, 2003), liabilities increase by $3.9 billion ($3.7 billion at March 31, 2003), non-financial assets increase by $4.8 billion ($3.6 billion at March 31, 2003), and the accumulated deficit decrease by $4.6 billion ($3.3 billion at March 31, 2003). Similarly, for the year ended March 31, 2004, revenues increase by $2.3 billion ($2.4 billion for 2003), expenses increase by $2.0 billion ($2.2 billion for 2003), and the annual deficit decrease by $0.3 billion ($0.2 billion for 2003).

                                                                           ... 2

REPORT OF THE AUDITOR GENERAL
OF BRITISH COLUMBIA ON THE
SUMMARY FINANCIAL STATEMENTS
OF THE GOVERNMENT OF THE
PROVINCE OF BRITISH COLUMBIA


OPINION

In my opinion, except for the effects of my reservation explained in the preceding paragraph, these financial statements present fairly, in all material respects, the financial position of the Government of the Province of British Columbia as at March 31, 2004, the results of its operations and the changes in net liabilities and its cash and temporary investments for the year then ended, in accordance with generally accepted accounting principles for senior governments as recommended by The Canadian Institute of Chartered Accountants.



                                           [Signature]


VICTORIA, BRITISH COLUMBIA                 Wayne Strelioff, FCA
MAY 14, 2004                               Auditor General

STATEMENT OF RESPONSIBILITY
FOR THE SUMMARY FINANCIAL STATEMENTS
OF THE GOVERNMENT OF THE PROVINCE OF BRITISH COLUMBIA

Responsibility for the integrity and objectivity of the Summary Financial Statements for the Government of the Province of British Columbia rests with the Provincial Government. These financial statements are prepared by the Comptroller General in accordance with the accounting policies as determined by Treasury Board. The fiscal year of the government is from April 1 to March 31 of the following year.

     To fulfill its accounting and reporting responsibilities, the government maintains systems of financial management and internal control. These systems give due consideration to costs, benefits and risks; and, are designed to provide reasonable assurance that transactions are properly authorized by the Legislative Assembly, are executed in accordance with prescribed regulations and are properly recorded. This is done to maintain accountability of public money and safeguard the assets and properties of the Province of British Columbia under government administration. The Comptroller General of British Columbia maintains the accounts of British Columbia, a centralized record of the government's financial transactions, and obtains additional information as required from ministries, Crown corporations and agencies to meet accounting and reporting requirements.

     The Auditor General of British Columbia provides an independent opinion on the financial statements prepared by the government. The duties of the Auditor General in that respect are contained in section 11 of the AUDITOR GENERAL ACT.

     Annually, the financial statements are tabled in the Legislature as part of the Public Accounts, and are referred to the Select Standing Committee on Public Accounts of the Legislative Assembly. The Select Standing Committee on Public Accounts reports to the Legislative Assembly on the results of its examination together with any recommendations it may have with respect to the financial statements and accompanying audit opinions.

    Approved on behalf of the Government of the Province of British Columbia:


                                   [Signature]

                                  GARY COLLINS
                             Chair, Treasury Board

                                                                              31
                          PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                          SUMMARY FINANCIAL STATEMENTS
                        STATEMENT OF FINANCIAL POSITION
                              AS AT MARCH 31, 2004


                                                                                   In Millions

                                                                                Note          2004           2003
                                                                                ----       ----------     ----------
FINANCIAL ASSETS

Cash and temporary investments................................................   3                430            312
Accounts receivable...........................................................   4              2,542          2,380
Inventories for resale........................................................   5                238            216
Due from other governments....................................................   6                344            135
Due from self-supported Crown corporations and agencies.......................   7                164            402
Equity in self-supported Crown corporations and agencies......................   8              2,989          2,629
Loans, advances and mortgages receivable......................................   9              1,048            596
Other investments.............................................................  10                453            328
Financial assets held for sale................................................  11                                37
Loans for purchase of assets, recoverable from agencies.......................  12              7,602          7,336
                                                                                           ----------     ----------
                                                                                               15,810         14,371
                                                                                           ----------     ----------

LIABILITIES

Accounts payable and accrued liabilities......................................  13              3,543          3,353
Due to other governments......................................................  14              1,109            322
Due to Crown corporations, agencies and funds.................................  15                123            101
Deferred revenue..............................................................  16              1,292            706
Liabilities related to assets held for sale...................................  11                               113
Employee pension plans (unfunded pension liabilities).........................  17                  3              4
Taxpayer-supported debt.......................................................  18             29,431         28,899
Self-supported debt...........................................................  19              7,507          7,225
                                                                                           ----------     ----------
                                                                                               43,008         40,723
                                                                                           ----------     ----------
Net liabilities...............................................................  21            (27,198)       (26,352)
                                                                                           ----------     ----------

NON-FINANCIAL ASSETS

Tangible capital assets.......................................................  22             10,482         10,381
Prepaid capital advances......................................................  23              7,136          7,108
Prepaid program costs.........................................................  24                 82            107
Non-financial assets held for sale............................................  11                               593
Other assets..................................................................  25                144            148
                                                                                           ----------     ----------
                                                                                               17,844         18,337
                                                                                           ----------     ----------
ACCUMULATED SURPLUS (DEFICIT).................................................  26             (9,354)        (8,015)
                                                                                           ----------     ----------
                                                                                           ----------     ----------
Contingencies and commitments.................................................  27
Significant events............................................................  34


           The accompanying notes and supplementary statements are an integral part of these financial statements.

              Prepared in accordance with the accounting policies
                        as determined by Treasury Board.


                                   [Signature]

                                 ARN VAN IERSEL
                              Comptroller General

32

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                          SUMMARY FINANCIAL STATEMENTS
                             STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004



                                                                                              In Millions
                                                                                         2004                  2003
                                                                                      -------------------   ----------
                                                                                      Estimates
                                                                                      (Note 31)    Actual       Actual
                                                                                          $           $            $

REVENUE

Taxation (Note 28).............................................................          13,341    13,808       12,277
Contributions from the federal government......................................           3,992     3,346        3,578
Natural resources..............................................................           3,396     3,653        3,281
Fees and licences..............................................................           2,262     2,427        2,283
Net earnings of self-supported Crown corporations and agencies (Note 8)........           1,381     1,881        1,766
Miscellaneous..................................................................             900       977          829
Investment earnings............................................................             728       582          639
                                                                                       --------   -------     --------
                                                                                         26,000    26,674       24,653
                                                                                       --------   -------     --------
EXPENSE

Health (Note 29)...............................................................          10,718    10,945       10,724
Education (Note 29)............................................................           6,936     6,899        6,898
Social services................................................................           2,856     2,871        3,151
Interest (Note 29).............................................................           1,792     1,451        1,493
Protection of persons and property.............................................           1,428     1,565        1,422
Transportation (Note 29).......................................................           1,354     1,267        1,150
Natural resources and economic development.....................................   .       1,127     1,496        1,533
Other..........................................................................           1,123       906          667
General government.............................................................             466       491          539
                                                                                       --------   -------     --------
                                                                                         27,800    27,891       27,577
                                                                                       --------   -------     --------
Surplus (deficit) for the year before unusual items............................          (1,800)   (1,217)      (2,924)

Forecast allowance.............................................................            (500)
Results of discontinued operations (Note 11)...................................                                   (106)
Restructuring exit expense (Note 35)...........................................                      (122)        (169)
                                                                                       --------   -------     --------
SURPLUS (DEFICIT) FOR THE YEAR.................................................          (2,300)   (1,339)      (3,199)
                                                                                       --------
                                                                                       --------
Accumulated surplus (deficit)--beginning of year as restated (Note 26).........                    (8,015)       (4,816)
                                                                                                  -------      --------
ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR.....................................                    (9,354)       (8,015)
                                                                                                  -------      --------
                                                                                                  -------      --------

      The accompanying notes and supplementary statements are an integral part of these financial statements.

                                                                              33
                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                          SUMMARY FINANCIAL STATEMENTS
                     STATEMENT OF CHANGE IN NET LIABILITIES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004



                                                                                   In Millions
                                                                                  2004       2003
                                                                                  ----       ----
                                                                                   $           $
Surplus (deficit) for the year..............................................    (1,339)     (3,199)
                                                                               -------     -------
Effect of change in tangible capital assets:
   Acquisition of tangible capital assets...................................      (702)       (601)
   Amortization of tangible capital assets..................................       526         564
   Impact of tangible capital assets held for sale..........................       593
   Disposals and valuation adjustments......................................        75         268
                                                                               -------     -------
                                                                                   492         231
                                                                               -------     -------
Effect of change in:
   Prepaid capital advances.................................................       (28)        (75)
   Prepaid program costs....................................................        25          19
   Other assets.............................................................         4           9
                                                                               -------     -------
                                                                                     1         (47)
                                                                               -------     -------
(Increase) decrease in net liabilities......................................      (846)     (3,015)

Net liabilities--beginning of year..........................................   (26,352)    (23,337)
                                                                               -------     -------
NET LIABILITIES--END OF YEAR................................................   (27,198)    (26,352)
                                                                               -------     -------
                                                                               -------     -------

      The accompanying notes and supplementary statements are an integral part of these financial statements.

34

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                          SUMMARY FINANCIAL STATEMENTS
             STATEMENT OF CHANGES IN CASH AND TEMPORARY INVESTMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004




                                                                                                        In Millions
                                                                                               2004                     2003
                                                                                ------------------------------------  --------
                                                                                             Disburse-
                                                                                Receipts       ments         Net         Net
                                                                                    $            $            $           $
OPERATING TRANSACTIONS

Surplus (deficit) for the year.................................................                              (1,339)   (3,199)
Non-cash items included in surplus (deficit)
   Amortization of tangible capital assets.....................................                                 526       564
   Amortization of prepaid capital advances....................................                                 468       415
   Amortization of public debt deferred revenues and deferred charges..........                                 (15)       55
   Concessionary loan adjustments (decreases)..................................                                  (2)       (1)
   Impact of Tangible Capital Assets held for sale.............................                                 (51)       51
   Valuation adjustments.......................................................                                 228       273
   Net earnings of self-supported Crown corporations and agencies..............                              (1,881)   (1,766)
Accounts receivable (increases)................................................                                (327)      (55)
Due from other governments (increases).........................................                                (209)      278
Due from self-supported Crown corporations and agencies (increases) decreases..                                 238       (18)
Accounts payable increases (decreases).........................................                                 190       (30)
Due to other governments increases.............................................                                 787       223
Due to Crown corporations, agencies and funds increases........................                                  22        38
Unfunded pension liability payments............................................                                  (1)       (2)
Items applicable to future operations increases................................                                 615       116
Contributions of self-supported Crown corporations and agencies................                               1,541     1,657
                                                                                                            -------   -------
Cash derived from (used for) operations........................................                                 790    (1,401)
                                                                                                            -------   -------
CAPITAL TRANSACTIONS

Tangible capital assets (acquisitions).........................................     629           702           (73)     (392)
Prepaid capital advances (increases)...........................................                   496          (496)     (490)
                                                                                 ------        ------       -------   -------
Cash (used for) capital........................................................     629         1,198          (569)     (882)
                                                                                 ------        ------       -------   -------
INVESTMENT TRANSACTIONS

Investment in self-supported Crown corporations and agencies...................                    20           (20)
Loans, advances and mortgages receivable (issues)..............................     120           603          (483)      (35)
Other investments--net decreases (increases)...................................                   133          (133)      (44)
                                                                                 ------        ------       -------   -------
Cash (used for) investments....................................................     120           756          (636)      (79)
                                                                                 ------        ------       -------   -------
Total financing (requirements).................................................                                (415)    (2,362)
                                                                                                             -------   -------

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                          SUMMARY FINANCIAL STATEMENTS
             STATEMENT OF CHANGES IN CASH AND TEMPORARY INVESTMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued




                                                                                                        In Millions
                                                                                               2004                     2003
                                                                                ------------------------------------  --------
                                                                                             Disburse-
                                                                                Receipts       ments         Net         Net
                                                                                    $            $            $           $
FINANCING TRANSACTIONS(1)

Public debt increases..........................................................  15,905      15,094            811         770
Derived from Warehouse Program investments.....................................                                          1,067
Derived from (used for) purchase of assets, recoverable from agencies..........  (4,900)     (4,622)          (278)         57
                                                                                 ------     -------        -------     -------
Cash derived from (used for) financing.........................................  11,005      10,472            533       1,894
                                                                                 ------     -------        -------     -------
Increase (decrease) in cash and temporary investments..........................                                118        (468)
Balance--beginning of year.....................................................                                312         780
                                                                                                           -------     -------
BALANCE--END OF YEAR...........................................................                                430         312
                                                                                                           -------     -------
                                                                                                           -------     -------

(1) Financing transaction receipts are from debt issues and disbursements are for debt repayments.

      The accompanying notes and supplementary statements are an integral part of these financial statements.

36

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004

1. SIGNIFICANT ACCOUNTING POLICIES

( a ) REPORTING ENTITY

     These financial statements include the accounts of organizations accountable for the administration of their financial affairs and resources to a minister of the government or, directly to the Legislature, and are owned or controlled by the government. For purposes of the reporting entity, accountability to a minister or directly to the Legislature, does not include those entities that are part of a province-wide program and are locally based having initial accountability to a local board.

     The reporting entity also includes government partnerships.

     A list of organizations included in these consolidated financial statements can be found on pages 67 and 68.

     Trusts administered by the government or a Crown corporation or agency are excluded from the reporting entity.

( b ) PRINCIPLES OF CONSOLIDATION

     Taxpayer-supported Crown corporations' and agencies' financial statements are consolidated with the Consolidated Revenue Fund using the full consolidation method. The government's interests in government partnerships are recorded on a proportional consolidation basis.

     Self-supported Crown corporations and agencies and government business partnerships are consolidated with the Consolidated Revenue Fund on the modified equity basis of consolidation.

     The definitions of these consolidation methods can be found on page 117.

     No adjustments are made for Crown corporations and agencies whose fiscal year-ends are different from the government's fiscal year-end of March 31, unless the effect of an adjustment would be significant to the consolidated operating result.

( c ) BASIS OF ACCOUNTING

     The government's Summary Financial Statements are prepared in accordance with the Generally Accepted Accounting Principles (GAAP) for senior governments as recommended by the Public Sector Accounting Board (PSAB) of the Canadian Institute of Chartered Accountants, with the following exceptions:

     (i) Reporting entity--PSAB recommends the reporting entity comprise all organizations that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature, and are owned or controlled by the government. The government currently does not include school districts, universities, colleges and institutes, or health care authorities (SUCH sector) in its reporting entity. These organizations will be included in 2004/05. The inclusion of universities will be reviewed annually.

    (ii) Prepaid capital advances--PSAB recommends government transfers be expensed in a government's financial statements in the period that the events giving rise to the transfer occurred, as long as the transfer is authorized, eligibility criteria are met, and a reasonable estimate of the amount can be made. Transfers to school districts, universities, colleges and institutes, and health care authorities for the acquisition of significant tangible capital assets are not expensed in the year they are issued; rather, they are treated as a prepaid expense and amortized over the life of the tangible capital assets acquired with the advances.

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
             FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued


1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     The following table provides the impact to the province's financial statements if the accounting policies were changed to conform to current PSAB.



                                                                                                In Millions
                                                                                                (Unaudited)
                                                         Assets    Liabilities     Net Equity      Revenue    Expense    Surplus
                                                         ------    -----------     ----------      -------    -------    -------
                                                           $            $               $             $          $          $

INCLUSION OF SUCH SECTOR AND EXPENSING
   PREPAID CAPITAL ADVANCES--INCREASE.............       8,503      3,892           4,611           2,300     1,963      337
                                                         -----      -----           -----           -----     -----      ---
                                                         -----      -----           -----           -----     -----      ---

     The BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT requires that any exceptions to GAAP be eliminated for fiscal 2004/05.

( d )SPECIFIC ACCOUNTING POLICIES

     REVENUE

          All revenue is recorded on an accrual basis except when the accruals cannot be determined with a reasonable degree of certainty or when their estimation is impracticable. The exception is corporation income tax which is recorded on a cash basis.

          Government transfers are recognized as revenues in the period during which the transfer is authorized and any eligibility criteria are met.

          Tax credits/offsets are accrued on the same basis as the associated tax revenues and reduce gross taxation revenue but are not considered valuation allowances.

     EXPENSES

          The cost of all goods and services received during the year is expensed.

          Interest expense is recorded net of sinking fund earnings and includes debt servicing costs such as amortization of discounts and premiums, foreign exchange gains and losses, and issue costs.

          Pension expense is calculated as the cost of pension benefits earned by employees during the year, interest on the pension benefits liability, net of pension plan assets, and amortization of the government's share of any experience gains or losses, less contributions made by members. The estimated total cost of the government's share of the plan amendments related to past service is expensed in the year the plan is amended.

          Government transfers include grants, entitlements and transfers under agreements, as described in the definitions on page 117. Government transfers are recognized as expenses in the period in which the events giving rise to the transfer occurred, as long as the transfer is authorized, eligibility criteria have been met and a reasonable estimate of the amount can be made. This excludes transfers that meet the criteria for a prepaid capital advance.

          Acquisitions of tangible capital assets and prepaid capital advances are recorded as assets and the cost is amortized over the useful life of the relevant tangible capital asset. Tangible capital assets not related to a capitalized class of assets are expensed in the year of acquisition.

38

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
             FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued


1. SIGNIFICANT ACCOUNTING POLICIES--Continued

          Restructuring exit expenses are recorded when a restructuring plan in appropriate form has been approved by the province. To qualify, the expense must not be associated with or benefit activities that will be continued by the government reporting entity. In addition, the expense must:

        (i) be incremental to other expenses incurred in normal operations and incurred as a direct result of the restructuring plan; or,

       (ii) represent amounts to be incurred under an existing contractual obligation that will continue after the restructuring plan is completed with no economic benefit to the government; or,

      (iii) represent a penalty or compensation incurred to cancel an existing contractual obligation.


      ASSETS

          Assets are recorded to the extent that they represent cash and claims upon outside parties, items held for resale to outside parties, prepaid expenses, deferred charges, prepaid capital advances or tangible capital assets acquired as a result of events and transactions prior to the year-end.

     FINANCIAL ASSETS

          Temporary investments and Warehouse Program investments include short-term investments recorded at the lower of cost or market value.

          Inventories for resale include property which has been purchased, or for which development costs have been incurred, that is held for ultimate resale or lease to outside parties. Inventories for resale are recorded at the lower of cost or net realizable value.

          Equity in self-supported Crown corporations and agencies represents the province's investment (including long-term advances) in those self-supported Crown corporations and agencies at cost, adjusted for increases and decreases in the investees' net assets.

          Loans and advances are recorded at cost less adjustment for any prolonged impairment in value. Mortgages receivable are recorded at the principal amount less valuation allowance, are secured by real estate and are repayable over periods ranging up to thirty years. Concessionary loans and mortgages are recorded at net present value at issue and related present value discounts are expensed. Valuation allowances are made when collectability is considered doubtful.

          Other investments are recorded at the lower of cost of acquisition (which may be adjusted by attributed income) or estimated current value. Valuation adjustments are made when the value of investments is impaired.

          Loans for purchase of assets, recoverable from agencies are recorded at maturity value less unamortized premium or discount, deferred foreign exchange gains or losses and sinking fund balances. Premium/discount is amortized on a constant yield basis.

     NON-FINANCIAL ASSETS

          Tangible capital assets are recorded at historical cost, less accumulated amortization. Estimated cost is used to record existing tangible capital assets when actual cost is unknown. The recorded cost, less the residual value, is generally amortized over the estimated useful lives of the assets on a straight-line basis except for some transportation equipment which is amortized using the sinking fund method.

          All significant tangible capital assets of government organizations and operations have been capitalized. Crown land is capitalized at a nominal value of $1.

          The value of collections (artifacts, specimens and documents) has been excluded from the balance sheet.

          Prepaid capital advances are provided to school districts, post-secondary educational institutions, health care organizations and other specified government organizations to fund capital asset acquisitions. The province has an ongoing claim on the assets of these organizations. Prepaid capital advances are amortized over the useful life of the assets funded.

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
             FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued


1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     LIABILITIES

          All liabilities are recorded to the extent they represent claims payable to outside parties as a result of events and transactions prior to the year-end, including probable losses on loan guarantees issued by the province, contingent liabilities when it is likely a liability exists and the amount of the liability can be reasonably determined on an individual or portfolio basis, and unfunded pension liabilities.

     EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)

          The province accounts for employee pension plans by recognizing a liability and an expense in the reporting period in which the employee has provided service. The amount is calculated using the accrued benefit actuarial cost method. Where plans are in a net asset position, and Joint Trusteeship Agreements restrict access to the assets, the province records the value of plan net assets as nil. Changes in net liabilities/assets which arise as a result of actuarial gains and losses, are amortized on a straight-line basis by the plan, over the average remaining service period of employees active at the date of the adjustments. Past service costs from plan amendments are recognized in full in the year of the amendment.

          Unfunded pension liabilities of the Members of the Legislative Assembly Superannuation Account represent the terminal funding that would be required from the province for the difference between the present value of the obligations for future benefit entitlements and the amount of funds available in the account.

     PUBLIC DEBT

          Public debt represents the direct debt obligations of the Province of British Columbia including borrowings incurred for government operating purposes, the acquisition of capital assets, for re-lending to authorized government bodies and for borrowings in advance of future requirements under the Warehouse Program. Public debt consists of short-term promissory notes, notes, bonds and debentures, bank loans, capital leases and mortgages payable. These obligations are recorded at principal less unamortized premium or discount, deferred foreign exchange gains or losses, and sinking fund balances where applicable. Public debt is reported in two categories: (1) taxpayer-supported, and (2) self-supported.

          (1) Tax payer-supported debt includes direct debt used for government operating and capital purposes, and the debt of Crown corporations and agencies that requires an operating or debt servicing subsidy from the provincial government or that are fully consolidated within these financial statements.

          (2) Self-supported debt includes the portion of debt of commercial Crown corporations and agencies that has been borrowed through the government's fiscal agency loan program. It does not include all debt of commercial Crown corporations and agencies as these entities are consolidated on the modified equity basis. Commercial Crown corporations and agencies fully fund their operations and debt from revenue generated through the sale of goods and/or services at commercial rates to buyers that are outside the government reporting entity. Self-supported debt includes debt of the Warehouse Program.

          Debt premium/discount is amortized on a constant yield basis. Unamortized premium/discount on bonds called and refinanced is amortized over the remaining life of the old debt, or the life of the new debt, whichever is shorter.

          When it has been determined that there are sufficient securities to satisfy scheduled interest and principal payments for a debt instrument, the sinking fund assets are set aside in a defeased trust account. The debt and the related securities used to extinguish the debt are removed from the province's Statement of Financial Position. The debt is considered extinguished for financial reporting purposes.

40

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
             FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued


1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     FOREIGN CURRENCY TRANSLATION

          Monetary assets and liabilities denominated in foreign currencies are translated to Canadian dollars at the exchange rate prevailing at the year-end. Foreign currency transactions are translated at the exchange rate prevailing at the date of the transaction unless hedged by forward contracts that specify the rate of exchange. Adjustments to revenue or expense transactions arising as a result of foreign currency translation are credited or charged to operations at the time the adjustments arise. Unrealized foreign currency gains and losses, on long-term fixed-term monetary assets and liabilities, are reported as a component of Public Debt and Loans for purchase of assets, recoverable from agencies and amortized over the remaining terms of the related items on a straight-line basis. Non-monetary assets and liabilities are translated at historical rates of exchange.

     DERIVATIVE FINANCIAL INSTRUMENTS

          The province is a party to financial instruments with off-balance sheet risk due to fluctuations in foreign currency exchange rates, interest rate fluctuations and counterparty default on financial obligations. The province does not use derivative financial instruments for speculative purposes. Off-balance sheet position data is given in the form of nominal principal amounts outstanding. Amounts earned and expenses incurred under swaps are recognized and offset against the related interest expense.
     Gains and losses on terminated derivative contracts are deferred and amortized over the lesser of the remaining term of the contract or the related debt.

2.   MEASUREMENT UNCERTAINTY

     Uncertainty in the determination of the amount at which an item is recognized in the financial statements is known as measurement uncertainty. Uncertainty exists whenever estimates are used because it is reasonably possible that there could be a material variance between the recognized amount and another reasonably possible amount.

     Measurement uncertainty in these financial statements exists in the accruals for pension obligations, Canada Health and Social Transfer (CHST), the Federal Equalization Program and personal income tax.

     The nature of the uncertainty in the accruals for pension obligations arises because actual results may differ significantly from the province's best estimates of expected results based on variables such as earnings on pension investments and life expectancy of claimants. Uncertainty related to the accrual for CHST, the Federal Equalization Program and personal income tax arises because of the possible differences between the estimates for the economic factors used in calculating the accruals and actual economic results.

     British Columbia Hydro and Power Authority (BC Hydro), a wholly owned self-supported Crown corporation, is directly exposed to counterparty credit risk as a result of the purchase and sale of electricity and natural gas. During fiscal year 2001, the rapid rise of wholesale power prices and in-state supply shortages have caused significant financial hardship for a number of utilities in California, resulting in defaults on payments. As a result, BC Hydro has not recognized some amounts as revenue owed them from sales to these utilities and has recorded provisions for uncollectible amounts and legal costs that are, in management's best estimate, sufficient to cover any remaining exposure. Due to the instability in the California market and ongoing regulatory and legal proceedings, management cannot predict the outcome and the amount ultimately collected may differ materially from management's current estimate.

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
             FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued


3.  CASH AND TEMPORARY INVESTMENTS


                                                          In Millions
                                                        2004        2003
                                                        ----        ----
                                                          $           $
Cash (cheques issued in excess of funds on deposit)..... (28)       (248)
Temporary investments(1)................................ 458         560
                                                        ----        ----
                                                         430         312
                                                        ----        ----
                                                        ----        ----

(1) Temporary investments consist mainly of units in the Province of British Columbia Investment Management Corporation Pooled Investment Portfolios. Units are carried at the lower of market value or cost of acquisition adjusted by income attributed to the units.

4.  ACCOUNTS RECEIVABLE


                                                          In Millions
                                                        2004        2003
                                                        ----        ----
                                                          $           $
Taxes receivable......................................  1,742        1,666
Trade accounts receivable.............................  1,176        1,015
Accrued interest......................................    343          315
                                                        -----        -----
                                                        3,261        2,996
Provision for doubtful accounts.......................   (719)        (616)
                                                        -----        -----
                                                        2,542        2,380
                                                        -----        -----
                                                        -----        -----

5.  INVENTORIES FOR RESALE


                                                          In Millions
                                                        2004        2003
                                                        ----        ----
                                                          $           $
Properties............................................    49          82
Small Business Forest Enterprise Program..............   176         131
Other.................................................    13           3
                                                       -----       -----
                                                         238         216
                                                       -----       -----
                                                       -----       -----

42                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2004--CONTINUED


6. DUE FROM OTHER GOVERNMENTS

                                                              In Millions
                                                            2004       2003
                                                            ----       ----
                                                              $         $
Government of Canada
   Current                                                  186         95
   Long-term                                                132
Provincial governments
   Current                                                   18         14
Local governments(1)
   Current                                                    8         24
   Long-term                                                             2
                                                            ---        ---
                                                            344        135
                                                            ===        ===

     (1) Local governments are municipal units established by the provincial government which include regional and metropolitan municipalities, cities, towns, townships, districts, rural municipalities and villages.

7. DUE FROM SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES

                                                              In Millions
                                                            2004       2003
                                                            ----       ----
                                                              $         $
British Columbia Hydro and Power Authority                   91         338
British Columbia Lottery Corporation                         71          62
Columbia Power Corporation                                    2           2
                                                            ---         ---
                                                            164         402
                                                            ===         ===

   See page 73 for details.

                          PROVINCE OF BRITISH COLUMBIA                        43
                            PUBLIC ACCOUNTS 2003/04

                     NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

 8. EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES

                                                                                         In Millions
                                                                                       2004                  2003
                                                                     ----------------------------------   -------
                                                                                   Unremitted
                                                                     Investments     Earnings     Total     Total
                                                                               $            $         $         $
British Columbia Hydro and Power Authority                                    20        1,614     1,634     1,630
British Columbia Railway Company                                             258          164       422       371
Columbia Power Corporation                                                   276           23       299       293
Insurance Corporation of British Columbia                                                 618       618       319
Provincial Capital Commission                                                              16        16        16
                                                                            ----        -----     -----     -----
                                                                             554        2,435     2,989     2,629
                                                                            ====        =====     =====     =====

CHANGE IN EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS
   AND AGENCIES
Balance--beginning of year                                                   534        2,095     2,629     2,520
Increase in investment                                                        20                     20
Net earnings of self-supported Crown corporations and agencies                          1,881     1,881     1,766
Contributions paid to the Consolidated Revenue Fund                                    (1,353)   (1,353)   (1,483)
Adjustments to contributions paid                                                        (188)     (188)     (174)
                                                                            ----        -----     -----     -----
BALANCE--END OF YEAR                                                         554        2,435     2,989     2,629
                                                                            ====        =====     =====     =====

     See pages 73 and 74 for details.

44                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

9. LOANS, ADVANCES AND MORTGAGES RECEIVABLE

                                                                                In Millions
                                                                            2004            2003
                                                                           -----           -----
LOANS AND ADVANCES                                                             $               $
British Columbia Student loans                                               412             302
Industrial Development Fund commercial loans                                 97              135
Land Tax Deferment loans                                                     150             144
British Columbia Ferry Services Inc                                          428
Construction loans to social housing projects                                 21              24
Accountable advances                                                          17              29
Miscellaneous                                                                 57              67
                                                                           -----           -----
                                                                           1,182             701
Provision for doubtful accounts                                             (170)           (145)
                                                                           -----           -----
                                                                           1,012             556
                                                                           -----           -----
MORTGAGES RECEIVABLE
Reconstruction Program                                                        49              58
Miscellaneous                                                                  8
                                                                           -----           -----
                                                                              57              58
Provision for doubtful accounts                                              (21)            (18)
                                                                           -----           -----
                                                                              36              40
                                                                           -----           -----
                                                                           1,048             596
                                                                           =====           =====

                          PROVINCE OF BRITISH COLUMBIA                        45
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

9. LOANS, ADVANCES AND MORTGAGES RECEIVABLE--Continued

     The BC Student Loan Program provides loans to students for higher education. Students are required to repay these loans through a contracted service provider, to the province over a maximum of 174 months with a floating interest rate of prime plus 2.5% or a fixed rate of prime plus 5%. Defaulted loans are due on demand with interest at a floating rate of prime plus 2.5%. The Program also administers defaulted student loans issued by financial institutions under a guaranteed and risk sharing agreement with the province. Defaulted risk sharing loans arise due to bankruptcy or death of the student while attending school.

     The Industrial Development Fund provided loans to assist the establishment of new industry, the introduction of new technology to existing industry, or the development of a region of British Columbia. These loans incur interest at rates ranging from 0% to 10%. The Industrial Development Fund was eliminated pursuant to the repeal of the INDUSTRIAL DEVELOPMENT INCENTIVE ACT UNDER THE BUDGET MEASURES IMPLEMENTATION ACT, 2002. No loans were issued after March 31, 2002.

     The Land Tax Deferment Program allows eligible owners to defer payment of all, or a portion of, annual property taxes due on residences. Eligible individuals are either 60 years or older, a surviving spouse or a person with a disability. Simple interest is charged on the deferred taxes at a rate set by the Minister of Provincial Revenue. This rate will not exceed 2.0% below the prime lending rate of the principal banker to the government. The deferred taxes, administration fees, plus any outstanding interest, must be repaid be fore the residence can be legally transferred to a new owner, other than directly to a surviving spouse.

     As part of a secured debenture amendment and preferred share surrender agreement, dated May 23, 2003, the province exchanged its interest in British Columbia Ferry Corporation for an interest-bearing debt in British Columbia Ferry Service Inc. The loan is interest bearing at 5.33% with a maturity date of April 1, 2006.

     Construction loans are provided by British Columbia Housing Management Commission (BCHMC), a taxpayer-supported Crown corporation, and an approved lender under the NATIONAL HOUSING ACT. BCHMC provides construction loans for societies that are building approved projects under social housing programs. Interest is payable at the province's weighted average borrowing rate for short-term funds, plus administration costs. Loans are repaid at substantial completion of each project from financing arranged with private lenders.

     Account able advances represent funds issued for program costs that have not been expended in accordance with the applicable agreements.

     The Reconstruction Program provides financial assistance to home owners to pay for repairs to homes with premature building envelope failure. The financial assistance is provided in the form of subsidized interest loans, no interest loans or deferred payment loans and secured by registered mortgages. This Program is administered by the Home owner Protection Office.

     Miscellaneous mortgages receivable have terms ranging from less than one year to twenty years with some loans being payable on demand. Interest rates range from 3.5% to 10%.

46                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

10. OTHER INVESTMENTS

                                                                                In Millions
                                                                            2004            2003
                                                                           -----           -----
                                                                               $               $
Government of Canada bonds                                                    36              18
Provincial government bonds                                                   63              63
Commercial loans and investments                                             111             111
British Columbia Ferry Services Inc                                           75
Pooled Investment Portfolios                                                  14              45
Columbia Basin Trust investments                                             201             152
Miscellaneous                                                                 68              54
                                                                           -----           -----
                                                                             568             443
Provision for doubtful accounts                                             (115)           (115)
                                                                           -----           -----
                                                                             453             328
                                                                           =====           =====

     Government of Canada bonds have a market value of $37.4 million (par value $35.5 million), with yields ranging from 2.305% to 4.336%. Maturity dates range from June 18, 2004 to June 1, 2012.

     Provincial bonds of various provinces have a market value of $68.9 million (par value $60.9 million), with yields ranging from 2.075% to 4.566%. Maturity dates range from March 8, 2005 to July 22, 2013.

     Commercial loans and investments are recorded at the lower of cost of acquisition adjusted by attributed income and market value. A provision in the full amount of these loans has been recorded.

     As part of a secured debenture amendment and preferred share surrender agreement dated May 23, 2003, the province exchanged its interest in British Columbia Ferry Corporation for 75,477 preferred shares in British Columbia Ferry Services Inc. These non-voting shares are valued at $1,000 per share and entitle the province to a fixed cumulative dividend at a rate of 8% of the issue price.

     Pooled investment portfolios consist of units in the British Columbia Investment Management Corporation's BC Focus Fund and Illiquid Fund. These funds' investments consist primarily of debt and equity holdings of privately held companies.

     Columbia Basin Trust investments include $9 million in bankers acceptances and deposits. The balance of $192 million represents investments in power development joint ventures.

                          PROVINCE OF BRITISH COLUMBIA                        47
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

11. ASSETS HELD FOR SALE

     The Financial Statements and related notes for the fiscal year ended March 31, 2003, have been restated to report the disposal of long lived assets and discontinued operations of only significant government operations. For the 2003/04 fiscal year, the impact of the government's decision to sell the shares and transfer control of British Columbia Ferry Services Inc. (BCFSI), (formerly British Columbia Ferry Corporation) to the British Columbia Ferry Authority is shown.

     British Columbia Ferry Services Inc. provides ferry transportation services in British Columbia. The British Columbia Ferry Authority is an independent no-share capital corporation; its purpose is to govern BCFSI and to appoint its Board of Directors. As of April 2, 2003, BCFSI is no longer owned or controlled by the province and its assets and operations are no longer included in the government reporting entity. On that date, the province exchanged its ownership in BCFSI for non-voting preference shares in BCFSI with a stated value of $75 million and a promissory note from BCFSI with a par value of $428 million.

     The discontinued operations and assets held for sale of the British Columbia Railway Company, a modified equity enterprise, are included in Equity in self-supported Crown corporations and agencies and described in Note 34, Significant Events.

12. LOANS FOR PURCHASE OF ASSETS, RECOVERABLE FROM AGENCIES

                                                                                In Millions
                                                                            2004            2003
                                                                           -----           -----
                                                                               $               $
British Columbia Hydro and Power Authority                                 7,040           6,696
British Columbia Railway Company                                             467             481
Columbia Power Corporation                                                                    47
Improvement districts                                                          5               6
Post-secondary educational institutions                                       90             106
                                                                           -----           -----
                                                                           7,602           7,336
Provision for doubtful accounts
                                                                           -----           -----
                                                                           7,602           7,336
                                                                           =====           =====


13. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                                In Millions
                                                                            2004            2003
                                                                           -----           -----
                                                                               $               $
Trade accounts payable and other liabilities                               1,700           1,624
Accrued interest on debt                                                     805             789
Accrued employee leave entitlements                                          280             245
Other accrued estimated liabilities(1)                                       758             695
                                                                           -----           -----
                                                                           3,543           3,353
                                                                           =====           =====

(1) Includes pending litigation, provision for guaranteed debt payout and other miscellaneous accrued claims.

48                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

14.  DUE TO OTHER GOVERNMENTS

                                                                                In Millions
                                                                            2004            2003
                                                                           -----           -----
                                                                               $               $
Government of Canada
  Current                                                                    334             297
  Long-term                                                                  738
Provincial governments
  Current                                                                     30              22
Local governments(1)
  Current                                                                      7               3
                                                                           -----           -----
                                                                           1,109             322
                                                                           =====           =====

      (1) Local governments are municipal units established by the provincial government which include regional and metropolitan municipalities, cities, towns, townships, districts, rural municipalities and villages.


15. DUE TO CROWN CORPORATIONS, AGENCIES AND FUNDS

                                                                                In Millions
                                                                            2004            2003
                                                                           -----           -----
                                                                               $               $
British Columbia Liquor Distribution Branch                                   44              44
Post-secondary educational institutions                                                        1
Trust funds                                                                   79              56
                                                                           -----           -----
                                                                             123             101
                                                                           =====           =====

16. DEFERRED REVENUE

                                                                                In Millions
                                                                            2004            2003
                                                                           -----           -----
                                                                               $               $
Medical Services Plan premiums                                                66              69
Motor vehicle licences and permits                                           185             166
Petroleum, natural gas and minerals, leases and fees                          35              32
Water rentals and recording fees                                              70              76
Derivative debt instruments                                                  144              47
Federal Contributions                                                        390
Unearned lease revenue                                                       106             107
Federal and municipal highway project revenues                                65              36
Forest Stand Management Fund                                                  15              16
Deferred Capital Contributions                                                85              67
Miscellaneous                                                                131              90
                                                                           -----           -----
                                                                           1,292             706
                                                                           =====           =====

                          PROVINCE OF BRITISH COLUMBIA                        49
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

17. EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)

                                                                                In Millions
                                                                            2004            2003
                                                                           -----           -----
                                                                               $               $
Members of the Legislative Assembly Superannuation Account                     3               4
                                                                           =====           =====

     The province contributes to four defined benefit pension plans for substantially all its employees and to the Members of the Legislative Assembly Superannuation Account (the Account). The four pension plans are the Public Service Pension Plan, the Municipal Pension Plan, the Teachers' Pension Plan and the College Pension Plan. The plans provide pensions based on length of service and highest five-year average earnings. No unfunded liability exists for the future indexing of pensions as the obligation is limited to the amount of available assets in separate inflation accounts.

     There are additional employee pension plans in Crown corporations and agencies consolidated on the modified equity basis. Net assets or net liabilities of the pension funds are included in the investment balance of the particular Crown corporation or agency.

     The estimated financial position as at March 31, 2004 for each plan is as follows:


                                                                         In Millions
                                                 Public
                                                Service   Municipal     Teachers'       College
                                                Pension     Pension      Pension        Pension
                                                   Plan        Plan         Plan           Plan       Total
                                                   ----        ----         ----           ----       -----
                                                      $           $            $              $           $
Accrued benefit obligation                        8,986       9,049       10,566          1,331      29,932
Pension fund assets                              11,069      10,300       10,182          1,523      33,074
                                                 ------      ------       ------          -----      ------
                                                 (2,083)     (1,251)         384           (192)     (3,142)
Unamortized actuarial gain (loss)                                           (776)          (196)       (972)
                                                 ------      ------       ------          -----      ------
ACCRUED NET OBLIGATION (ASSET)                   (2,083)     (1,251)        (392)          (388)     (4,114)
                                                 ======      ======       ======          =====      ======


     The College, Public Service, Municipal and Teachers' plans are joint trusteeship plans. In joint trusteeship plans, control of the plans and their assets are assumed by individual pension boards made up of government and plan member representatives. Provisions of these plans stipulate that the province has no formal claim to any pension plan surpluses or assets. The boards are fully responsible for the management of the plans, including investment of the assets and administration of the plans. The British Columbia Pension Corporation (Pension Corporation) provides benefit administrative services as agents of the boards of trustees.

50                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

17. EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)--Continued

     In the event that a plan deficit is determined by an actuarial valuation (performed every three years), the pension boards, by agreement, are required to address it through contribution adjustments or other means. It is expected, therefore, that any unfunded liabilities in the future will be short-term in nature.

     The reported net assets of the pension plans are under joint trusteeship agreements which limit the province's possible conditional share to 50%. The province has no claim on accrued asset amounts. If the individual pension boards decide to reduce or suspend employer contributions for a period of time, the province may record an asset. Therefore, the recorded value of the net assets is nil until such time that such a decision is made. Also, only 70% of the pension fund assets and accrued benefit obligation are included for the Municipal Pension Plan, reflecting the province's interest in the plan.

     The accrued benefit obligations and pension assets shown for 2003/04 are based on extrapolation of the most recent actuarial valuations as follows:
Public Service Pension Plan (March 31, 2002); Municipal Pension Plan (December 31, 2000); Teachers' Pension Plan (December 31, 2002); and College Pension Plan (August 31, 2003). Fund assets are based on market value at the date of actuarial valuation and extrapolated using actuarial growth assumptions.

     The Account is also administered by the Pension Corporation. As members of the Legislative Assembly retire, the present value of the amount required to provide a legislative member's future pension benefits are transferred from the Account to the Public Service Pension Plan from which monthly pensions are paid. Pension benefits are based on length of service and highest five-year average earnings. The unfunded pension liability for the Account represents the terminal funding that would be required from the province for the difference between the present value of the obligations for future benefit entitlements and the amount of funds available in the Account.

     Key actuarial assumptions used in the valuations include a long-term annual rate of return on pension fund assets of 7.30% for the Public Service Pension Plan, 7.25% for the Municipal Pension Plan, 7.25% for the Teachers' Pension Plan, and 7.20% for the College Pension Plan, and long-term annual salary increases of 4.80% for the Public Service Pension Plan, 4.75% for the Municipal Pension Plan, 4.75% for the Teachers' Pension Plan, and 4.70% for the College Pension Plan.

     The audited financial statements of each pension plan listed, along with full descriptions, benefit formulas, inflation assumptions and funding policies may be found at www.pensionsbc.ca.

                         PROVINCE OF BRITISH COLUMBIA                         51
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

18. TAXPAYER-SUPPORTED DEBT(1)

                                                                             In Millions
                                                                                                                2004        2003
                                                                                                              Canadian    Canadian
                                   Year of          Canadian          US         Japanese         Other        Dollar      Dollar
                                  Maturity           Dollar         Dollar(2)      Yen(2)      Currencies(2)    Total      Total
                                  --------           ------         -------        ----        -----------      -----      -----
Short-term promissory
   notes                              2004                                                                                   976
                                      2005              850              73                                       923
Notes, bonds and
   debentures(3)                      2004                                                                                 1,912
                                      2005            1,036             489                           610       2,135      2,123
                                      2006            2,365                                                     2,365      2,296
                                      2007            1,431           1,179                           370       2,980      2,987
                                      2008              930             829            59             418       2,236      2,248
                                      2009            2,103           1,157                                     3,260      2,970
                                 2009-2014            6,983             919           204             935       9,041      8,387
                                 2014-2019              783                                                       783        659
                                 2019-2024            2,776                                                     2,776      2,473
                                 2024-2029            1,635                                                     1,635      1,632
                                 2029-2034            3,110                                                     3,110      3,110
                                 2034-2039              665                                                       665        165
                                 2039-2044              350                                                       350        200
                                                      -----           ------       ------          ------      ------    -------
TOTAL DEBT ISSUED AT FACE VALUE                      25,017            4,646          263           2,333      32,259     32,138
                                                     ======           ======       ======          ======
Sinking funds(4)                                                                                               (2,680)    (3,135)
Unamortized premium (discount)                                                                                   (119)      (119)
Unrealized foreign exchange gains/(losses)                                                                        (18)        24
Amount held in the Consolidated Revenue Fund                                                                      (11)        (9)
                                                                                                                ------     ------
TOTAL TAXPAYER-SUPPORTED DEBT                                                                                  29,431     28,899
                                                                                                               =======    =======
The effective interest rates (weighted average percent) as at March 31 on the above debt are:

     2004                                                                                                        5.67%
     2003                                                                                                                   5.98%


     (1) The balances and interest rates reflect the impact of the related derivative contracts, presented in Note 20 (Risk Management and Derivative Financial Instruments).

     (2) Foreign currencies include: $3,023 million US ($4,646 million Canadian); 22,000 million Japanese yen ($263 million Canadian); 1,000 million Swiss francs ($1,028 million Canadian); and 741 million euros ($1,305 million Canadian). Effective January 1, 2002, debt originally issued in and totalling 2,499 million French francs and 703 million Deutsche marks was converted at established fixed exchange rates (6.55957 French francs for 1 euro and 1.95583 Deutsche marks for 1 euro) and is now reported in euros.

     (3) Notes, bonds and debentures include nil (2003: $6 million) in bank loans, $32 million (2003: $47 million) in capital leases and $134 million (2003: $141 million) in mortgages.

     (4) Sinking fund balances include assets totalling $108 million (2003:
$138 million) invested in the Matched Book Program and assets totalling $2,572 million (2003: $2,997 million) set aside for orderly repayment of debt. Sinking funds are managed by the British Columbia Investment Management Corporation.

52                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

18. TAXPAYER-SUPPORTED DEBT--Continued

NOTES, BONDS AND DEBENTURES

REDEEMABLE BY THE BOND HOLDER

     Balances include debentures issued to the Canada Pension Plan totalling $3,424 million (2003: $3,447 million) at a weighted average interest rate of 8.73% (2003: 9.27%). These debentures mature at various dates from April 2, 2004 to March 1, 2024, with interest rates varying between 5.29% and 14.06%. These debentures are redeemable in whole or in part before maturity, on six months' prior notice, at the option of the Minister of Finance of Canada, subject to certain restrictions. During the year, $300 million in Canada Pension Plan debentures were issued. Under Canada Pension Plan legislation, any significant amendment to benefits or contributions requires the approval of the legislature of two-thirds of the provinces.

     Balances include 5.45% debentures due August 17, 2028, totalling $200 million (2003: $200 million). The holders have a put option that, if exercised, would result in the bond maturing on August 17, 2005. If the option is not exercised, the debenture will mature on August 17, 2028, and the effective rate on the bond will be 5.62% for the period August 18, 2005 to August 17, 2028.

     Balances include 5.86% debentures due June 18, 2029, totalling $250 million (2003: $250 million). The holders have a put option that, if exercised, would result in the bond maturing on June 19, 2006. If the option is not exercised, the debenture will mature on June 18, 2029.

     Balances include British Columbia Savings Bonds totalling $180 million (2003: $229 million) maturing at dates from October 15, 2005 to October 15, 2007, and with an effective rate of 2.35% are redeemable at par by the holder each April 15 and October 15 prior to maturity.

REDEEMABLE BY THE PROVINCE

     Balances include debentures issued to the Canada Pension Plan totalling $3,424 million (2003: $3,447 million) at a weighted average interest rate of 8.73% (2003: 9.27%). These debentures mature at various dates from April 2, 2004 to March 1, 2024, with interest rates varying between 5.29% and 14.06%. These debentures are redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the province.

     Issues totalling $150 million (2003: $80 million) with effective rates ranging from 2.25% to 2.31% are redeemable at par at the province's option on dates ranging from October 20, 2005 to April 30, 2015.

DEFEASANCES

     At March 31, 2004, sufficient securities had been set aside in a defeasance trust account to satisfy the scheduled interest and principal payment requirements of $763 million (2003: $814 million). The securities are government of Canada bonds, provincial bonds or BC Municipal Finance Authority securities that are held to maturity and match the timing and specific amounts required to pay the interest and principal payments on the debt. The debt is considered extinguished for financial reporting purposes. The debt and related securities used to extinguish the debt are removed from the province's Statement of Financial Position.

                          PROVINCE OF BRITISH COLUMBIA                        53
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

18. TAXPAYER-SUPPORTED DEBT--Continued

NOTES, BONDS AND DEBENTURES--Continued

AGGREGATE PAYMENTS TO MEET SINKING FUND INSTALMENTS AND RETIREMENT PROVISIONS

     Aggregate payments for the next five fiscal years to meet sinking fund instalments and retirement provisions on notes, bonds and debentures are:

             In Millions
               Canadian
                Dollar
                ------
 2005            1,836
 2006            2,164
 2007            2,765
 2008            2,101
 2009            3,130


19. SELF-SUPPORTED DEBT(1)

                                                                             In Millions
                                                                                                                    2004        2003
                                                                                                                Canadian    Canadian
                                       Year of            Canadian           US      Japanese             Other   Dollar      Dollar
                                      Maturity              Dollar    Dollar(2)        Yen(2)     Currencies(2)    Total       Total
                                      --------              ------     -------           ----      -----------     -----       -----
Short-term promissory
   notes                                  2004                                                                                 1,187
                                          2005                 267        733                                      1,000
Notes, bonds and
   debentures                             2004                                                                                   300
                                          2005                 388         75             135                        598         598
                                          2006                 413                                                   413         413
                                          2007                 314                                                   314         314
                                          2008                   9        397                                        406         430
                                          2009                 144                                                   144         144
                                     2009-2014               1,674        356                             150      2,180       1,747
                                     2014-2019                 350                                                   350
                                     2019-2024               1,296                                                 1,296       1,296
                                     2024-2029                  75        655                                        730         810
                                     2029-2034                 575                                                   575         575
                                     2034-2039                  50        393                                        443         491
                                                             -----      -----             ---             ---    -------     -------
TOTAL DEBT ISSUED AT FACE VALUE                              5,555      2,609             135             150      8,449       8,305
                                                             =====      =====             ===             ===
Sinking funds(3)                                                                                                 (1,048)     (1,029)
Unamortized premium (discount)                                                                                         4         (6)
Unrealized foreign exchange gains/(losses)                                                                           102        (45)
                                                                                                                     ---        ----
TOTAL SELF-SUPPORTED DEBT                                                                                          7,507       7,225
                                                                                                                   =====       =====

54                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04


                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

19. SELF-SUPPORTED DEBT--Continued

The effective interest rates (weighted average percent) as at March 31 on the above debt are:

      2004                                                 6.11%
      2003                                                              6.25%


     (1) The balances and interest rates reflect the impact of the related derivative contracts, presented in Note 20 (Risk Management and Derivative Financial Instruments).

     (2) Foreign currencies include: $1,949 million US ($2,609 million Canadian); 10,000 million Japanese yen ($135 million Canadian); 97 million euros ($150 million Canadian).

     (3) Sinking funds at March 31, 2004, totalling $397 million US (2003:
$372 million US) act as a natural hedge of the US dollar debentures and short-term promissory notes. Sinking funds are managed by the British Columbia Investment Management Corporation.

NOTES, BONDS AND DEBENTURES

REDEEMABLE BY THE BOND HOLDER

     Balances include debentures issued to the Canada Pension Plan totalling $317 million (2003: $317 million) at a weighted average interest rate of 11.11% (2003: 11.11%). These debentures mature at various dates from July 10, 2004 to June 9, 2009 with interest rates varying between 9.62% and 14.06%. These debentures are redeemable in whole or in part before maturity, on six months' prior notice, at the option of the Minister of Finance of Canada, subject to certain restrictions. During the year, no Canada Pension Plan debentures were issued for self-supported debt. Under Canada Pension Plan legislation, any significant amendment to benefits or contributions requires the approval of the legislature of two-thirds of the provinces.

REDEEMABLE BY THE PROVINCE

     Balances include debentures issued to the Canada Pension Plan totalling $317 million (2003: $317 million) at a weighted average interest rate of 11.11% (2003: 11.11%). These debentures mature at various dates from July 10, 2004 to June 9, 2009, with interest rates varying between 9.62% and 14.06%. These debentures are redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the province.

DEFEASANCES

     At March 31, 2004, sufficient securities had been set aside in a defeasance trust account to satisfy the scheduled interest and principal payment requirements of $68 million (2003: $68 million). The securities are government of Canada bonds or provincial bonds that are held to maturity and match the timing and specific amounts required to pay the interest and principal payments on the debt. The debt is considered extinguished for financial reporting purposes. The debt and related securities used to extinguish the debt are removed from the province's Statement of Financial Position.

AGGREGATE PAYMENTS TO MEET SINKING FUND INSTALMENTS AND RETIREMENT PROVISIONS

     Aggregate payments for the next five fiscal years to meet sinking fund instalments and retirement provisions on notes, bonds and debentures are:

                  In Millions
                     Canadian
                       Dollar
                       ------
 2005                     566
 2006                     427
 2007                     327
 2008                     431
 2009                     150

                          PROVINCE OF BRITISH COLUMBIA                        55
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS

     The province borrows funds in both domestic and foreign capital markets, and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the province is exposed to risks associated with interest rate fluctuations, foreign exchange rate fluctuations and credit risk. In accordance with risk management policy guidelines set by the Risk Committee of the Ministry of Finance, the province uses a variety of derivative financial instruments to hedge exposure to interest and foreign exchange risks.

     Derivatives used by the province include interest rate swaps, cross-currency swaps, forward foreign exchange contracts, forward rate agreements, advanced rate setting agreements and options. A derivative instrument is a financial contract with a financial institution or counterparty that is applied to effect a hedge on interest rate or foreign exchange exposure contained in the underlying provincial debt instrument. A derivative derives value from the impact of market changes on the underlying hedged debt instrument.

     The province also engaged in commodity derivative hedging on behalf of the British Columbia Ferry Corporation. The objective of commodity derivative hedging was to reduce the financial risks associated with price volatility in the commodity market. As at March 31, 2004, the remaining notional amounts under commodity contracts totalled nil (2003: 122,000) barrels of oil. Effective April 2, 2003, the contracts were transferred to British Columbia Ferry Services Inc. and matured at various dates from May 31, 2003, to August 31, 2003.

     The following tables present maturity schedules of the province's derivatives by type, outstanding at March 31, 2004, based on the notional amounts of the contracts.

TAXPAYER-SUPPORTED DEBT

                                                                           In Millions
                                                                                                    Forward
                                                        Cross        Interest       Advanced        Foreign
                                        Year of      Currency            Rate   Rate Setting       Exchange
                                       Maturity         Swaps           Swaps      Agreement      Contracts    Total
                                       --------         -----           -----      ---------      ---------    -----
                                                            $               $              $              $        $
                                           2005         1,099              95            200             73    1,467
                                           2006                           745                                    745
                                           2007         1,919           1,679                                  3,598
                                           2008         1,305                                                  1,305
                                           2009         1,158           1,055                                  2,213
                                     6-10 years         2,013           1,011                                  3,024
                                  Over 10 years           218             634                                    852
                                                       ------          ------         ------         ------   ------
TOTAL                                                   7,712           5,219            200             73   13,204
                                                       ======          ======         ======         ======   ======


     As at March 31, 2004, the province entered into two advanced rate setting agreements to lock in interest rates in advance of an expected bond issue. The hedging instrument for both is a Government of Canada bond, 5.75%, maturing June 1, 2029 with a notional amount of $200 million.

56                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS--Continued

SELF-SUPPORTED DEBT

                                                                           In Millions

                                                        Cross        Interest         Delayed
                                        Year of      Currency            Rate   Interest Rate
                                       Maturity         Swaps           Swaps            Swap      Total
                                       --------         -----           -----       ---------      -----
                                                            $               $               $          $
                                           2005           279           1,168                      1,447
                                           2006           135             236                        371
                                           2007                           200                        200
                                           2008           200             524                        724
                                           2009
                                     6-10 years           440           1,296             200      1,936
                                  Over 10 years                           150                        150
                                                        -----           -----           -----      -----
TOTAL                                                   1,054           3,574             200      4,828
                                                        =====           =====           =====      =====


     On behalf of British Columbia Hydro and Power Authority (BC Hydro), the province entered into a delayed interest rate swap to hedge the refinancing risk on a BC Hydro debt issue. Under the interest rate swap, the province pays a fixed semi-annual rate and receives a floating rate, starting June 21, 2004 and maturing December 21, 2012, on a notional amount of $200 million.

INTEREST RATE RISK

     Interest rate risk is the risk that the province's debt servicing costs will fluctuate due to changes in interest rates. The province uses derivative contracts to manage interest rate risk by exchanging a series of interest payments, and assuming either a fixed or floating rate liability to a counterparty, based on the notional principal amount. Derivatives allow the province to alter the proportion of its debt held in fixed and floating rate form to take advantage of changes in interest rates.

     The government's current policy guidelines, with respect to the provincial government direct debt portfolio, that totals $25,943 million (2003: $25,309 million), allow floating rate exposure up to 45.00% (2003: 45.00%) of this portion of the taxpayer-supported debt. At March 31, 2004, floating rate debt exposure was 35.62% (2003: 40.57%) of the government direct debt portfolio.

     Under current policy guidelines for BC Hydro, the floating rate exposure is 46.00% (2003: 46.00%) of their debt that totals $7,040 million (2003: $6,784 million). At March 31, 2004, floating rate debt exposure for BC Hydro was 29.30% (2003: 38.40%) of their debt.

     Based on the taxpayer-supported and self-supported debt portfolios at March 31, 2004, a 1.00% increase in interest rates would result in an increase in the annual debt servicing expense of $93 million (2003: $100 million) for the taxpayer-supported debt portfolio and $15 million (2003: $25 million) for the self-supported debt portfolio.

                          PROVINCE OF BRITISH COLUMBIA                        57
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

20. RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS--Continued

FOREIGN EXCHANGE RISK

     Foreign exchange risk is the risk that the province's debt servicing costs and principal payments will fluctuate due to changes in foreign exchange rates. The province uses derivative contracts to hedge foreign exchange risk by converting foreign currency principal and interest cash flows into Canadian dollar cash flows. Within specified limits set by policy, the province and provincial corporations may only assume unhedged exposure to US dollars and Japanese yen.

     The government's current policy guidelines with respect to the provincial government direct debt portfolio, which totals $25,943 million (2003: $25,309 million), allow unhedged foreign debt exposure up to 10.00% (2003: 10.00%) of this portion of the taxpayer-supported debt. At March 31, 2004, unhedged foreign debt exposure in Japanese yen was 4.73% (2003: 2.99%) of the government direct debt portfolio. At March 31, 2004, there was no unhedged foreign debt exposure in US dollars for the government direct debt portfolio (2003: nil).

     Under current policy guidelines for BC Hydro, the maximum unhedged foreign debt exposure is 30.00% (2003: 30.00%) of their debt, which totals $7,040 million (2003: $6,784 million). At March 31, 2004, 20.10% (2003:
25.20%) of their debt was in the form of unhedged foreign debt in US dollars.

     Based on the taxpayer-supported and self-supported debt portfolios at March 31, 2004, a one cent decrease in the Canadian dollar versus the US dollar would result in an increase of $11 million (2003: $15 million) in the annual debt servicing expense for the self-supported debt portfolio. A decrease of one yen versus the value of the Canadian dollar (for example, from 79 yen to 78 yen) would result in an increase to the annual debt servicing expense of $3 million (2003: $2 million) for the taxpayer-supported debt portfolio.

CREDIT RISK

     Credit risk is the risk that the province will incur financial loss due to a counterparty defaulting on its financial obligation to the province. In accordance with the government's policy guidelines, the province reduces its credit risk by dealing with only highly rated counterparties. The province only enters into derivative transactions with counterparties that have a rating from Moody's Investors Service and Standard & Poor's of at least AA-/Aa3 or A+/A1 in the case of Canadian Schedule A banks. The province also establishes limits on individual counterparty credit exposures and monitors these exposures on a regular basis.

58                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

21. NET LIABILITIES

     The Statement of Change in Net Liabilities (SEE page 33) shows the net impact of applying the expenditure basis of accounting. The net liabilities calculation uses the expenditure, rather than the expense, basis of accounting. Under the expenditure basis of accounting, prepaid capital advances, tangible capital assets, prepaid program costs and other assets are recorded as expenditures when calculating the current year surplus or deficit. Under the expense basis of accounting, these items are recorded on the Statement of Financial Position as assets and amortized over an applicable period of time.

22.  TANGIBLE CAPITAL ASSETS

                                          In Millions
                                        2004        2003
                                    --------    --------
                                    Net Book    Net Book
                                       Value      Value
                                           $          $
Land and land improvements               833        770
Buildings (including tenant
improvements)                            921        944
Highway infrastructure                 6,263      6,161
Ferries and related infrastructure        11         15
Transportation equipment               2,053      2,088
Computer hardware and software          268        257
Other                                    133        146
                                      ------     ------
                                      10,482     10,381
                                      ======     ======

     SEE Statement of Tangible Capital Assets on page 75.

     The estimated useful lives of the more common tangible capital assets are: buildings (10-50 years); highway infrastructure (15-40 years); ferries and related infrastructure (5-40 years); transportation equipment (5-40 years); computer hardware and software (3-5 years); and other (including vehicles, specialized equipment, and furniture and equipment) (5-20 years). Land improvements are amortized over 30 years (recreation areas) or 40 years (dams and water management systems). Tenant improvements are amortized over 5 years or the length of the relevant lease term.

     Included in tangible capital assets of British Columbia Transit (BCT) and of Rapid Transit Project 2000 Ltd (RTP) are capital assets under lease to Greater Vancouver Transportation Authority (GVTA). These capital assets under lease consist of land, land improvements, stations, guideways and other assets related to the SkyTrain system and West Coast Express. These assets are made available to GVTA for their use under the GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT and an Order in Council (OIC) enacted thereunder, and represent one of the province's contributions toward public transportation in the Greater Vancouver Regional District. The OIC-directed lease arrangements with GVTA and BCT are for one dollar per year under an initial fifteen-year term with additional five-year renewal periods upon the agreement of BCT and GVTA. The net book value of these assets is $945 million (2003: $963 million). A similar lease arrangement is under negotiation with GVTA for the RTP assets.

23.  PREPAID CAPITAL ADVANCES

                                             In Millions
                                           2004        2003
                                       --------    --------
                                              $          $
Health facilities                         3,074      2,953
Post-secondary educational institutions   2,609      2,401
Schools                                   6,429      6,475
                                          -----      -----
                                         12,112     11,829
Accumulated amortization                 (4,976)    (4,721)
                                        -------    -------
                                          7,136     7,108
                                        =======    =======

                          PROVINCE OF BRITISH COLUMBIA                        59
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

24. PREPAID PROGRAM COSTS

                                 In Millions
                                  2004 2003
                                  ---- ----
                                  $      $
PREPAID PROGRAM COSTS(1)         82    107
                                 ==    ===

     (1) Includes inventories of operating material held in the Purchasing Commission and Queen's Printer warehouses pending distribution in a subsequent fiscal year. Also includes inventories of supplies and other not for resale items held by taxpayer-supported Crown corporations and agencies and charged to expenses when consumed in the normal course of operations.

25. OTHER ASSETS

                                             In Millions
                                           2004        2003
                                       --------    --------
                                              $          $
Deferred debt instrument costs              119        122
Deferred treaty costs                        21         23
Other deferred costs                          4          3
                                        -------    -------
                                            144        148
                                        =======    =======


26. ACCUMULATED SURPLUS (DEFICIT)

                                                        In Millions
                                                      2004        2003
                                                  --------    --------
                                                         $          $
Accumulated surplus (deficit)--beginning of
   year as previously reported                      (7,954)    (4,785)
Adjustments to accumulated surplus (deficit)(1,2)      (61)       (31)
                                                   -------    -------
Accumulated surplus (deficit)--beginning of
   year as restated(2)                              (8,015)    (4,816)
Surplus (deficit) for the year(2)                   (1,339)    (3,199)
                                                   -------    -------
ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR          (9,354)    (8,015)
                                                   =======    =======

     (1) In fiscal 2002/03, the opening accumulated deficit for 2002/03 was restated to apply changes due to correction of errors. These adjustments were made: to recognize the outstanding amount of leave liability for the Healthcare Benefits Trust for those organizations funded through government ($30 million increase); to adjust the land account for land held for the federal government that had been capitalized by the province ($1 million increase); to adjust revenue recognition for safety inspection fees recognized as revenue in prior years that should have been deferred to future years to coincide with the related cost incurrence ($8 million increase); and, to transfer the trust account held for the Crop Insurance Fund to be included as a part of regular government operations, ($8 million decrease). The net effect of these changes results in an increase to the 2002/03 opening accumulated deficit of $31 million (from $4,785 to $4,816).

     (2) In fiscal 2003/04, further restatements to the 2002/03 accumulated deficit were made to apply changes due to correction of errors. These adjustments were made: to recognize the outstanding amount of leave liability for the Healthcare Benefits Trust for those organizations funded through government ($23 million increase); to adjust expense for School District Building Envelope Program ($7 million increase); to transfer the trust account held for the Crop Insurance Fund to be included as a part of regular government operations, ($8 million decrease); and, to adjust the accrual for employee leave liability ($8 million increase). The net effect of these changes is a $30 million increase to the 2002/03 deficit (from $3,169 to $3,199). When combined with the prior year's change, the total impact to the 2003/04 opening accumulated deficit is $61 million (from $7,954 to $8,015).

60                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

27. CONTINGENCIES AND COMMITMENTS

(a) GUARANTEED DEBT

     Guaranteed debt as at March 31, 2004, totalled $156 million (2003: $264 million). These guarantees include amounts where indemnities have been made for explicit quantifiable loans. SEE Statement of Guaranteed Debt on page 76 for details.

(b) CONTINGENT LIABILITIES

     (i) Litigation

          The province is a defendant in legal actions and is involved in matters such as expropriation compensation disputes and tax assessment appeals. These matters may give rise to future liabilities.

          The province has the following contingent liabilities where the estimated or known claim is or exceeds $100,000, but the likelihood of payment is uncertain.

                                                  In Millions
                                                  2004    2003
                                                  ----    ----
                                                     $       $
Negligence and miscellaneous                         2      38
Contract disputes                                  130     163
Damages to persons or property                      28     157
Expropriation disputes                                      34
Timber harvesting rights disputes                    3
Property access disputes                             9      22
Motor vehicle accidents                              1       2
Tax disputes                                        18       8
                                                   ---     ---
                                                   191     424
                                                   ===     ===


          When it is determined that it is likely that a liability exists and the amount can be reasonably estimated, the amount is recorded as an accrued liability (SEE Note 13) and an expense. The accrued liability for litigation at March 31, 2004 was $61 million (2003: $36 million).

     (ii) Guarantees and Indemnities

          The province also has contingent liabilities in the form of indemnities, indirect guarantees and outstanding claims for amounts that are not explicit or reasonably estimable at this time.

    (iii) Environmental Clean-up

          The province is responsible for the environmental clean-up of numerous contaminated sites in the province. For those sites where the province has possession, a liability of $130 million (2003: $145 million) has been accrued based on preliminary environmental audits. This liability is based on the minimum estimated clean-up costs for those sites where an estimate has been made and it has been determined that the government is liable. Estimated clean-up costs, not already accrued, for sites under evaluation are approximately $93 million at March 31, 2004. In addition, the Ministry of Energy and Mines has determined possible net liabilities of $300 million for sites the province does not own. Many other sites remain to be evaluated; the future liability for all environmental clean-up costs is not currently determinable.

     (iv) Aboriginal Land Claims

          Treaty negotiations between the province, Canada and First Nations commenced in 1994. The province anticipates that these negotiations will result in modern-day treaties defining the boundaries and nature of First Nations treaty settlement lands. As of March 31, 2004, there were 45 treaty tables in various stages of negotiation, representing two-thirds of the aboriginal people in British Columbia.
          When final treaty agreements are ratified, the provincial cost of treaties is recorded in the Public Accounts. Costs are amortized over the same period as the period of capital transfers established in final agreements.

                          PROVINCE OF BRITISH COLUMBIA                        61
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

27. CONTINGENCIES AND COMMITMENTS--Continued

          Four Agreements in Principle (AiPs) were signed in 2003, to add to the AiP signed with Sechelt in 1999. It is expected that the capital transfer components in all the AiPs will be entirely provided by Canada. The provincial land commitments of Provincial Crown Land within all five AiPs are as follows:

                 - Lheidli T'enneh, 3,120 hectares
                 - Maa-nulth, 20,900 hectares
                 - Sliammon, 6,000 hectares
                 - Tsawwassen, 427 hectares
                 - Sechelt, 933 hectares

          Since the signing of the Sechelt AiP, there has been little or no progress in negotiations and a final agreement is not anticipated in the near future.

          Eighty percent of funding for First Nations negotiation costs is in the form of loans from Canada and is repayable from treaty settlements. The province has committed to reimburse Canada 50% of any negotiation support loans that default, along with 50% of the interest accrued. The earliest date at which the loans are expected to become due is 2006 and the amount of any provincial liability is not determinable at this time.

          Some First Nations have chosen not to negotiate through the formal British Columbia Treaty Commission process. Several have commenced litigation claiming aboriginal rights and/or title over their asserted Traditional Territories and/or challenging provincial approvals regarding resource allocation and extraction on those lands with respect to the adequacy of consultation and accommodation. The result of these actions is not determinable at this time.

      (v) Crown Corporations

          The Insurance Corporation of British Columbia (ICBC) has settled some claims which require ICBC to provide claimants with periodic payments, usually for a lifetime. ICBC has purchased annuities to make these payments; however, if the annuities are insufficient, ICBC remains responsible. The gross amount of these settlements at December 31, 2003, was approximately $594 million (2002: $569 million).

          The BC Transportation Financing Authority has contingent liabilities of $92 million remaining after deducting the estimated settlement expense currently accrued from gross claims outstanding for capital projects.

          Powerex, a wholly-owned subsidiary of the British Columbia Hydro and Power Authority, has been named as a defendant in a number of lawsuits regarding alleged market manipulation of energy prices in the California wholesale electricity markets. Estimates of claims against all market participants could reach several billion US dollars. Management cannot predict the outcome of the various claims; however, Powerex states the terms of its sales were just and reasonable.

(c) COMMITMENTS

     The government has ongoing operational and capital commitments to fund a variety of programs for public welfare including health, education, social services, protection of persons and property, and management of natural resources. Any significant non-operating commitments of less than five years duration and costing more than $50 million are detailed in this note.

     (i)  Restructuring plan
          The province is in the final year of a three-year restructuring plan. In each year, associated costs are determined, included in the Estimates, and recorded in the financial statements.

62                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

27. CONTINGENCIES AND COMMITMENTS--Continued

     (ii) 2010 Winter Olympics

          On July 2, 2003, the International Olympic Committee selected Vancouver to host the 2010 Olympic and Paralympic Winter Games. A comprehensive Multi-Party Agreement (MPA) between Canada, British Columbia, the City of Vancouver, the Resort Municipality of Whistler, the Canadian Olympic Committee, the Canadian Paralympic Committee, and the Vancouver 2010 Organizing Committee was signed November 14, 2002. This agreement establishes the roles and relationships of all the parties, the contractual arrangements, financial contributions, legal responsibilities, and the sport legacies of the Games. On September 30, 2003 the "Vancouver Organizing Committee for the 2010 Olympic and Paralympic Games" (VANOC) was incorporated. The province has the power to appoint three of the twenty board members. VANOCs mandate is to plan, organize, finance and stage the Winter Games.

          The province, has established a commitment of $600 million for the 2010 Olympic Games. The MPA outlines the province's obligations for the Games. The obligations include: medical services for the Games; sharing security costs with the Government of Canada; providing one half of the costs of the venues; and providing $55 million to the Legacy Endowment Fund. To date, the province has spent $111 million toward its $600 million commitment. In addition, the province has guaranteed any potential financial short fall that may be incurred by VANOC as a result of staging the Games. A short fall is not anticipated at this time. The province has also agreed to upgrade the Sea to Sky Highway at a cost estimated to be $600 million.

    (iii) Crown corporations

          The province has committed to the construction of the expansion to the Vancouver Convention Centre and other shared upgrades to adjacent facilities. The cost is to be shared by the province ($230 million), the Government of Canada ($223 million) and Tourism Vancouver ($90 million).


28. REVENUE

                                       In Millions
                                      2004     2003
                                     -----    -----
TAXATION REVENUE INCLUDES                $        $
Personal income                      4,878    4,154
Corporation income                     776      613
Social service                       4,001    3,794
Property                             1,576    1,541
Other                                2,577    2,175
                                     -----    -----
                                    13,808   12,277
                                    ======   ======


     SEE notes at end of the Schedule of Net Revenue by Source on page 94 for additional information on taxation revenue.

                          PROVINCE OF BRITISH COLUMBIA                        63
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

29. EXPENSE

                                                                    In Millions
                                                                   2004     2003
                                                                  -----    -----
INTEREST EXPENSE BY FUNCTION                                          $        $
Health                                                              151      152
Education                                                           446      453
Transportation                                                      138      138
Interest(1)                                                       1,451    1,493
                                                                  -----    -----
                                                                  2,186    2,236
                                                                  =====    =====

                                                                    In Millions
                                                                   2004     2003
                                                                  -----    -----
TOTAL EXPENSE BY GROUP ACCOUNT CLASSIFICATION                         $        $
Government transfers                                             19,669   19,544
Operating costs                                                   2,677    2,369
Salaries and benefits                                             2,370    2,281
Interest(1)                                                       2,186    2,236
Other                                                               466      583
Amortization                                                        523      564
                                                                 ------   ------
                                                                 27,891   27,577
                                                                 ======   ======

   (1) Includes foreign exchange gain amortization of $19 million (2003: loss amortization of $7 million)

30. VALUATION ALLOWANCES

                                                                    In Millions
                                                                   2004     2003
                                                                  -----    -----
                                                                      $        $
Accounts receivable                                                 165      152
Loans, advances and mortgages receivable                            41       31
Investments                                                           8        6
Tangible capital assets                                              14        7
                                                                 ------   ------
                                                                    228      196
                                                                 ======   ======

     These amounts are included in Other in expense by group account classification in Note 29 and represent the write-down of assets and liabilities in the above Statement of Financial Position categories.

64                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

31. COMPARISON TO ESTIMATES

     The Estimates numbers on the Statement of Operations are taken from the Estimated Statement of Operations on page 4 of the Estimates, Fiscal Year Ending March 31, 2004. They do not include supplementary spending of $419 million approved by the Legislature during the 2003/04 fiscal year. Of this amount, $319 million was additional Canadian Health and Social Transfer funds from the federal government that were not known at the time of the budget, but were included in the SUPPLY ACT passed on May 29, 2003.

32. TRUSTS UNDER ADMINISTRATION

                                                                    In Millions
                                                                   2004     2003
                                                                  -----    -----
                                                                      $        $
Public Trustee and Official Administrators
  --administered by government officials                            530      575
Supreme and Provincial Court (Suitors' Funds)
  --administered by the Courts                                       32       22
Credit Union Deposit Insurance Corporation of B.C.
  --administered by various government officials and a
    non-government investment corporation                           117      104
Other trust funds
  --administered by various government officials                     68       43
                                                                    ---      ---
                                                                    747      744
                                                                    ===      ===

33. WORKERS' COMPENSATION BOARD OF BRITISH COLUMBIA (WCB)

     WCB administers the WORKERS' COMPENSATION ACT. Its main functions are promotion of occupational health and safety, compensation for occupational injury, death or disease, and rehabilitation of injured workers. WCB collects funds necessary for its operations from employers covered under the Act, and operates similar to a trust. It is excluded from the government reporting entity. The audited financial statements of WCB at December 31 reflect the following financial information:

                                                                    In Millions
                                                            December 31   December 31
                                                                   2003          2002
                                                                  -----         -----
                                                                      $             $
Assets                                                            8,481         8,078
Liabilities                                                       8,473         8,225
                                                                  -----         -----
NET EQUITY                                                            8          (147)
                                                                  =====         =====

                                                                    In Millions
                                                            December 31   December 31
                                                                   2003          2002
                                                                  -----         -----
                                                                      $             $
Revenue                                                           1,573           795
Expense                                                           1,419         1,366
                                                                  -----         -----
SURPLUS (DEFICIT)                                                   154          (571)
                                                                  =====         =====

                          PROVINCE OF BRITISH COLUMBIA                        65
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

34. SIGNIFICANT EVENTS

     GOVERNMENT RESTRUCTURING

     The province has stated its intentions to reorganize government. As part of the reorganization, the province will discontinue some operations and invite outside investors to participate in other operations. These include, among others, liquor distribution, land registry operations, rail operations and highway operations.

     BRITISH COLUMBIA RAILWAY COMPANY (BCRC) OPERATIONS

     On November 25, 2003, BCRC and BCR Properties signed an agreement with Canadian National Railway Company (CN) under which CN will assume the operations of the industrial freight railway business carried on by BC Rail Partnership, by purchasing the shares of BC Rail Ltd., and the partnership interests of BC Rail Partnership (collectively "BC Rail"), for proceeds of $1 billion (the "Transaction").

     Prior to closing, BC Rail will undergo a corporate restructuring to ensure that only assets and liabilities of BC Rail's Industrial Freight Railway business are owned by BC Rail at the time of the Transaction. Part of this restructuring will involve transferring the railbed and related infrastructure from BC Rail to BCRC. The BC Rail Partnership and BC Rail will continue to be liable for certain inter-company debt owing to BCRC and BCR Properties.

     As part of the Transaction, BCRC and CN will enter into a Revitalization Agreement under which CN will lease the railbed and related infrastructure from BCRC for a term of 60 years. The Revitalization Agreement also gives CN the option to renew the lease for an additional 30 years at no cost to CN and allows for further extensions of the term of the agreement beyond this time, should BCRC not excercize its option to repurchase the rail operations.

     The province and BCRC have provided commercial indemnities to CN with respect to the Transaction including indemnities related to tax attributes of BC Rail at closing.

     The maximum payable under the indemnities related to tax attributes is $367 million, plus interest at 9% from the date of closing and any taxes payable by CN on the amounts received under the indemnities. These indemnities remain in effect until 90 days after the last date on which a tax assessment or reassessment can be issued in respect of the tax attributes. It is unlikely the province and BCRC will ultimately be held liable for any amounts under these indemnities.

     The maximum payable under the other indemnities - not related to tax attributes -is limited to $262 million. There are certain other specific indemnities (including certain environmental indemnities and matters unrelated to the industrial freight railway business) for which there are not limits on the amounts payable thereunder.

     At March 31, 2004, the book value of the net assets of these operations held for sale was $755 million and annual net income was $86 million.

     COLUMBIA BASIN TRUST

      On January 16, 2004, the provincial government announced a regulation to bring the COLUMBIA BASIN TRUST AMENDMENT ACT, 2003 into force. The government's stated objective is to increase efficiency and deliver ongoing savings, provide representation from Columbia Basin residents and continue the mandate of the Columbia Basin Trust to invest its share of the power project and other in come to further the economic, social and environmental well-being of Columbia Basin residents. The development and management of power projects, currently done through joint ventures between the Trust and Columbia Power Corporation, will be consolidated under a single corporation that will be a subsidiary of the Trust. The Trust will hold 100% of the subsidiary's shares and will appoint a majority of the board of directors. The man date of the power subsidiary and the continued 50/50 sharing of power in come will be set out in agreements between the province and the Trust to implement the power restructuring.

      On May 3, 2004, the Arrow Lakes Generating Station (a joint venture of the Columbia Basin Trust and Columbia Power Corporation) incurred damage to a portion of the intake channel resulting in the temporary suspension of power generation. The cause of the damage is currently under investigation and the appropriate steps have been taken to prevent further damage and to carry out necessary repairs. The financial impact of this can not be determined at this time. Recourse under insurance policies and warranties under the Design-Build Contract are currently under investigation.

66                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

35. RESTRUCTURING EXIT EXPENSE

     Reported restructuring exit expenses of $122 million (2003: $169 million) do not include an additional recovery ($16) million (2003: expenses of $78 million) for restructuring exit expenses of government organizations that were consolidated using the modified equity basis. This consists of $8 million in expenses (2003: expenses of $37 million) for British Columbia Hydro and Power Authority, recoveries of ($25) million (2003: expenses of $26 million) for the British Columbia Liquor Distribution Branch, nil (2003: expenses of $15 million) for the Insurance Corporation of British Columbia and expenses of $1 million (2003: nil) for British Columbia Lottery Corporation.

                                                                                           In Millions
                                                                                          2004    2003
                                                                                          ----    ----
RESTRUCTURING EXIT EXPENSE BY FUNCTION                                                       $       $
Health                                                                                      10       6
Education                                                                                    1       2
Social services                                                                             22      17
Protection of per sons and property                                                         17       2
Transportation                                                                               5      14
Natural resources                                                                           25      69
Other                                                                                       13      55
General government                                                                          29       4
                                                                                           ---     ---
                                                                                           122     169
                                                                                           ===     ===

                                                                                           In Millions
                                                                                          2004    2003
                                                                                          ----    ----
RESTRUCTURING EXIT EXPENSE BY GROUP ACCOUNT CLASSIFICATION                                   $       $
Government transfers                                                                         3      16
Operating costs                                                                             38      61
Salaries and benefits                                                                       78      89
Other                                                                                        3       3
                                                                                           ---     ---
                                                                                           122     169
                                                                                           ===     ===


36.  COMPARATIVES

     Certain of the comparative figures for the previous year have been restated to conform with the current year's presentation. These restatements have had no effect on the operating result as previously reported except as specifically noted.

                          PROVINCE OF BRITISH COLUMBIA                        67
                            PUBLIC ACCOUNTS 2003/04

                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                        RECORDED ON A CONSOLIDATED BASIS

CONSOLIDATED REVENUE FUND(1)

HEALTH SECTOR

     Canadian Blood Services(2)
     Forensic Psychiatric Services Commission

EDUCATION SECTOR

     Industry Training and Apprenticeship Commission(3)
     Industry Training Authority(4)
     Private Post-Secondary Education Commission

NATURAL RESOURCES AND ECONOMIC DEVELOPMENT SECTOR

     552513 British Columbia Ltd(5)
     BC Immigrant Investment Fund Ltd
     B.C. Pavilion Corporation
     British Columbia Enterprise Corporation
     British Columbia Trade Development Corporation(3)
     Columbia Basin Trust
     Creston Valley Wildlife Management Authority Trust Fund
     Discovery Enterprises Inc
     Forestry Innovation Investment Ltd(4)
     Innovation and Science Council of British Columbia(6)
     Land and Water British Columbia Inc
     Oil and Gas Commission
     Partnerships British Columbia Inc
     Tourism British Columbia
     Vancouver Convention Centre Expansion Project(4)
     Vancouver Trade and Convention Centre Authority

TRANSPORTATION SECTOR

     BC Transportation Financing Authority
     British Columbia Ferry Corporation(7)
     British Columbia Transit
     Rapid Transit Project 2000 Ltd
     Victoria Line Ltd(3)

PROTECTION OF PERSONS AND PROPERTY

     British Columbia Securities Commission
     Organized Crime Agency of British Columbia Society

SOCIAL SERVICES SECTOR

     B.C. Community Financial Services Corporation
     Interim Authority for Community Living British Columbia
     Legal Services Society

68                        PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2003/04

                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
               FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                   RECORDED ON A CONSOLIDATED BASIS--CONTINUED

OTHER SECTOR

     B.C. Festival of the Arts Society(3)
     B.C. Games Society
     British Columbia Arts Council
     British Columbia Assessment Authority
     British Columbia Buildings Corporation
     British Columbia Heritage Trust(3)
     British Columbia Housing Management Commission
     First Peoples' Heritage, Language and Culture Council
     Homeowner Protection Office
     Pacific National Exhibition(7)
     Provincial Rental Housing Corporation
     Royal BC Museum(4)

                 SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                            (GOVERNMENT ENTERPRISES)
                       RECORDED ON A MODIFIED EQUITY BASIS

     BCIF Management Ltd
     British Columbia Hydro and Power Authority
     British Columbia Liquor Distribution Branch
     British Columbia Lottery Corporation
     British Columbia Railway Company
     Columbia Power Corporation
     Insurance Corporation of British Columbia
     Provincial Capital Commission

     (1) The Consolidated Revenue Fund has been allocated to the appropriate sector on the Statement of Financial Position by Sector (page 69) and Operations by Sector (page 71).
     (2) This organization reflects a government partnership amongst Canadian provinces and is proportionally consolidated based upon the province's share (14.67%) of the total provincial contributions to the partnership.
     (3) These organizations were wound up during the fiscal year.
     (4) These organizations began operations during the fiscal year.
     (5) 552513 British Columbia Ltd was involved in the acquisition and disposal of Skeena Cellulose Inc.
     (6) This organization changed its name during the current year. It was formerly known as Science Council of British Columbia.
     (7) During the year, the government transferred control of these organizations to outside the government reporting entity.

                        PROVINCE OF BRITISH COLUMBIA                          69
                           PUBLIC ACCOUNTS 2003/04



                          SUMMARY FINANCIAL STATEMENTS
                    STATEMENT OF FINANCIAL POSITION BY SECTOR
                              AS AT MARCH 31, 2004


                                                                                           In Millions
                                                                                                          General
                                                    Social     Debt          Transpor-   NR and           Govern-    Adjust-
                                 Health Education  Services Servicing  PPP(1) tation      ED(2)   Other(3) ment(4)   ments(5)  Total
                                  ----- --------- --------- ---------  ------ --------   -------  -------- -------   --------  -----
FINANCIAL ASSETS                    $        $         $        $        $        $         $         $        $         $         $
Cash and temporary investments     15        1        11      238                14       157        (6)                         430
Accounts receivable ...........   104       27        77      380      136       31       725        24    1,083       (45)    2,542
Inventories for resale ........                                          7       10       192        20        9                 238
Due from the Province of
  British Columbia ............                                                  37                                    (37)
Due from other governments ....    19       36         7                13       17       22        29       201                 344
Due from self-supported Crown
  corporations and agencies ...                                                           93                  71                 164
Equity in self-supported Crown
  corporations and agencies ...                        5               618      422    1,934        16                  (6)    2,989
Loans, advances and mortgages
  receivable ..................     3      303         1                 5      428       85        59       164               1,048
Other investments .............    27                          23                76      268        59                           453
Loans for purchase of assets,
  recoverable from agencies ...                            10,839                                                   (3,237)    7,602
                                  ----- --------- --------- ---------  ------ --------   -------  -------- -------   --------  -----
                                  168      367       101   11,480      779    1,035     3,476       201    1,528    (3,325)   15,810
                                  ----- --------- --------- ---------  ------ --------   -------  -------- -------   --------  -----

70                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04




                          SUMMARY FINANCIAL STATEMENTS
                    STATEMENT OF FINANCIAL POSITION BY SECTOR
                              AS AT MARCH 31, 2004

                                                                               In Millions

                                                                                                          General
                                                   Social    Debt            Transpor-   NR and            Govern-    Adjust-
                               Health  Education  Services Servicing   PPP(1)  tation      ED(2)  Other(3) ment(4)   ments(5)  Total
                               ------  ---------  -------- ---------   ------ --------   -------  -------- -------   --------  -----
LIABILITIES                        $         $        $         $         $        $         $        $         $        $     $
Accounts payable and
  accrued liabilities .......    527        87      139       805       230      225       659      301      640       (70)   3,543
Due to other governments ....     30                  6                  47        3         7        2    1,014              1,109
Due to Crown corporations,
  agencies and funds ........                                                                1       78       44                123
Due to the Province of
  British Columbia...........
Deferred revenue ............    109        10                144       226      131       173      111      391        (3)   1,292
Unfunded pension
  liabilities ...............                                                                                  3                  3
Taxpayer-supported debt .....      5         5             29,245         4    2,851        60      508        1    (3,248)  29,431
Self-supported debt .........                               7,507                                                             7,507
                               ------  ---------  -------- ---------   ------ --------   -------  -------- -------   --------  -----
                                 671        97      150    37,701       507    3,210       900    1,000    2,093    (3,321)  43,008
                               ------  ---------  -------- ---------   ------ --------   -------  -------- -------   --------  -----
Net liabilities .............   (503)      270      (49)  (26,221)      272   (2,175)    2,576     (799)    (565)       (4) (27,198)
                               ------  ---------  -------- ---------   ------ --------   -------  -------- -------   --------  -----
NON-FINANCIAL ASSETS
Tangible capital assets .....     83        13       30                  65    8,438       676    1,037      140             10,482
Prepaid capital advances ....  1,670     5,466                                                                                7,136
Prepaid program costs .......     15                  1                   4       22        18       13        9                 82
Other assets ................                                 105        21       15         3                                  144
                               ------  ---------  -------- ---------   ------ --------   -------  -------- -------   --------  -----
                               1,768     5,479       31       105        90    8,475       697    1,050      149         0   17,844
                               ------  ---------  -------- ---------   ------ --------   -------  -------- -------   --------  -----
ACCUMULATED SURPLUS (DEFICIT)  1,265     5,749      (18)  (26,116)      362    6,300     3,273      251     (416)       (4)  (9,354)
                               ======  =========  ======== =========   ====== ========   =======  ======== =======   ========  =====

----------

(1)  Protection of persons and property.
(2)  Natural Resources and Economic Development.
(3) Includes housing, recreation and culture and other activities which cannot be allocated to the specific sectors.
(4) Includes the Legislature,tax collection and administration,CHST and equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.
(5) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

                        PROVINCE OF BRITISH COLUMBIA                          71
                           PUBLIC ACCOUNTS 2003/04


                          SUMMARY FINANCIAL STATEMENTS
                       STATEMENT OF OPERATIONS BY SECTOR
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004


                                                                               In Millions

                                                                                                             General
                                                      Social    Debt            Transpor-   NR and           Govern-  Adjust-
                                   Health Education  Services  Servicing  PPP(1) tation      ED(2)  Other(3)  ment(4) ments(5) Total
                                   ------ ---------  --------  ---------  ------ --------   ------  -------- -------- -------- -----
REVENUE                              $        $         $         $         $       $         $        $        $        $      $
Taxation ........................                                                   446      24        62   13,276            13,808
Contributions from the
  federal government ............     45      148       57                  215      24      22       117    2,718             3,346
Natural resources ...............                                                         3,653                                3,653
Fees and licences ...............  1,539        2        6                  602      91     102        24       61             2,427
Contributions from the provincial
  government/self-supported Crown
  corporations and agencies .....                                           299      58     105       311    1,442    (334)    1,881
Miscellaneous ...................    229        9       84                  132      19     132       334       87     (49)      977
Investment earning ..............      2        4        1        703         1      28      25         7        7    (196)      582
                                   ------ ---------  --------  ---------  ------ --------   ------  -------- -------- -------- -----
Total revenue ...................  1,815      163      148        703     1,249     666   4,063       855   17,591    (579)   26,674
                                   ------ ---------  --------  ---------  ------ --------   ------  -------- -------- -------- -----

72                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04



                          SUMMARY FINANCIAL STATEMENTS
                       STATEMENT OF OPERATIONS BY SECTOR
               FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued



                                                                               In Millions

                                                                                                          General
                                                  Social     Debt            Transpor-   NR and           Govern-  Adjust-
                              Health  Education  Services  Servicing  PPP(1)  tation      ED(2)  Other(3) ment(4) ments(5)   Total
                              ------  ---------  --------  ---------  ------ ----------  ------  -------- ------- ---------  -------
EXPENSE                         $          $         $         $        $        $         $        $         $       $        $
Government transfers ......   10,013     5,993     2,234                631      144      124       530       21       (21)  19,669
Operating costs ...........      372       364       241                318      482      793       505      (60)     (338)   2,677
Salaries and benefits .....      319        36       371                542      136      473       162      331              2,370
Interest ..................                                  1,434               143        1        70                538    2,186
Other .....................      241       504        23                 59      167       84       (20)     155      (747)     466
Amortization ..............       17         2        13                 17      345       29        44       56                523
                              ------  ---------  --------  ---------  ------ ----------  ------  -------- ------- ---------  -------
Operating expense .........   10,962     6,899     2,882     1,434    1,567    1,417    1,504     1,291      503      (568)  27,891
                              ------  ---------  --------  ---------  ------ ----------  ------  -------- ------- ---------  -------
Surplus (deficit) for the
  year before unusual items   (9,147)   (6,736)   (2,734)     (731)    (318)    (751)   2,559      (436)  17,088       (11)  (1,217)
Restructuring exit expense        (7)                                    (3)               (3)      (50)     (74)       15     (122)
                              ------  ---------  --------  ---------  ------ ----------  ------  -------- ------- ---------  -------
SURPLUS (DEFICIT) FOR THE
  YEAR 2003/04 ............   (9,140)   (6,736)   (2,734)     (731)    (315)    (751)   2,562      (386)  17,162       (26)  (1,095)
                              ======  =========  ========  =========  ====== ==========  ======  ======== ======= =========  =======
SURPLUS (DEFICIT) FOR THE
  YEAR 2002/03 ............   (9,009)   (6,754)   (3,031)     (728)    (614)    (918)   2,273      (281)  15,969      (106)  (3,199)
                              ======  =========  ========  =========  ====== ==========  ======  ======== ======= =========  =======


----------
(1)  Protection of persons and property.
(2)  Natural Resources and Economic Development.
(3) Includes housing, recreation and culture and other activities which cannot be allocated to the specific sectors.
(4) Includes the Legislature, tax collection and administration, CHST and equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.
(5) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

                        PROVINCE OF BRITISH COLUMBIA                          73
                           PUBLIC ACCOUNTS 2003/04


                          SUMMARY FINANCIAL STATEMENTS
           STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                          SUMMARY OF FINANCIAL POSITION
                              AS AT MARCH 31, 2004


                                                                           In Millions

                                                                             Transpor-               Natural     2004      2003
                                           Utility(1) Insurance(2) Liquor(3) tation(4)   Finance(5) Resources(6) Total     Total
                                           ---------- ------------ --------- ---------   ---------- ------------ -----     -----
ASSETS                                           $          $          $           $          $          $          $          $
Cash and temporary investments ........         77      6,490        (10)         56         73          4      6,690      5,838
Accounts receivable ...................        329        177         49          48         44                   647        619
Inventories ...........................         87                    69          36          6                   198        242
Long-term investments .................         88         31                                                     119        396
Tangible capital assets ...............     10,088         84         24         891         55         15     11,157     11,079
Other assets ..........................        578        117          2          98          6                   801        786
                                           ---------- ------------ --------- ---------   ---------- ------------ -----     -----
                                            11,247      6,899        134       1,129        184         19     19,612     18,960
                                           ---------- ------------ --------- ---------   ---------- ------------ -----     -----
LIABILITIES
Accounts payable and accrued
  liabilities .........................      1,124      4,840        127         216        113                 6,420      6,030
Deferred revenue ......................      1,089      1,441                                            3      2,533      2,424
Due to the Province of British Columbia         93                                           71                   164        402
Long-term debt due to the Province of
  British Columbia ....................      6,900                               467                            7,367      7,270
Other long-term debt ..................        108                      7         24                              139        205
                                           ---------- ------------ --------- ---------   ---------- ------------ -----     -----
                                             9,314      6,281        134         707        184          3     16,623     16,331
                                           ---------- ------------ --------- ---------   ---------- ------------ -----     -----
EQUITY
Investment by the Consolidated
Revenue Fund ..........................        296                               258                              554        534
Unremitted earnings--end of year ......      1,637        618                    164                    16      2,435      2,095
                                           ---------- ------------ --------- ---------   ---------- ------------ -----     -----
                                             1,933        618                    422                    16      2,989      2,629
                                           ---------- ------------ --------- ---------   ---------- ------------ -----     -----
TOTAL LIABILITIES AND EQUITY ..........     11,247      6,899        134       1,129        184         19     19,612     18,960
                                           ========== ============ ========= =========   ========== ============ =====     =====



(1) Utility--British Columbia Hydro and Power Authority and Columbia Power Corporation.
(2)  Insurance--Insurance Corporation of British Columbia (ICBC).
(3)  Liquor--British Columbia Liquor Distribution Branch.
(4)  Transportation--British Columbia Railway Company.
(5)  Finance--British Columbia Lottery Corporation and BCIF Management Ltd.
(6)  Natural Resources--Provincial Capital Commission.

74                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04


                          SUMMARY FINANCIAL STATEMENTS
           STATEMENT OF SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
            SUMMARY OF RESULTS OF OPERATIONS AND STATEMENT OF EQUITY
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004

                                                                                    In Millions

                                                                                 Transpor-            Natural Re-  2004    2003
                                                Utility(1) Insurance(2) Liquor(3) tation4  Finance(5) sources(6)  Total  Total(7)
                                                ---------- ------------ --------- -------- ---------- ----------- -----  --------
                                                    $          $          $          $          $          $          $         $
Revenue ...................................     3,455      3,300      2,004        374      1,891          4     11,028    10,279
Expense ...................................     3,370      2,998      1,280        323      1,172          4      9,147     8,513
                                                ---------- ------------ --------- -------- ---------- ----------- -----  --------
Net earnings of self-supported Crown
  corporations and agencies ...............        85        302        724         51        719                 1,881     1,766
Contributions paid to the Consolidated
Revenue Fund ..............................       (95)        (3)      (724)                 (534)               (1,356)   (1,483)
Adjustments to contributions(8) ...........                                                  (185)                 (185)     (174)
                                                ---------- ------------ --------- -------- ---------- ----------- -----  --------
Increase (decrease) in unremitted earnings
  in self-supported Crown corporations
  and agencies ............................       (10)       299                    51                              340       109
Unremitted earnings--beginning of year ....     1,647        319                   113                    16      2,095     1,986
Adjustment to unremitted earnings .........
                                                ---------- ------------ --------- -------- ---------- ----------- -----  --------
Unremitted earnings--end of year ..........     1,637        618                   164                    16      2,435     2,095
Investment by the Consolidated Revenue Fund       296                              258                              554       534
                                                ---------- ------------ --------- -------- ---------- ----------- -----  --------
EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS
  AND AGENCIES FOR THE YEAR ...............     1,933        618          0        422          0         16      2,989     2,629
                                                ========== ============ ========= ======== ========== =========== =====  ========


---------
(1) Utility--British Columbia Hydro and Power Authority and Columbia Power Corporation.
(2)  Insurance--Insurance Corporation of British Columbia (ICBC).
(3)  Liquor--British Columbia Liquor Distribution Branch.
(4)  Transportation--British Columbia Railway Company.
(5)  Finance--British Columbia Lottery Corporation and BCIF Management Ltd.
(6)  Natural Resources--Provincial Capital Commission.
(7) BC Hydro has a change in accounting policy that requires electricity trade income to be netted against corresponding energy costs. It has restated the the 2002/03 amounts, decreasing revenue and increasing expenses by $1,189 million, netting to $0.
(8) This adjustment is for British Columbia Lottery Corporation transfers to charities and local governments which is shown as a recovery by the Consolidated Revenue Fund.

                        PROVINCE OF BRITISH COLUMBIA                          75
                           PUBLIC ACCOUNTS 2003/04


                          SUMMARY FINANCIAL STATEMENTS
                     STATEMENT OF TANGIBLE CAPITAL ASSETS(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004


                                                                            In Millions

                                        Land and
                                          Land                 Highway             Transpor-   Computer
                                        Improve-               Infra-                tation    Hardware/            2004     2003
                                          ments   Buildings   structure   Ferries  Equipment   Software    Other    Total    Total
                                        --------  ---------   ---------   -------  ---------   ---------   -----    -----    -----
HISTORICAL COST(2)                           $          $           $         $          $          $         $         $         $
Opening cost ..........................    841      1,750      10,121        83      2,564        724       361    16,444    16,249
Additions .............................     77         53         406                   20        105        41       702       601
Disposals and valuation adjustments ...    (12)      (115)        (19)      (14)        (5)       (33)      (59)     (257)     (406)
                                        --------  ---------   ---------   -------  ---------   ---------   -----    -----    -----
                                           906      1,688      10,508        69      2,579        796       343    16,889    16,444
                                        --------  ---------   ---------   -------  ---------   ---------   -----    -----    -----
ACCUMULATED AMORTIZATION
Opening balance .......................     71        806       3,960        68        476        467       215     6,063     5,745
Amortization expense ..................      5         51         285         2         52         89        42       526       564
Effects of disposals and valuation
  adjustments .........................     (3)       (90)                  (12)        (2)       (28)      (47)     (182)     (246)
                                        --------  ---------   ---------   -------  ---------   ---------   -----    -----    -----
                                            73        767       4,245        58        526        528       210     6,407     6,063
                                        --------  ---------   ---------   -------  ---------   ---------   -----    -----    -----
NET BOOK VALUE FOR THE YEAR ENDED
  MARCH 31, 2004 ......................    833        921       6,263        11      2,053        268       133    10,482    10,381
                                        ========  =========   =========   =======  =========   =========   =====    =====    =====
NET BOOK VALUE FOR THE YEAR ENDED
  MARCH 31, 2003 ......................    770        944       6,161        15      2,088        257       146               10,381
                                        ========  =========   =========   =======  =========   =========   =====    =====    =====


----------
(1) This statement includes assets that are held on capital leases at March 31, 2004, at a net book value totalling $32 million (2003: $45 million) comprised of: heavy equipment $0 million (2003: $4 million) and vehicles $32 million (2003: $41 million).

(2)  Historical cost includes work-in-progress at March 31, 2004, totalling
     $295 million (2003: $191 million) comprised of: buildings $39 million (2003: $21 million); land improvements $6 million (2003: $7 million); high way infrastructure $190 million (2003: $106 million); transportation equipment $1 million (2003: $3 million); computer hardware/software $58 million (2003: $50 million); and specialized equipment $1 million (2003: $4 million). Work-in-progress is not amortized.

76                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04



                          SUMMARY FINANCIAL STATEMENTS
                         STATEMENT OF GUARANTEED DEBT(1)
                              AS AT MARCH 31, 2004

     Guaranteed debt represents that debt of municipalities and other governments, private enterprises and individuals, and debt and minority interests of provincial Crown corporations and agencies, which has been explicitly guaranteed or indemnified by the government, under the authority of a statute, as to net principal or redemption provisions.


                                                                    In Millions
                                                               2004             2003
                                                            -----------     ------------
                                                                Net             Net
                                                            Outstanding     Outstanding(1)
TAXPAYER-SUPPORTED GUARANTEED DEBT                                 $             $
Municipalities and other local governments
   MUNICIPAL ACT debentures .............................          1             1
                                                            -----------     ------------
Subtotal, municipalities and other local governments ....          1             1
                                                            -----------     ------------
Government services
   HOMEOWNER PROTECTION ACT loan guarantees .............        104            98
                                                            -----------     ------------
Subtotal, government services ...........................        104            98
                                                            -----------     ------------
Health and education
   FINANCIAL ADMINISTRATION ACT student aid loans .......         41            54
                                                            -----------     ------------
Subtotal, health and education ..........................         41            54
                                                            -----------     ------------
Economic development
   SECURITIES ACT .......................................                        1
   FINANCIAL ADMINISTRATION ACT
     Business Development Bank Guaranteed Program .......          1             1
     Emergency Credit Enhancement Program ...............          3             7
     Farm Distress Operating Loan Program ...............          1             3
     Feeder Association's Loan Guarantee Program ........          5             5
     Miscellaneous guarantees each less than $1 million .                        1
   HOME MORTGAGE ASSISTANCE PROGRAM ACT mortgages .......         10            15
   HOME MORTGAGE ASSISTANCE PROGRAM ACT second
     mortgages(2) .......................................          1             1
                                                            -----------     ------------
Subtotal, economic development ..........................         21            34
                                                            -----------     ------------
Total taxpayer-supported guaranteed debt ................        167           187
                                                            -----------     ------------

                        PROVINCE OF BRITISH COLUMBIA                          77
                           PUBLIC ACCOUNTS 2003/04



                          SUMMARY FINANCIAL STATEMENTS
                         STATEMENT OF GUARANTEED DEBT(1)
                        AS AT MARCH 31, 2004--Continued




                                                                                          In Millions
                                                                                      2004           2003
                                                                                 -------------   ------------
                                                                                      Net             Net
                                                                                 Outstanding(1)  Outstanding(1)
SELF-SUPPORTED GUARANTEED DEBT                                                          $               $
Economic development
   BRITISH COLUMBIA RAILWAY FINANCE ACT capital leases(3) ...................                           2
                                                                                 -------------   ------------
Subtotal, economic development ..............................................                           2
                                                                                 -------------   ------------
Utilities
   HYDRO AND POWER AUTHORITY ACT bonds and debentures(3) ....................                          87
                                                                                 -------------   ------------
Subtotal, utilities .........................................................                          87
                                                                                 -------------   ------------
Total self-supported guaranteed debt ........................................                          89
                                                                                 -------------   ------------
Grand total, all guaranteed debt ............................................         167             276
Provision for probable payout ...............................................         (11)            (12)
                                                                                 -------------   ------------
NET TOTAL, ALL GUARANTEED DEBT(4) ...........................................         156             264
                                                                                 =============   ============

-----------

(1) Guaranteed debt includes gross principal debt less sinking fund balances, and represents the total amount of contingent liability of the government arising from relevant guarantees.

(2) The British Columbia Second Mortgage Program was sold to the Bank of Montreal in June 1989, with the condition that the province will buy back any mortgages which may become uncollectible in future years.

(3) See the financial statements of government organizations and enterprises for details of maturity dates, interest rates and redemption features of the outstanding debt of these Crown agencies and for details of derivative financial products.

(4) Debentures totalling $0.3 million (2003: $0.3 million) have been defeased and are considered extinguished for financial reporting purposes.

--------------------------------------------------------------------------------










                           SUPPLEMENTARY INFORMATION
                                  (UNAUDITED)












--------------------------------------------------------------------------------

                             [BRITISH COLUMBIA LOGO]

                        PROVINCE OF BRITISH COLUMBIA                          81
                           PUBLIC ACCOUNTS 2003/04



             ADJUSTED NET INCOME OF CROWN CORPORATIONS AND AGENCIES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                                   (Unaudited)




                                                                                        In Millions

                                                                                                  Policy       Equity      Adjusted
                                                              Revenue     Expense   Net Income  Adjustments  Adjustments  Net Income
                                                              --------    --------  ----------  -----------  -----------  ----------
TAXPAYER-SUPPORTED (GOVERNMENT ORGANIZATIONS)                     $           $            $            $          $            $
552513 British Columbia Ltd ...........................                                                 2                       2
B.C. Community Financial Services Corporation .........           1          (2)          (1)                      1
B.C. Games Society ....................................           2          (2)
B.C. Pavilion Corporation .............................          35         (35)                       (6)                     (6)
BC Transportation Financing Authority .................         604        (479)         125         (182)                    (57)
British Columbia Assessment Authority(1) ..............          65         (63)           2                                    2
British Columbia Buildings Corporation ................         517        (470)          47           (4)       (18)          25
British Columbia Housing Management Commission ........         279        (279)                        8                       8
British Columbia Securities Commission ................          23         (28)          (5)                                  (5)
British Columbia Transit ..............................         138        (138)                       (3)                     (3)
British Columbia Ferry Corporation ....................                                                          (503)       (503)
Canadian Blood Services ...............................         119        (118)           1            3                       4
Columbia Basin Trust ..................................          25         (28)          (3)                                  (3)
Creston Valley Wildlife Management Authority Trust Fund           1          (1)
Discovery Enterprises Inc .............................                      (1)          (1)                                  (1)
First Peoples' Heritage, Language and Culture Council .           1          (1)
Forensic Psychiatric Services Commission ..............          55         (54)           1           (1)
Forestry Innovations Investment Ltd ...................          27         (27)                        4                       4
Homeowner Protection Office ...........................          24         (20)           4                                    4
Industry Training and Apprenticeship Commission(3) ....          54         (54)
Industry Training Authority ...........................          21         (19)           2                                    2
Innovation and Science Council of British Columbia ....           5          (4)           1                                    1
Interim Authority for Community Living British Columbia           4          (3)           1                                    1

82                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04


             ADJUSTED NET INCOME OF CROWN CORPORATIONS AND AGENCIES
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued
                                   (Unaudited)


                                                                                    In Millions

                                                                                                  Policy       Equity      Adjusted
                                                         Revenue      Expense      Net Income   Adjustments  Adjustments  Net Income
                                                         -------      -------      ----------   -----------  -----------  ----------
TAXPAYER-SUPPORTED (GOVERNMENT ORGANIZA-                     $            $             $             $             $             $
TIONS)--Continued
Land and Water British Columbia Inc ...............         51          (45)            6             1                           7
Legal Services Society ............................         71          (69)            2                                         2
Oil and Gas Commission ............................         21          (21)
Organized Crime Agency of British Columbia Society          18          (18)
Pacific National Exhibition(2) ....................         38          (33)            5                          (5)
Partnerships British Columbia Inc .................         20          (12)            8             1                           9
Private Post-Secondary Education Commission .......          1           (1)
Provincial Rental Housing Corporation .............         19          (12)            7            (2)                          5
Rapid Transit Project 2000 Ltd ....................         29          (29)
Royal BC Museum ...................................         21          (20)            1             2                           3
Tourism British Columbia ..........................         33          (37)           (4)                                       (4)
Vancouver Convention Center Expansion Project .....          1                          1            67                          68
                                                         -------      -------      ----------   -----------  -----------  ----------
NET IMPACT OF TAXPAYER-SUPPORTED CROWN CORPORATIONS
AND AGENCIES ......................................      2,323       (2,123)          200          (110)         (525)         (435)
                                                         =======      =======      ==========   ===========  ===========  ==========
SELF-SUPPORTED (GOVERNMENT ENTERPRISES)
British Columbia Hydro and Power Authority ........      3,459       (3,361)           98           (21)          (93)          (16)
British Columbia Liquor Distribution Branch .......      2,004       (1,280)          724                        (724)
British Columbia Lottery Corporation ..............      1,891       (1,164)          727            (8)         (719)
British Columbia Railway Company(1) ...............         92          (72)           20            31                          51
Columbia Power Corporation ........................         31          (23)            8                          (2)            6
Insurance Corporation of British Columbia(1) ......        846         (764)           82           220            (3)          299
Provincial Capital Commission .....................          3           (3)
                                                         -------      -------      ----------   -----------  -----------  ----------
NET IMPACT OF SELF-SUPPORTED CROWN CORPORATIONS
AND AGENCIES ......................................      8,326       (6,667)        1,659           222        (1,541)          340
                                                         =======      =======      ==========   ===========  ===========  ==========


-----------
     (1) The revenues and expenses reported for the British Columbia Assessment Authority, British Columbia Railway Company and Insurance Corporation of British Columbia are as at December 31, 2003.
     (2) This organization was transferred to the City of Vancouver during the fiscal year 2003/04.
     (3)  These organizations were wound up during the fiscal year 2003/04.

                        PROVINCE OF BRITISH COLUMBIA                          83
                           PUBLIC ACCOUNTS 2003/04



                             IMPACT OF SUCH(1) SECTOR
       ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF FINANCIAL POSITION
                              AS AT MARCH 31, 2004
                                  (Unaudited)

                                                                         In Millions

                                                    Health
                                                 Authorities   Regional     Universities,
                                   Summary         and         Hospital     Colleges and    School     Adjust-
                                  Statements(2) Societies(3,4) Districts(5) Institutes(3) Districts(3) ments(6) Total  Net Effect
                                  ------------- -------------- ------------ ------------- ------------ -------- -----  ----------
FINANCIAL ASSETS                         $           $             $           $           $             $          $          $
Cash and temporary investments ..      430         851                       738         528                    2,547      2,117
Accounts receivable .............    2,542         119                       160          36          (37)      2,820        278
Inventories for resale ..........      238                                    28           1                      267         29
Due from the Province of
  British Columbia ..............                  174                        17           1         (192)
Due from other governments ......      344          29                        21           7                      401         57
Due from self-supported Crown
  corporations and agencies .....      164                                                                        164
Equity in self-supported Crown
  corporations and agencies .....    2,989                                                                      2,989
Loans, advances and mortgages
  receivable ....................    1,048                                     4                                1,052          4
Other investments ...............      453          94                     1,217          24                    1,788      1,335
Loans for purchase of assets,
  recoverable from agencies .....    7,602                                                            (90)     7,512         (90)
                                  ------------- -------------- ------------ ------------- ------------ -------- -----  ----------
                                    15,810       1,267             0       2,185         597         (319)    19,540       3,730
                                  ------------- -------------- ------------ ------------- ------------ -------- -----  ----------

84                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04


                             IMPACT OF SUCH(1) SECTOR
       ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF FINANCIAL POSITION
                         AS AT MARCH 31, 2004--Continued
                                  (Unaudited)

                                                                           In Millions

                                            Health
                                          Authorities     Regional    Universities,
                              Summary         and         Hospital    Colleges and   School      Adjust-
                            Statements(2) Societies(3,4) Districts(5) Institutes(3) Districts(3) ments(6)      Total     Net Effect
                            ------------- -------------- ------------ ------------- ------------ --------      -----     ----------
LIABILITIES                        $           $            $            $             $              $             $           $
Accounts payable and
  accrued liabilities ....      3,543       1,396                       442           340           (199)        5,522        1,979
Due to other governments .      1,109           4                        16             9                        1,138           29
Due to Crown corporations,
  agencies and funds .....        123          14                                                    (14)          123
Due to the Province of
  British Columbia .......                      3                         9             3            (15)
Deferred revenue .........      1,292       2,351                     2,015         4,160         (7,135)        2,683        1,391
Unfunded pension
  liabilities ............          3                                                                                3
Taxpayer-supported debt ..     29,431         134                       426           25             (92)       29,924          493
Self-supported debt ......      7,507                                                                            7,507
                            ------------- -------------- ------------ ------------- ------------ --------      -----     ----------
                               43,008       3,902            0        2,908         4,537         (7,455)       46,900        3,892
                            ------------- -------------- ------------ ------------- ------------ --------      -----     ----------
Net liabilities ..........    (27,198)     (2,635)           0         (723)       (3,940)         7,136       (27,360)        (162)
                            ------------- -------------- ------------ ------------- ------------ --------      -----     ----------

NON-FINANCIAL ASSETS
Tangible capital assets ..     10,482       3,087                     3,396         5,288                       22,253       11,771
Prepaid capital advances .      7,136                                                             (7,136)                    (7,136)
Prepaid program costs ....         82         104                        13             7                          206          124
Other assets .............        144           1                        12             1                          158           14
                            ------------- -------------- ------------ ------------- ------------ --------      -----     ----------
                               17,844       3,192            0        3,421         5,296         (7,136)       22,617        4,773
                            ------------- -------------- ------------ ------------- ------------ --------      -----     ----------
ACCUMULATED SURPLUS
  (DEFICIT) ..............     (9,354)        557            0        2,698         1,356              0        (4,743)       4,611
                            ============= ============== ============ ============= ============ ========      =====     ==========



----------
     (1) School districts, Universities, Colleges and institutes, and Health care authorities.
     (2) See Summary Financial Statements, Statement of Financial Position, on page 31.
     (3) The province does not necessarily hold title to the assets of these organizations.
     (4) Included are assets of Denominational Health care facilities. These organizations have a special relationship with government that provides them with significant autonomy. While their assets are consolidated, they are owned, managed and operated by the Denominational Health Board.
     (5) For fiscal 2002/03, legislative changes have resulted in the Regional Hospital Districts being excluded from this schedule, which depicts the Summary Financial Statements as if the SUCH sector had been included.
     (6) Represents adjustments to eliminate transactions that occurred within the SUCH sector, and between the SUCH sector and other consolidated entities included in the Summary Financial Statements.

                        PROVINCE OF BRITISH COLUMBIA                          85
                           PUBLIC ACCOUNTS 2003/04




                             IMPACT OF SUCH(1) SECTOR
          ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                                  (Unaudited)


                                                                      In Millions

                                                 Health
                                               Authorities  Regional     Universities,
                                    Summary       and       Hospital     Colleges and   School     Adjust-
                                  Statements(2) Societies   Districts(3) Institutes    Districts   ments(4)      Total   Net Effect
                                  ------------- ----------  ------------ ------------- ---------   --------      -----   -----------
REVENUE                                  $            $           $             $            $            $           $          $
Taxation ........................   13,808                                                                        13,808
Contributions from the federal
  government ....................    3,346           22                       182           69                     3,619         273
Natural resources ...............    3,653                                                                         3,653
Fees and licences ...............    2,427          224                       781          110           (2)       3,540       1,113
Contributions from the provincial
  government/self-supported Crown
  corporations and agencies .....    1,881        7,162                     1,730        4,219      (13,111)      1,881
Miscellaneous ...................      977          271                       640           87         (189)      1,786          809
Investment earnings .............      582           39                        58           21          (13)        687          105
                                  ------------- ----------  ------------ ------------- ---------   --------      -----   -----------
Total revenue ...................   26,674        7,718           0         3,391        4,506      (13,315)     28,974        2,300
                                  ------------- ----------  ------------ ------------- ---------   --------      -----   -----------

86                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04



                             IMPACT OF SUCH(1) SECTOR
          ON THE SUMMARY FINANCIAL STATEMENTS STATEMENT OF OPERATIONS
              FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued
                                  (Unaudited)



                                                                                In Millions
                                               Health
                                             Authorities   Regional   Universities,
                                 Summary         and       Hospital   Colleges and     School
                               Statements(2)  Societies   Districts(3) Institutes    Districts   Adjustments(4)   Total   Net Effect
                               -------------  ----------  -----------  ------------  ----------  --------------   -----   ---------
EXPENSE                                $            $            $            $            $            $            $            $
Health .......................    10,945        7,698                                              (7,321)      11,322          377
Education ....................     6,899                                  3,170        4,370       (5,924)       8,515        1,616
Social services ..............     2,871                                                              (26)       2,845          (26)
Interest .....................     1,451            9                        29            1          (14)       1,476           25
Protection of persons and
  property ...................     1,565                                                              (15)       1,550          (15)
Transportation ...............     1,267                                                                         1,267
Natural resources and economic
  development ................     1,496                                                              (10)       1,486          (10)
Other ........................       906                                                               (3)         903           (3)
General government ...........       491                                                               (2)         489           (2)
                               -------------  ----------  -----------  ------------  ----------  --------------   -----   ---------
Total operating expense ......    27,891        7,707            0        3,199        4,371      (13,315)      29,853        1,962
                               -------------  ----------  -----------  ------------  ----------  --------------   -----   ---------
Surplus (deficit) for the year
  before unusual items ......    (1,217)          11            0          192          135            0         (879)         338
Restructuring exit expense ...      (122)          (1)                                                            (123)          (1)
                               -------------  ----------  -----------  ------------  ----------  --------------   -----   ---------
SURPLUS (DEFICIT) FOR THE YEAR
  ENDED MARCH 31, 2004 .......    (1,339)          10            0          192          135            0       (1,002)         337
                               =============  ==========  ===========  ============  ==========  ==============   =====   =========
SURPLUS (DEFICIT) FOR THE YEAR
  ENDED MARCH 31, 2003 .......    (3,199)         152         (340)         233          150            0       (3,004)         195
                               =============  ==========  ===========  ============  ==========  ==============   =====   =========

----------
     (1) School districts, Universities, Colleges and institutes, and Health care authorities.
     (2)  See Summary Financial Statements, Statement of Operations, on page 32.
     (3) For fiscal 2002/03, legislative changes have resulted in the Regional Hospital Districts being excluded from this schedule, which depicts the Summary Financial Statements as if the SUCH sector had been included in the government reporting entity. The March 31, 2003 balance reflects the write-off of Regional Hospital Districts net assets.
     (4) Represents adjustments to eliminate transactions that occurred within the SUCH sector, and between the SUCH sector and other consolidated entities included in the Summary Financial Statements.

                        PROVINCE OF BRITISH COLUMBIA                          87
                           PUBLIC ACCOUNTS 2003/04



              SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                   STATEMENT OF FINANCIAL POSITION BY SECTOR
                              AS AT MARCH 31, 2004
                                  (Unaudited)

                                                                                                  In Millions

                                          Expanded                                                        General
                                 Expanded   Edu-     Social      Debt           Transpor-  NR and         Govern-   Adjust-
                                 Health(2) cation(3) Services  Servicing  PPP(4)  tation    ED(5) Other(6) ment(7)  ments(8)   Total
                                 --------- --------- --------  ---------   ----  --------  ------ -------- -------  ---------  -----
FINANCIAL ASSETS                     $         $        $          $        $       $         $        $       $        $          $
Cash and temporary investments     866     1,267       11        238               14       157       (6)                      2,547
Accounts receivable ...........    209       211       77        380      136      31       725       24   1,083      (56)     2,820
Inventories for resale ........               29                            7      10       192       20       9                 267
Due from the Province of
  British Columbia ............      2                                             37                                 (39)
Due from other governments ....     48        64        7                  13      17        22       29     201                 401
Due from self-supported Crown
  corporations and agencies ...                                                              93               71                 164
Equity in self-supported Crown
  corporations and agencies ...                         5                 618     422     1,934       16               (6)     2,989
Loans, advances and mortgages
  receivable ..................      3       307        1                   5     428        85       59      164              1,052
Other investments .............    121     1,241                  23               76       268       59                       1,788
Loans for purchase of assets,
  recoverable from agencies ...                               10,839                                               (3,327)     7,512
                                 --------- --------- --------  ---------   ----  --------  ------ -------- -------  ---------  -----
                                 1,249     3,119      101     11,480      779   1,035     3,476      201   1,528   (3,428)    19,540
                                 --------- --------- --------  ---------   ----  --------  ------ -------- -------  ---------  -----

88                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04



              SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                   STATEMENT OF FINANCIAL POSITION BY SECTOR
                        AS AT MARCH 31, 2004--Continued
                                  (Unaudited)



                                                                                 In Millions

                                          Expanded                                                        General
                               Expanded    Edu-    Social      Debt          Transpor-   NR and           Govern-    Adjust-
                               Health(2) cation(3) Services Servicing  PPP(4)  tation     ED(5)  Other(6)  ment(7)   ments(8) Total
                               --------- --------- -------- ---------  ----  ----------  ------  -------- --------   -------- ------
LIABILITIES                         $        $         $         $       $         $        $        $        $         $         $
Accounts payable and
  accrued liabilities .......   1,750      850       139       805     230       225      659      301      640       (77)    5,522
Due to other governments ....      34       25         6                47         3        7        2    1,014               1,138
Due to Crown corporations,
  agencies and funds ........       5                                                       1        78      44        (5)      123
Due to the Province of
  British Columbia ..........
Deferred revenue ............     791      741                 144     226       131      173       111     391       (25)    2,683
Unfunded pension liabilities                                                                                  3                   3
Taxpayer-supported debt .....     138      451         5    29,245       4     2,851       60      508        1    (3,339)   29,924
Self-supported debt .........                                7,507                                                            7,507
                               --------- --------- -------- ---------  ----  ----------  ------  -------- --------   -------- ------
                                2,718    2,067       150    37,701     507     3,210      900    1,000    2,093    (3,446)   46,900
                               --------- --------- -------- ---------  ----  ----------  ------  -------- --------   -------- ------
Net liabilities .............  (1,469)   1,052       (49)  (26,221)    272    (2,175)   2,576     (799)    (565)       18   (27,360)
                               --------- --------- -------- ---------  ----  ----------  ------  -------- --------   -------- ------
NON-FINANCIAL ASSETS
Tangible capital assets .....   3,170    8,697        30                65     8,438      676    1,037      140              22,253
Prepaid capital advances ....               22                                                                         (22)
Prepaid program costs .......     119       20         1                 4        22       18       13        9                 206
Other as sets ...............       1       13                 105      21        15        3                                    158
                               --------- --------- -------- ---------  ----  ----------  ------  -------- --------   -------- ------
                                3,290    8,752        31       105      90     8,475      697    1,050      149       (22)   22,617
                               --------- --------- -------- ---------  ----  ----------  ------  -------- --------   -------- ------
ACCUMULATED SURPLUS (DEFICIT)   1,821    9,804       (18)  (26,116)    362     6,300    3,273      251     (416)       (4)   (4,743)
                               ========= ========= ======== =========  ====  ==========  ======  ======== ========   ======== ======



----------
     (1) School districts, Universities, Colleges and institutes, and Health authorities.
     (2) Comprised of Health Sector (per Summary Financial Statements) and Health authorities.
     (3) Comprised of Education Sector (per Summary Financial Statements), Universities, Colleges and institutes, and School districts.
     (4)  Protection of Persons and Property.
     (5)  Natural Resources and Economic Development.
     (6) Includes housing, recreation and culture and other activities that cannot be allocated to the specific sectors.
     (7) Includes the legislature, tax collection and administration, CHST and equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.
     (8) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

                        PROVINCE OF BRITISH COLUMBIA                          89
                           PUBLIC ACCOUNTS 2003/04



              SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH(1) SECTOR
                       STATEMENT OF OPERATIONS BY SECTOR
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                                  (Unaudited)



                                                                            In Millions

                                       Expanded                                                            General
                             Expanded    Edu-    Social     Debt               Transpor-   NR and           Govern-  Adjust-
                             Health(2) cation(3) Services Servicing    PPP(4)    tation     ED(5) Other(6)   ment(7) ments(8)  Total
                             --------- --------- -------- ---------    ----    ---------   ------ --------  -------- --------  -----
REVENUE                           $         $         $         $         $         $         $       $          $        $        $
Taxation ................                                                         446        24      62     13,276            13,808
Contributions from the
  federal government ....        67       399        57                 215        24        22     117      2,718             3,619
Natural resources .......                                                                 3,653                                3,653
Fees and licences .......     1,763       893         6                 602        91       102      24         61       (2)   3,540
Contributions from the
  provincial government/
  self-supported Crown
  corporations and
  agencies ..............        21       107                           299        58       105     311      1,442     (462)   1,881
Miscellaneous ...........       449       713        84                 132        19       132     334         87     (164)   1,786
Investment earnings .....        41        83         1       703         1        28        25       7          7     (209)     687
                             --------- --------- -------- ---------    ----    ---------   ------ --------  -------- --------  -----
Total revenue ...........     2,341     2,195       148       703     1,249       666     4,063     855     17,591     (837)  28,974
                             --------- --------- -------- ---------    ----    ---------   ------ --------  -------- --------  -----

90                      PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04



               SUMMARY FINANCIAL STATEMENTS INCLUDING SUCH1 SECTOR
                        STATEMENT OF OPERATIONS BY SECTOR
               FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued
                                   (Unaudited)

                                                                          In Millions

                                     Expanded                                                             General
                          Expanded     Edu-    Social      Debt             Transpor-  NR and             Govern-  Adjust-
                          Health(2)  cation(3) Services  Servicing   PPP(4)  tation     ED(5)    Other(6)  ment(7) ments(8)    Total
                          ---------  --------- --------  ---------   ----   ---------  -------   --------  ------- ---------   -----
EXPENSE                         $         $         $         $        $        $         $         $         $         $         $
Government transfers .....  3,999       553     2,234                631      144       124       530        21      (151)    8,085
Operating costs ..........  2,081     1,234       241                318      482       793       505       (60)     (343)    5,251
Salaries and benefits ....  4,700     5,736       371                542      136       473       162       331              12,451
Interest .................      9        29               1,434               143         1        70                (210)    1,476
Other ....................    356       615        23                 59      167        84       (20)      155      (122)    1,317
Amortization .............    332       437        13                 17      345        29        44        56               1,273
                          ---------  --------- --------  ---------   ----   ---------  -------   --------  ------- ---------   -----
Operating expense ........ 11,477     8,604     2,882     1,434    1,567    1,417     1,504     1,291       503      (826)   29,853
                          ---------  --------- --------  ---------   ----   ---------  -------   --------  ------- ---------   -----
Surplus (deficit) for the
  year before unusual
  items .................. (9,136)   (6,409)   (2,734)     (731)    (318)    (751)    2,559      (436)   17,088       (11)     (879)
Restructuring exit expense     (8)                                    (3)                (3)      (50)      (74)       15      (123)
                          ---------  --------- --------  ---------   ----   ---------  -------   --------  ------- ---------   -----
SURPLUS (DEFICIT) FOR THE
  YEAR 2003/04 ........... (9,144)   (6,409)   (2,734)     (731)    (321)    (751)    2,556      (486)   17,014         4    (1,002)
                          =========  ========= ========  =========   ====   =========  =======   ========  ======= =========   =====
SURPLUS (DEFICIT) FOR THE
  YEAR 2002/03 ........... (9,197)   (6,371)   (3,031)     (728)    (614)    (918)    2,273      (281)   15,969      (106)   (3,004)
                          =========  ========= ========  =========   ====   =========  =======   ========  ======= =========   =====


----------
     (1) School districts, Universities, Colleges and institutes, and Health authorities.
     (2) Comprised of Health Sector (per Summary Financial Statements) and Health authorities.
     (3) Comprised of Education Sector (per Summary Financial Statements), Universities, Colleges and institutes, and School districts.
     (4)  Protection of Persons and Property.
     (5)  Natural Resources and Economic Development.
     (6) Includes housing, recreation and culture and other activities that cannot be allocated to the specific sectors.
     (7) Includes the legislature, tax collection and administration, CHST and equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.
     (8) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

-------------------------------------------------------------------------------
                          CONSOLIDATED REVENUE FUND
                                  EXTRACTS
                                 (UNAUDITED)
-------------------------------------------------------------------------------

                           [BRITISH COLUMBIA LOGO]

                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS
                                  2003/04

                          CONSOLIDATED REVENUE FUND
                              OPERATING RESULT
                  FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                                (Unaudited)

                                                                                    In Millions
                                                                                 2004                 2003
                                                                        ---------------------        ------
                                                                       Estimated(1)    Actual        Actual
                                                                            $            $              $
REVENUE
Taxation                                                                  12,755        13,219        11,846
Contributions from the federal government                                  3,625         2,987         3,276
Natural resource                                                           3,367         3,616         3,255
Other                                                                      2,294         2,332         2,209
Contributions from Crown corporations and agencies                         1,205         1,371         1,517
                                                                          ------        ------        ------
                                                                          23,246        23,525        22,103
                                                                          ------        ------        ------
EXPENSE
Health(2)                                                                 10,408        10,607        10,377
Education(2)                                                               6,906         6,813         6,817
Social services                                                            2,785         2,807         3,096
Interest(2,3)                                                                926           738           711
Protection of persons and property                                         1,087         1,168         1,104
Transportation(2)                                                            833           819           750
Natural resources and economic development                                 1,023         1,345         1,357
Other                                                                        631           523           402
General government                                                           304           328           377
                                                                          ------        ------        ------
                                                                          24,903        25,148        24,991
                                                                          ------        ------        ------
Surplus (deficit) before unusual items                                    (1,657)       (1,623)       (2,888)
Liquidation dividends                                                                   510
Restructuring exit expense                                                  (131)         (131)         (188)
                                                                          ------        ------        ------
SURPLUS (DEFICIT) FOR THE YEAR                                            (1,788)       (1,244)       (3,076)
                                                                          ------        ------        ------
                                                                          ------        ------        ------


---------

      (1) The estimated amount consists of the original Estimates presented to the Legislative Assembly February 17, 2003. It does not contain any appropriations granted in subsequent Supplementary Estimates.

      (2) For 2003/04, interest expense of $526 million (2003: $453 million) is included in education expense, $181 million (2003: $151 million) is included in health expense and $158 million (2003: $139 million) is included in transportation expense.

      (3) Interest expense does not include the following: interest of $686 million (2003: $748 million) on cost of borrowing for relending to government bodies; interest of $11 million (2003: $41 million) on cost of unallocated borrowing under the Warehouse Program; interest of $6 million (2003: $5 million) on borrowings under the Provincial Treasury Revenue Program; and, interest of $0 million (2003: $6 million) on cost of financial agreements entered into, on behalf of government bodies. These amounts are not included because the interest expense and recovery are offsetting.

94

                        PROVINCE OF BRITISH COLUMBIA
                          PUBLIC ACCOUNTS 2003/04

                          CONSOLIDATED REVENUE FUND
                      SCHEDULE OF NET REVENUE BY SOURCE
                   FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                                (Unaudited)

                                                                                    In Millions
                                                                                 2004                 2003
                                                                        ---------------------        ------
                                                                        Estimated      Actual        Actual
                                                                            $            $              $
TAXATION REVENUE(1)
Personal income                                                            4,725         4,878         4,154
Corporation income                                                           755           776           613
Social service                                                             3,962         3,966         3,770
Property                                                                   1,490         1,491         1,457
Fuel                                                                         451           461           393
Other                                                                      1,428         1,684         1,532
Commissions on collection of public funds                                    (31)          (29)          (32)
Valuation adjustments                                                        (25)           (8)          (41)
                                                                          ------        ------        ------
Total taxation revenue                                                    12,755        13,219        11,846
                                                                          ------        ------        ------
CONTRIBUTIONS FROM THE FEDERAL GOVERNMENT
Canada health and social transfer                                          2,763         3,044         2,606
Federal Equalization Program                                                 675          (330)          543
Other contributions                                                          187           273           127
                                                                          ------        ------        ------
Total contributions from the federal government                            3,625         2,987         3,276
                                                                          ------        ------        ------
NATURAL RESOURCE REVENUE
Petroleum, natural gas and minerals                                        1,750         2,086         1,567
Forests                                                                    1,102         1,007         1,323
Water and other                                                              528           524           371
Commissions on collection of public funds                                     (2)           (1)           (1)
Valuation adjustments                                                        (11)                         (5)
                                                                          ------        ------        ------
Total natural resource revenue                                             3,367         3,616         3,255
                                                                          ------        ------        ------
OTHER REVENUE
Medical Services Plan premiums                                             1,412         1,415         1,358
Motor vehicle licences and permits                                           354           366           355
Other fees and licences                                                      351           374           339
Investment earnings                                                           67            63            18
Miscellaneous                                                                242           277           245
Commissions on collection of public funds                                    (14)          (18)          (13)
Valuation adjustments                                                       (118)         (145)          (93)
                                                                          ------        ------        ------
Total other revenue                                                        2,294         2,332         2,209
                                                                          ------        ------        ------


                     PROVINCE OF BRITISH COLUMBIA
                       PUBLIC ACCOUNTS 2003/04

                       CONSOLIDATED REVENUE FUND
                    SCHEDULE OF NET REVENUE BY SOURCE
             FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued
                              (Unaudited)


                                                                                    In Millions
                                                                                 2004                 2003
                                                                        ---------------------        ------
                                                                        Estimated      Actual        Actual
                                                                            $            $              $
CONTRIBUTIONS FROM GOVERNMENT ENTERPRISES

Taxpayer-supported Crown corporations and agencies
   British Columbia Buildings Corporation                                     15            18            14
   Other                                                                                                  20
                                                                          ------        ------        ------
Total contributions from taxpayer-supported Crown corporations and
   agencies                                                                   15            18            34
                                                                          ------        ------        ------
Self-supported Crown corporations and agencies
   British Columbia Hydro and Power Authority                                  0            93           338
   British Columbia Liquor Distribution Branch                               655           724           654
   British Columbia Lottery Corporation                                      533           534           489
   Other                                                                       2             2             2
                                                                          ------        ------        ------
Total contributions from self-supported Crown corporations and agencies    1,190         1,353         1,483
                                                                          ------        ------        ------
Total contributions from government enterprises                            1,205         1,371         1,517
                                                                          ------        ------        ------
NET CONSOLIDATED REVENUE FUND REVENUE                                     23,246        23,525        22,103
                                                                          ------        ------        ------
                                                                          ------        ------        ------
LIQUIDATION DIVIDENDS                                                                      510
                                                                                        ------
                                                                                        ------
REVENUE COLLECTED FOR AND TRANSFERRED TO CROWN
  CORPORATIONS, AGENCIES AND OTHER ENTITIES(2)
BC Transportation Financing Authority                                       (418)         (416)         (222)
Greater Vancouver Transportation Authority (TransLink)                      (260)         (258)         (250)
Rural area property taxes                                                   (190)         (183)         (174)
Other Crown corporations, agencies and entities                              (54)          (55)         (144)
                                                                          ------        ------        ------
TOTAL                                                                       (922)         (912)         (790)
                                                                          ------        ------        ------
                                                                          ------        ------        ------


---------

      (1) Personal income tax and corporation income tax revenues are recorded after adjustment for tax credits. These tax credits reduced personal income tax by $110 million (2003: $101 million) and corporation income tax by $199 million (2003: $146 million). The types of adjustments to personal income tax and corporation income tax revenues are for foreign taxes, logging taxes, venture capital, political contributions, low income rent reductions, low income tax rebates and royalty tax rebates.

      Personal income tax revenue is also reduced by $53 million (2003: $63 million) which represents that portion of the BC Family Bonus program costs recorded against revenue.

      Additional personal income tax and corporation income tax refunds are issued under the INTERNATIONAL FINANCIAL BUSINESS (TAX REFUND) ACT. Personal income tax refunds were $0.3 million (2003: $0.4 million) and corporation income tax refunds less recoveries were $2.6 million (2003: $(0.5)million).

      Property revenue is net of home owner grants of $511 million (2003:
$511 million).

      (2) The revenue collected for and transferred to Crown corporations, agencies and other entities has not been included in their revenue sources.

96

                      PROVINCE OF BRITISH COLUMBIA
                        PUBLIC ACCOUNTS 2003/04

                        CONSOLIDATED REVENUE FUND
       SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES
                FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                              (Unaudited)



                                                                                         In Thousands
                                                                                      Other                Total
                                                                  Estimated      Authorizations       Authorizations        Actual
                                                                 ----------      --------------       --------------    ----------
                                                                      $                 $                    $                $
SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS
Legislation                                                          42,955                                   42,955        41,151
Officers of the Legislature                                          22,709                 569               23,278        22,660
Office of the Premier                                                52,270                                   52,270        49,602
Advanced Education                                                1,899,007                                1,899,007     1,897,252
Agriculture, Food and Fisheries                                      49,153              30,035               79,188        79,166
Attorney General                                                    505,845              19,871              525,716       519,809
Children and Family Development                                   1,451,472                                1,451,472     1,430,191
Community, Aboriginal and Women's Services                          665,551              85,147              750,698       750,611
Education                                                         4,859,939                                4,859,939     4,786,636
Energy and Mines                                                     56,631              20,299               76,930        76,930
Finance                                                              54,870                 558               55,428        53,562
Forests                                                             564,899             277,737              842,636       839,089
Health Planning                                                      24,154             (24,154)
Health Services                                                  10,185,347             343,554           10,528,901    10,452,878
Human Resources                                                   1,417,493                                1,417,493     1,394,037
Management Services                                                  46,679              14,479               61,158        61,158
Provincial Revenue                                                   49,642                 (25)              49,617        48,781
Public Safety and Solicitor General                                 506,684              92,737              599,421       598,850
Skills Development and Labour                                        25,637                                   25,637        19,925
Small Business and Economic Development                             114,706               1,481              116,187       114,687
Sustainable Resource Management                                      92,297                                   92,297        91,384
Transportation                                                      834,366                                  834,366       819,523
Water, Land and Air Protection                                      130,057                 489              130,546       129,250
Management of Public Funds and Debt                                 926,000                                  926,000       738,430
Contingencies (All Ministries) and New Programs(1)                  170,000            (107,258)              62,742
Government Restructuring (All Ministries)                           190,000                                  190,000       167,843
BC Family Bonus                                                      85,000                                   85,000        80,259
Citizens' Assembly                                                    1,500                 852                2,352         2,352
Commissions on Collection of Public Funds and Allowances
   for Doubtful Revenue Accounts                                          1                                        1
Environmental Assessment Office                                       2,897                                    2,897         2,853
Environmental Appeal Board and Forest Appeals Commission              1,895                                    1,895         1,183
Forest Practices Board                                                4,344                                    4,344         4,226
Build BC Special Account                                                                 58,822               58,822        58,822
Transfer from the Build BC Special Account to the General
   Account                                                                             (58,822)             (58,822)      (58,822)
Insurance and Risk Management Special Account                                             4,083                4,083         4,083
                                                                 ----------          ----------           ----------    ----------
TOTAL EXPENSE INCLUDING RESTRUCTURING EXIT EXPENSE               25,034,000             760,454           25,794,454    25,278,361
Restructuring exit expense(2)                                      (130,728)                                (130,728)     (130,728)
                                                                 ----------          ----------           ----------    ----------
TOTAL EXPENSE                                                    24,903,272             760,454           25,663,726    25,147,633
                                                                 ----------          ----------           ----------    ----------
                                                                 ----------          ----------           ----------    ----------


                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                          CONSOLIDATED REVENUE FUND
       SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES
             FOR THE FISCAL YEAR ENDED MARCH 31, 2004--Continued
                                 (Unaudited)


                                                                                          In Thousands
                                                                                       Other                Total
                                                                  Estimated      Authorizations       Authorizations        Actual
                                                                 ----------      --------------       --------------    ----------
                                                                      $                 $                    $                $
SUMMARY OF APPROPRIATIONS

Voted expense                                                    24,680,861             810,771           25,491,632    24,981,442
Statutory
   Various Acts                                                                          19,523               19,523        19,523
   Special Accounts                                                 438,074             677,547            1,115,621     1,085,481
   Inter-account transfers                                          (84,935)           (747,387)            (832,322)     (808,085)
                                                                 ----------          ----------           ----------    ----------
TOTAL EXPENSE BY APPROPRIATION INCLUDING RESTRUCTURING
     EXIT EXPENSE--2003/04                                       25,034,000             760,454           25,794,454    25,278,361
Restructuring exit expense(2)                                      (130,728)                                (130,728)     (130,728)
                                                                 ----------          ----------           ----------    ----------
TOTAL EXPENSE BY APPROPRIATION--2003/04                          24,903,272             760,454           25,663,726    25,147,633
                                                                 ----------          ----------           ----------    ----------
                                                                 ----------          ----------           ----------    ----------
TOTAL EXPENSE BY APPROPRIATION--2002/03                          25,367,730             306,302           25,674,032    24,991,223
                                                                 ----------          ----------           ----------    ----------
                                                                 ----------          ----------           ----------    ----------


---------

      (1) Budget for Contingencies has been reallocated to ministries with approved access.

      (2) SEE Note 1--Significant Accounting Policies for information.

98

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                          CONSOLIDATED REVENUE FUND
               SCHEDULE OF FINANCING TRANSACTION DISBURSEMENTS
                  FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                                 (Unaudited)


                                                                                             In Thousands
                                                                                     Other                               Actual
                                                                  Estimated      Authorizations        Total         Disbursements
                                                                 ----------      --------------    --------------    -------------
                                                                      $                 $                $                  $
SPECIAL OFFICES, MINISTRIES AND OTHER APPROPRIATIONS
Legislation                                                             670               127             797                797
Officers of the Legislature                                           1,297                              1,297                665
Office of the Premier                                                   609                                609                428
Advanced Education                                                  423,525                           423,525            351,762
Agriculture, Food and Fisheries                                       4,990                             4,990                883
Attorney General                                                     28,079               279          28,358             15,535
Children and Family Development                                      17,150                            17,150              5,438
Community, Aboriginal and Women's Services                            3,617                             3,617              3,147
Education                                                           200,129               938         201,067            145,045
Energy and Mines                                                     68,460             3,711          72,171             72,171
Finance                                                               5,876                             5,876              3,315
Forests                                                              50,300            11,484          61,784             61,784
Health Planning                                                         600              (600)              0
Health Services                                                     218,531               600         219,131            155,210
Human Resources                                                      15,328                            15,328              5,627
Management Services                                                  58,665                            58,665             33,323
Provincial Revenue                                                  936,874             1,753         938,627            919,232
Public Safety and Solicitor General                                   7,430                             7,430              4,455
Skills Development and Labour                                         3,512                             3,512                739
Small Business and Economic Development                                 652             1,004           1,656              1,656
Sustainable Resource Management                                       9,342                             9,342              6,571
Transportation                                                       52,840           427,701         480,541            450,285
Water, Land and Air Protection                                       86,920                            86,920             49,744
Contingencies (All Ministries) and New Programs                      30,000            (2,289)         27,711
Government Restructuring (All Ministries)                            15,000                            15,000             10,810
Environmental Assessment Office                                         103                               103                 34
Environmental Appeal Board and Forest Appeals Commission                 45                                45
Forest Practices Board                                                  100                               100                 35
Insurance and Risk Management                                           670                               670                376
                                                                 ----------        ----------      ----------         ----------
TOTAL FINANCING TRANSACTION DISBURSEMENTS                         2,241,314           444,708       2,686,022          2,299,067
                                                                 ----------        ----------      ----------         ----------
                                                                 ----------        ----------      ----------         ----------
SUMMARY OF APPROPRIATIONS
Loans, investments and other requirements                           337,954           440,527         778,481            694,882
Prepaid capital advances                                            656,300                           656,300            508,138
Revenue collected for, and transferred to, other entities           922,400             3,574         925,974            911,551
Capital Expenditures
     Land and land improvements                                      84,100                            84,100             48,568
     Buildings                                                        1,050                             1,050                461
     Specialized equipment                                           15,762               480          16,242             15,078
     Office furniture and equipment                                   7,162               127           7,289              5,967
     Vehicles                                                        12,144                            12,144             10,528
     Information systems                                            150,862                           150,862             91,114
     Tenant improvements                                             18,580                            18,580             12,780
     Other                                                           35,000                            35,000
                                                                 ----------        ----------      ----------         ----------
TOTAL FINANCING TRANSACTIONS BY APPROPRIATION                     2,241,314           444,708       2,686,022          2,299,067
                                                                 ----------        ----------      ----------         ----------
                                                                 ----------        ----------      ----------         ----------


                        PROVINCE OF BRITISH COLUMBIA
                          PUBLIC ACCOUNTS 2003/04

                          CONSOLIDATED REVENUE FUND
   SCHEDULE OF INFORMATION REQUIRED UNDER SECTION 9(2)(d)(ii),(iii) AND (iv)
              OF THE BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT
                   FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                                 (Unaudited)


                                                                  In Millions
                                                    Assets,
                                                   Debts and        Debts and
                                                  Obligations      Obligations      Remissions
                                                  Written Off      Extinguished        Made
                                                  -----------      ------------     ----------
                                                       $                 $               $
MINISTRY
Advanced Education                                         1
Children and Family Development                            1
Forests                                                    3
Health Services                                           13                                 4
Human Resources                                           12
Management Services                                        7
Provincial Revenue                                        15
Public Safety and Solicitor General                        4
Small Business and Economic Development                                      6
Sustainable Resource Management                            1
                                                  -----------      ------------     ----------
TOTAL 2003/04                                             57                 6               4
                                                  -----------      ------------     ----------
TOTAL 2002/03                                            180                 8               1
                                                  -----------      ------------     ----------


     This statement includes amounts authorized by sections 17, 18, and 19 of the FINANCIAL ADMINISTRATION ACT. Amounts authorized for write-off, forgiveness or remission by other statutes are not shown separately in these financial statements.

-------------------------------------------------------------------------------
                               PROVINCIAL DEBT
                                   SUMMARY
-------------------------------------------------------------------------------

                           [BRITISH COLUMBIA LOGO]

                        PROVINCE OF BRITISH COLUMBIA
                          PUBLIC ACCOUNTS 2003/04

                         OVERVIEW OF PROVINCIAL DEBT
                                 (Unaudited)

     The provincial government and its Crown corporations and agencies incur debt to finance operations and capital projects. Borrowing for operations is required when revenues fall short of expenditures and to meet other cash requirements such as loans and investments. Borrowing for capital projects finances the building of schools, hospitals, roads, public transit and other social and economic capital assets. As these investments provide essential services over several years, the government, like the private sector, borrows to fund these projects and amortizes the cost over the asset's useful life.

     Provincial debt is reported using two basic classifications: (1) taxpayer-supported debt and (2) self-supported debt.

     TAXPAYER-SUPPORTED DEBT--includes government direct debt, which is incurred for government operating and capital purposes, and the debt of those Crown corporations and agencies that require an operating or debt service subsidy from the provincial government or that are fully consolidated in the Summary Financial Statements. Examples include debt of the British Columbia Buildings Corporation and the BC Transportation Financing Authority.

     SELF-SUPPORTED DEBT--includes the debt of commercial Crown corporations and agencies as well as the Warehouse Program. Commercial Crown corporations and agencies generate sufficient revenues to cover interest costs and repay principal and may pay dividends to the province. The British Columbia Hydro and Power Authority and the British Columbia Railway Company are examples of commercial Crown corporations. The Warehouse Program is used to take advantage of borrowing opportunities in advance of requirements. Eventually, this debt is allocated to the province, Crown corporations or agencies. In the interim, these funds are invested at market rates.

     The following provincial debt summary provides additional detailed information and related key indicators and benchmarks to allow a more informed assessment of the debt totals. A reconciliation is also provided to explain the differences between the Summary of Provincial Debt and the Summary Financial Statements.

     The total provincial debt as at March 31, 2004 was $37,337 million which consists of $36,938 million in the Summary Financial Statements, with $232 million in additional debt of self-supported Crown corporations and agencies and $167 million in additional taxpayer-supported debt.

104

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                               PROVINCIAL DEBT
                            AS AT MARCH 31, 2004
                                 (Unaudited)

     The accumulated provincial debt of $37,337 million has been incurred for various purposes as shown in Chart 1 below. Over the years, borrowing activity has contributed to economic development in the province and has provided resources to deliver health, education and social programs, and transportation infrastructure.

     At March 31, 2004, taxpayer-supported debt totalled $29,598 million--including debt incurred for government operating purposes ($15,754 million), educational facilities ($6,072 million), health facilities ($2,084 million), transportation infrastructure ($4,880 million) and other debt ($808 million). Other debt is comprised mainly of British Columbia Buildings Corporation, debt relating to social housing, and loans to universities and colleges.

     At March 31, 2004, self-supported debt relating to commercial Crown corporations and agencies totalled $7,739 million. Commercial debt includes the debt of British Columbia Hydro and Power Authority, British Columbia Railway Company and debt relating to Columbia River power projects.

Chart 1
In Millions/Percent of Total

[Pie Chart
Taxpayer-supported: $29,598 million (79%)
Self-supported: $7,739 million (21%)

Commercial & other self-supported    $ 7,379    21%
Highways, Ferries and Transit        $ 4,880    13%
Health Facilities                    $ 2,084     6%
Government Direct(1) Operating       $15,754    42%
Education                            $ 6,072    16%
Other                                $   808     2%

              TOTAL: $37,337 MILLION]


      (1) Operating debt includes a portion of highway infrastructure debt incurred prior to 1994/95, ferry infrastructure debt transferred in 1999/00 and amounts required to finance operating deficits.

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                         CHANGE IN PROVINCIAL DEBT(1)
                                 (Unaudited)



     Provincial debt increased by $798 million in 2003/04; this included increases in taxpayer-supported debt of $511 million and in self-supported debt of $287 million (see Chart 2 below).

     Taxpayer-supported Debt--The 2003/04 increase of $511 million was due to an increase ($277 million) in government operating debt to finance the operating deficit partially offset by higher cash balances at the start of the year, cash flows for health accord funding and other working capital sources. The increase also included new capital financing (partially offset by changes in sinking fund balances) totalling $453 million, used to fund various provincial infrastructures in the education ($279 million), health ($80 million), and transportation ($94 million) sectors. Other debt decreased by $219 million mainly due to reductions in debt of the British Columbia Buildings Corporation.

     Self-supported Debt--The 2003/04 increase of $287 million consists of a $256 million increase in British Columbia Hydro and Power Authority's debt and a $97 million increase in debt relating to Columbia River power projects, offset by reductions in other self-supported debt ($66 million) primarily relating to British Columbia Railway Company and Columbia Power Corporation.


                                  [Graphic]

----------------

      (1) Includes gross new borrowings plus changes in sinking fund balances, less debt maturities.

106

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

       RECONCILIATION OF SUMMARY FINANCIAL STATEMENTS (SURPLUS) DEFICIT
             TO CHANGE IN TAXPAYER-SUPPORTED DEBT AND TOTAL DEBT
                   FOR THE FISCAL YEAR ENDED MARCH 31, 2004
                                 (Unaudited)


                                                                                                          In Millions
                                                                                                        2004       2003(1)
                                                                                                       -------    -------
                                                                                                          $          $
(Surplus) deficit for the year                                                                           1,339      3,199
                                                                                                       -------    -------
Taxpayer-supported debt decreased by:
   Non-cash expenses included in (surplus) deficit                                                      (1,182)    (1,380)
   Accounts receivable, accounts payable and other working capital net decreases                        (1,191)      (995)
                                                                                                       -------    -------
                                                                                                        (2,373)    (2,375)
                                                                                                       -------    -------
Taxpayer-supported debt increased by:
   Self-supported Crown corporation and agency earnings in excess of contributions to the CRF              340        109
   Prepaid capital advances                                                                                496        490
   Tangible capital asset net acquisitions                                                                  73        392
   Net increases in loans, advances and investments                                                        636         79
                                                                                                       -------    -------
                                                                                                         1,545      1,070
Net increase (decrease) in taxpayer-supported debt                                                         511      1,894
Taxpayer-supported debt--beginning of year                                                              29,087     27,193
                                                                                                       -------    -------
Taxpayer-supported debt--end of year                                                                    29,598     29,087
Self-supported debt(2)                                                                                   7,739      7,452
                                                                                                       -------    -------
TOTAL DEBT(3)                                                                                           37,337     36,539
                                                                                                       -------    -------
                                                                                                       -------    -------



    RECONCILIATION OF TOTAL DEBT TO THE SUMMARY FINANCIAL STATEMENTS DEBT
                             AS AT MARCH 31, 2004
                                 (Unaudited)


                                                                                                          In Millions
                                                                                                        2004       2003(1)
                                                                                                       -------    -------
                                                                                                          $          $
Total debt                                                                                              37,337     36,539
Debt included as part of equity in self-supported Crown corporations and agencies                         (232)      (226)
Contingent liabilities for debt of individuals and organizations that have been guaranteed by the
   province                                                                                               (167)      (189)
                                                                                                       -------    -------
SUMMARY FINANCIAL STATEMENTS DEBT                                                                       36,938     36,124
                                                                                                       -------    -------
                                                                                                       -------    -------
Comprised of
   Taxpayer-supported debt                                                                              29,431     28,899
   Self-supported debt                                                                                   7,507      7,225
                                                                                                       -------    -------
                                                                                                        36,938     36,124
                                                                                                       -------    -------
                                                                                                       -------    -------


---------------

      (1) Restated. SEE Note 26.

      (2) SEE Summary of Provincial Debt, page 113.

      (3) Total debt includes debt of self-supported Crown corporations and agencies, and debt of individuals and organizations guaranteed by the province.

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                          CHANGE IN PROVINCIAL DEBT
                             COMPARISON TO BUDGET
                                 (Unaudited)


     The increase in provincial debt was $3,629 million less than originally budgeted (per the Budget and Fiscal Plan presented in February 2003, adjusted to reflect the restated Public Accounts balance at March 31, 2003). Chart 3 below shows the difference between the actual change in provincial debt and the budgeted change by major category. The increase in taxpayer-supported debt was $2,448 million less than budget and the increase in self-supported debt was $681 million lower than budget. In addition, the $500 million forecast allowance included in the budget was not required.

     TAXPAYER-SUPPORTED DEBT--The increase was $2,448 million lower than budget due to reduced borrowing for government operating purposes ($2,028 million) due to improved operating results, higher than forecast cash balances at the start of the year, updated cash flow information for health accord funding, and reduced financing transaction requirements; lower than forecast capital spending and changes in sinking fund balances ($326 million) on education, health and transit infrastructure and lower than expected debt of the British Columbia Buildings Corporation and other agencies ($94 million).

     SELF-SUPPORTED DEBT--The increase was $681 million lower than budget as a result of reduced debt for British Columbia Power and Hydro Authority ($649 million) due to improved operating results and lower working capital requirements, and lower debt of other self-supported Crown corporations and agencies ($32 million).


                                  [Graphic]

108

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

            INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT
                  AS A PERCENTAGE OF GROSS DOMESTIC PRODUCT
                                 (Unaudited)

     Chart 4 below shows the ratio of each province's taxpayer-supported debt as a percentage of their Gross Domestic Product (GDP). The ratio of a province's taxpayer-supported debt relative to its GDP highlights the ability of a province to service its debt load. This rating is often used by investors and credit rating agencies when assessing a province's investment quality. British Columbia's taxpayer-supported debt ratio is one of the lowest in Canada and this translates into a strong credit rating and relatively low debt servicing costs. According to Moody's Investors Services Inc., British Columbia has the second lowest taxpayer-supported debt to GDP ratio of all provinces, based on May 2004 estimates.

Chart 4
Percent of GDP, at March 31, 2004
                                  [Graphic]

Source: Moody's Investors Services Inc., based on May 2004 Estimates

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04


            INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT
                                 PER CAPITA
                                 (Unaudited)


     Chart 5 shows the inter-provincial taxpayer-supported debt per capita, which is the amount of taxpayer-supported debt owing for each resident in a province. According to the Moody's Investors Service, British Columbia has the second lowest taxpayer-supported debt per capita of all provinces, based on May 2004 estimates.

Chart 5

$ Per capita, at March 31, 2004

                                  [Graphic]

     Source: Moody's Investors Service Inc., based on May 2004 Estimates.

More comprehensive information on the debt of the province and its Crown corporations and agencies is provided on the Debt Management Branch web-site. This more detailed information can assist readers in assessing the province's debt position. The web-site is available on the Internet at: http//www.fin.gov.bc.ca/PT/dmb/index/shtml.

[Graphic]
                        Report of the Auditor General
                             of British Columbia

                                    ON THE
                         SUMMARY OF PROVINCIAL DEBT,
                    KEY INDICATORS OF PROVINCIAL DEBT, AND
                       SUMMARY OF PERFORMANCE MEASURES

TO THE LEGISLATIVE ASSEMBLY
  OF THE PROVINCE OF BRITISH COLUMBIA

PREAMBLE

Each year since 1995 the Auditor General has provided a special report to the Legislative Assembly on the accuracy of debt-related statements prepared by the Government. For the 2003/04 fiscal year these statements are the Summary of Provincial Debt, Key Indicators of Provincial Debt, and Summary of Performance Measures. Through these statements the Government reports on its debt management by presenting five years of information on provincial debt and debt indicators, and compares its actual results of Performance Measures to its benchmark measures for the fiscal year ended March 31, 2004.

Consistent with prior years, in preparing these statements, and in the 2003/04 budget, the government reporting entity has been that which is defined by the Canadian Institute of Chartered Accountants but excludes schools, universities, colleges and institutes, and health care organizations (SUCH sector). Accordingly, in these statements the provincial debt, whether directly borrowed or guaranteed by the Government, does not include amounts borrowed from private lenders by SUCH sector organizations. For the 2003/04 fiscal year, the outstanding balance of these excluded borrowings amounted to $493 million ($368 million for 2002/03).

The preparation of the three statements named above is the responsibility of the Government. My responsibility is to express an opinion on the accuracy of such information based on the above definition of the reporting entity and provincial debt.

                                                                       . . . 2

REPORT OF THE AUDITOR GENERAL
OF BRITISH COLUMBIA ON THE
SUMMARY OF PROVINCIAL DEBT,
KEY INDICATORS OF PROVINCIAL DEBT, AND
SUMMARY OF PERFORMANCE MEASURES


SCOPE

I examined financial and other information included in the statements titled Summary of Provincial Debt for the five years ended March 31, 2004, Key Indicators of Provincial Debt for the five years ended March 31, 2004, and Summary of Performance Measures for the year ended March 31, 2004 in accordance with procedures I considered necessary in the circumstances. These procedures include the verification of financial information extracted from financial statements audited by me or by other auditors whose work I have reviewed on a test basis. These procedures also include confirming or assessing the reasonableness of the non-financial and statistical data used by the Government for the Province's credit rating, population and gross domestic product; however, I did not perform an audit of such data.

OPINION

As a result of applying these procedures, I am of the opinion that the information included in the statements titled Summary of Provincial Debt for the five years ended March 31, 2004, Key Indicators of Provincial Debt for the five years ended March 31, 2004, and Summary of Performance Measures for the year ended March 31, 2004 are, in all significant respects, consistent with the sources from which they are extracted, and are presented in a consistent manner.

DISCLAIMER

I have not been associated with the development of the Government plans to manage provincial debt, nor have I audited them. This is the responsibility of the government. My responsibility is limited to examining the information included in the statements specifically referred to in the above scope paragraph, based on the definition of the reporting entity and provincial debt as outlined in the preamble to this report.

                                                                   [SIGNATURE]

VICTORIA, BRITISH COLUMBIA                                Wayne Strelioff, FCA
MAY 14, 2004                                              Auditor General

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                         SUMMARY OF PROVINCIAL DEBT(1)
                               AS AT MARCH 31


                                                                                          In Millions
                                                                     2004         2003         2002         2001         2000
                                                                     ----         -----        ----         ----         ----
                                                                       $            $            $            $            $
TAXPAYER-SUPPORTED DEBT

Provincial government direct operating(2)                             15,754       15,477       13,805       12,045       13,735
                                                                   ---------    ---------    ---------    ---------    ---------
Education(3)
   Schools                                                             4,384        4,294        4,092        3,880        3,609
   Post-secondary educational institutions                             1,688        1,499        1,425        1,383        1,369
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                       6,072        5,793        5,517        5,263        4,978
                                                                   ---------    ---------    ---------    ---------    ---------
Health facilities(3)                                                   2,084        2,004        1,920        1,780        1,451
                                                                   ---------    ---------    ---------    ---------    ---------
Highways, ferries and public transit
   BC Transportation Financing Authority                               2,764        2,661        2,514        2,197        1,843
   British Columbia Ferry Corporation(2)                                                            19           21           24
   British Columbia Transit                                               83           87           79           75           79
   Public transit(3)                                                     914          930          936          948          952
   SkyTrain extension(3)                                               1,119        1,105        1,044          836          488
   Rapid Transit Project 2000 Ltd.                                                      3           47          114          101
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                       4,880        4,786        4,639        4,191        3,487
                                                                   ---------    ---------    ---------    ---------    ---------
Other
   British Columbia Buildings Corporation                                317          456          596          610          615
   552513 British Columbia Ltd. (Skeena Cellulose Inc.)(4)                                                      337
   Social housing(5)                                                     156          161          299          265          205
   Homeowner Protection Office                                           129          123          113           71           34
   Universities and colleges                                              90          105          114          124          130
   577315 British Columbia Ltd. (Western Star Trucks
     Holdings Ltd.)                                                                                                           62
   580440 British Columbia Ltd. (Vancouver Trade and
     Convention Centre)(2)                                                                                                     3
   Other(6)                                                              116          182          190          244          357
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                         808        1,027        1,312        1,651        1,406
                                                                   ---------    ---------    ---------    ---------    ---------
Total taxpayer-supported debt                                         29,598       29,087       27,193       24,930       25,057
                                                                   ---------    ---------    ---------    ---------    ---------


114

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                         SUMMARY OF PROVINCIAL DEBT(1)
                          AS AT MARCH 31--Continued


                                                                                           In Millions
                                                                     2004         2003         2002         2001         2000
                                                                     ----         -----        ----         ----         ----
                                                                       $            $            $            $            $
SELF-SUPPORTED DEBT
Commercial Crown corporations and agencies
   British Columbia Hydro and Power Authority                          7,040        6,784        6,670        6,649        6,880
   British Columbia Railway Company                                      477          494          614          603          655
   552513 British Columbia Ltd. (Skeena Cellulose Inc.)(4)                                                                   280
   Columbia River power projects(7)                                      215          118          120           93           94
   Columbia Power Corporation                                                          47           64           20
   British Columbia Liquor Distribution Branch                             7            9           13            2            3
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                       7,739        7,452        7,481        7,367        7,912
                                                                   ---------    ---------    ---------    ---------    ---------
Warehouse Program                                                                                1,067        1,312        1,320
                                                                   ---------    ---------    ---------    ---------    ---------
Total self-supported debt                                              7,739        7,452        8,548        8,679        9,232
                                                                   ---------    ---------    ---------    ---------    ---------
TOTAL PROVINCIAL DEBT                                                 37,337       36,539       35,741       33,609       34,289
                                                                   ---------    ---------    ---------    ---------    ---------
                                                                   ---------    ---------    ---------    ---------    ---------


------------------

      (1) Debt is after deductions of sinking funds, unamortized discounts, unrealized foreign exchange gains/(losses), and, excludes accrued interest. Government direct and fiscal agency debt accrued interest is reported in the government's accounts as an accounts payable. Figures for earlier years have been restated to conform with the presentation used for 2004 and to reflect changes in underlying data.

      (2) Effective March 31, 2000, the provincial government assumed responsibility for the fiscal agency loans of the British Columbia Ferry Corporation ($1,080 million) and 580440 British Columbia Ltd. (Vancouver Trade and Convention Centre--$70 million).

      (3) Represents government direct debt incurred for capital financing of education and health facilities and public transit infrastructure.

      (4) Based on the outlook for world pulp prices and their potential impact on 552513 British Columbia Ltd. (Skeena Cellulose Inc.), the debt was reclassified as being taxpayer-supported in 2000/01. In fiscal 2001/02, the company's debt was assumed by the provincial government ($260 million) and by the minority shareholder ($94 million), as Skeena Cellulose Inc. was sold to the private sector.

      (5) Includes debt of the British Columbia Housing Management Commission and the Provincial Rental Housing Corporation.

      (6) Includes debt of Land and Water British Columbia Inc., the Pacific National Exhibition, other taxpayer-supported Crown corporations and agencies and the fiscal agency loans to local governments. Also includes student loan guarantees, loan guarantees to agricultural producers, guarantees under economic development and home mortgage assistance programs.

      (7) Joint ventures of Columbia Power Corporation and Columbia Basin
Trust.

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                      KEY INDICATORS OF PROVINCIAL DEBT(1)
                     FOR THE FISCAL YEARS ENDED MARCH 31


                                                    2004           2003     2002     2001     2000
                                           --------------------    ----     ----     ----     ----
                                            Budget
                                           Estimate(2)   Actual  Actual   Actual   Actual   Actual
DEBT TO REVENUE (PERCENT)
Total provincial                              112.1       104.2   108.9     94.8     82.7    101.4
Taxpayer-supported                            124.4       112.4   116.2    104.2     90.0    100.6

DEBT PER CAPITA ($)(3)
Total provincial                              9,800       9,003   8,879    8,764    8,321    8,549
Taxpayer-supported                            7,667       7,137   7,069    6,668    6,172    6,247

DEBT TO GDP (PERCENT)(4)
Total provincial                               29.4        26.2    27.0     27.1     25.6     28.4
Taxpayer-supported                             23.0        20.8    21.5     20.6     19.0     20.7

INTEREST BITE (CENTS PER DOLLAR OF REVENUE)(5)
Total provincial                                7.3         6.3     6.7      6.4      6.4      7.5
Taxpayer-supported                              7.7         6.5     6.6      6.6      6.8      7.2

INTEREST COSTS ($ MILLIONS)
Total provincial                              2,666       2,241   2,233    2,423    2,604    2,528
Taxpayer-supported                            1,982       1,707   1,662    1,724    1,871    1,785

INTEREST RATE (PERCENT)(6)
Taxpayer-supported                              6.5         5.8     5.9      6.6      7.5      7.4

BACKGROUND INFORMATION

REVENUE ($ MILLIONS)
Total provincial(7, 8)                       36,528      35,824  33,545   37,689   40,618   33,804
Taxpayer-supported(9)                        25,757      26,334  25,034   26,108   27,690   24,909


116

                         PROVINCE OF BRITISH COLUMBIA
                           PUBLIC ACCOUNTS 2003/04

                      KEY INDICATORS OF PROVINCIAL DEBT(1)
                FOR THE FISCAL YEARS ENDED MARCH 31--Continued


                                                    2004           2003     2002     2001     2000
                                           --------------------    ----     ----     ----     ----
                                            Budget
                                           Estimate(2)  Actual   Actual   Actual   Actual   Actual
TOTAL DEBT ($ MILLIONS)
Total provincial                             40,966     37,337   36,539   35,741   33,609   34,289
Taxpayer-supported(10)                       32,046     29,598   29,087   27,193   24,930   25,057

PROVINCIAL GDP ($ MILLIONS)(11)             139,540    142,418  135,552  132,050  131,086  120,921

POPULATION (THOUSANDS AT JULY 1)(12)          4,180      4,147    4,115    4,078    4,039    4,011


-----------------

      (1) Figures for prior years have been restated to conform with the presentation used for 2004 and to include the effects of changes in underlying data and statistics.

      (2) Represents the budget estimate as presented in the Budget and Fiscal Plan tabled February 18, 2003.

      (3) The ratio of debt to population (e.g. 2003/04 debt divided by population at July 1, 2003).

      (4) The ratio of debt outstanding at fiscal year end to provincial nominal gross domestic product (GDP) for the calendar year ending in the fiscal year (e.g. 2003/04 debt divided by 2003 GDP).

      (5) The ratio of interest costs (less sinking fund interest) to revenue. Figures include capitalized interest expense in order to provide a more comparable measure to outstanding debt.

      (6) Weighted average of the cost of all outstanding debt issues.

      (7) Total provincial revenue has been restated to reflect a change in accounting policy for power utilities. Electricity trade activities that are supported by derivative purchases and sales are now reported on a net basis (no bottom line impact). This resulted in a revenue decrease (and an offsetting decrease in expense) of $1.3 billion in 2002/03 and $1.1 billion in 2003/04 for BC Hydro. Amounts for previous years have not been restated as in formation is not available. This restatement effects the calculation of two indicators: total provincial debt to revenue and total provincial interest bite.

      (8) Includes revenue of the Consolidated Revenue Fund plus revenue of all Crown corporations and agencies.

      (9) Excludes revenue of commercial Crown corporations and agencies.

      (10) Excludes debt of commercial Crown corporations and agencies, and funds held under the province's Warehouse Borrowing Program.

      (11) GDP for the calendar year ending in the fiscal year (e.g. GDP for 2003 is used for the fiscal year ending March 31, 2004).

      (12) Population at July 1st within the fiscal year (e.g. population at July 1, 2003 is used for the fiscal year ending March 31, 2004).

                      SUMMARY OF PERFORMANCE MEASURES(1)
                   FOR THE FISCAL YEAR ENDED MARCH 31, 2004

                                                                    2004               2004            2003
                                                                    ----               ----            ----
                                                                        Target          Actual          Actual
Provincial credit rating(2)                                                Aa2             Aa2             Aa2
Debt to GDP ratio(2)                                           In the lowest 3      2nd lowest      2nd lowest
Debt service costs as a percentage of revenue(2)                    2nd lowest      2nd lowest      2nd lowest


      (1) Performance measures as presented in the Ministry of Finance Service Plan in February 2003.

      (2) Moody's Investor Service Inc., based on May 2004 estimates. The debt to GDP and debt service costs as a percentage of revenue performance measures represent inter-provincial comparisons.

                        PROVINCE OF BRITISH COLUMBIA                       117
                          PUBLIC ACCOUNTS 2003/04

                                (Unaudited)
DEFINITIONS

     CONSOLIDATED REVENUE FUND (CRF)--includes the taxpayer-supported activities of the General Fund and special funds of government through which the government delivers central government programs. It does not include the activities of government operated through Crown corporations or agencies.

     CONSOLIDATION--the methods used to combine the results of Crown corporations and agencies with the Consolidated Revenue Fund. The two methods used are:

     (1) full or proportional consolidation--the accounts of the Crown corporation or agency are adjusted to a basis consistent with the accounting policies of the government. The operating result and financial position of the Crown entities are combined on a "line-by-line" basis. Inter-entity accounts and transactions are eliminated upon consolidation. Proportional consolidation differs from full consolidation in that only the government's portion of operating and financial results is combined on a "line-by-line" basis.

     (2) modified equity consolidation--the original investment of the government in the Crown corporation or agency is initially recorded at cost and adjusted annually to include the net earnings/losses and other net equity changes of the entity. There is no adjustment to conform to government accounting policies. Since the government ensures the ongoing activities of self-supported Crown corporations and agencies, full account is taken of losses in these entities, even when cumulative losses exceed the original investment. Accounts and transactions between self-supported entities are not eliminated; however, profit elements included in such transactions, including certain increases in contributed surplus, are eliminated.

     DEBT--represents the par value of the debt less sinking fund balances, internally held debt, unamortized discount and premiums, and unrealized foreign exchange gains or losses.

     DEFICIT--meaning is dependent upon the statement to which it applies:

     (i) Statement of Financial Position: the accumulated deficit is the amount by which the total liabilities of the government exceed its total assets.

     (ii) Statement of Operations: the annual deficit is the amount by which the total annual expenses for the operating year exceed total annual revenues (SEE "Surplus" definition).

     ENTITLEMENT--a government transfer that the government must make if the recipient meets specified eligibility criteria. Entitlements are non-discretionary in the sense that both eligibility and the amount of the payment are prescribed in a statute or regulation.

     FINANCIAL ASSETS--assets on hand at the end of the accounting period, including cash and assets that are convertible into cash and are not intended for consumption in the normal course of activities, that could provide resources to discharge existing liabilities or finance future operations.

     GOVERNMENT BUSINESS PARTNERSHIP--a government partnership that has all the following characteristics:

     (i) is a separate legal entity with the power to contract in its own name and that can sue or be sued;

     (ii) has been delegated the financial and operational authority to carry on a business;

     (iii) sells goods and/or services to individuals and organizations outside the government reporting entity as its principal activity; and

     (iv) can, in the normal course of its operation, maintain its operations and meet its liabilities from revenue received from sources outside the government reporting entity.

     GOVERNMENT PARTNERSHIP--a contractual arrangement between the government and a party or parties outside the government reporting entity that has all the following characteristics:

     (i) the partners co-operate toward achieving significant, clearly defined common goals;

     (ii) the partners make a financial investment in the government partnership;

     (iii) the partners share control of decisions related to the financial and operating policies of the government partnership on an ongoing basis; and

     (iv) the partners share, on an equitable basis, significant risks and benefits associated with the operation.

118                     PROVINCE OF BRITISH COLUMBIA
                          PUBLIC ACCOUNTS 2003/04

                                (Unaudited)
DEFINITIONS--Continued



     GOVERNMENT TRANSFERS--transfers of money from government to an individual, organization or another government from which the government making the transfer does not:

     (i) receive any goods or services directly in return;

     (ii) expect to be repaid in the future; nor

     (iii) expect a financial return.

     GRANTS--a government transfer made at the sole discretion of the government. The government has the discretion to decide whether or not to make the grant, the conditions to be complied with, if any, the amount of the grant and to whom to provide the grant.

     NET LIABILITIES--the amount by which the total liabilities of the government exceed its total financial assets. The separate calculation of this number on the Statement of Financial Position is unique to financial statements for Canadian senior governments. Can also be referred to as "net debt"; however, as this term can be confused with the term "debt" (SEE definition), the more descriptive net liabilities terminology is used by this province. Excludes non-financial assets such as buildings and prepaid expenses from total assets on the Statement of Financial Position.

     PROVINCIAL GOVERNMENT DIRECT DEBT--combines the government direct operating debt and the debt incurred to finance education, health facilities and public transit. This combined portfolio represents the debt for which the government has direct responsibility for the associated debt service costs.

     SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES--all Crown corporations and agencies that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature and are owned or controlled by the government. In addition, they must also carry on a business that sells goods and/or services to persons outside the government reporting entity as their principal activity and maintain operations and meet liabilities from revenue received outside the government reporting entity in the normal course of operations. This also includes the government's interest in government business partnerships.

     SUMMARY ACCOUNTS--the financial position and operating result of the government reporting entity including the Consolidated Revenue Fund and Crown corporations and agencies; the amounts represented by the Summary Financial Statements of the government.

     SURPLUS--meaning is dependent upon the statement to which it applies:

     (i) Statement of Financial Position: the accumulated surplus is the amount by which the total assets of the government exceed its total liabilities.

     (ii) Statement of Operations: the annual surplus is the amount by which the total annual revenues for the operating year exceed total annual expenses (SEE "Deficit" definition).

     TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES--all Crown corporations and agencies outside the Consolidated Revenue Fund that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the Legislature and are owned or controlled by the government. In addition, they must not meet the criteria for being self-supported. This also includes the government's interest in government partnerships that are not government business partnerships.

     TRANSFERS UNDER AGREEMENTS (INCLUDING SHARED COST)--a government transfer that is a reimbursement of eligible expenditures pursuant to an agreement between the government and the recipient. The recipient usually spends the money first, and the government has some input into how the money is spent.